As filed with the Securities and Exchange Commission on June 22, 2012

Registration No. 333-178376

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

iSHARES® DOW JONES-UBS ROLL SELECT COMMODITY INDEX TRUST

SPONSORED BY iSHARES® DELAWARE TRUST SPONSOR LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6799	[ ]
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification No.)	(I.R.S. Employer Identification No.)

c/o iShares® Delaware Trust Sponsor LLC

400 Howard Street

San Francisco, CA 94105

Attn: Product Management Team

iShares® Research & Development

(415) 597-2000

(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, CA 94105

Attn: Product Management Team

iShares® Research & Development

(415) 597-2000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard F. Kadlick, Esq. Andrew M. Faulkner, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036	Deepa Damre, Esq. BlackRock Fund Advisors 400 Howard Street San Francisco, CA 94105

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(2)
Shares	20,000	$50	$1,000,000	$114.60

(1)	The proposed maximum aggregate offering price has been calculated assuming that all Shares are sold at a price of $50.00 per Share. The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above.
(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated June 22, 2012

[                ] iShares®

iShares® Dow Jones-UBS Roll Select Commodity Index Trust

The iShares® Dow Jones-UBS Roll Select Commodity Index Trust (the “Trust”) is a Delaware statutory trust that issues units of beneficial interest (the “Shares”) representing fractional undivided beneficial interests in its net assets. The Trust’s assets will consist of long positions in exchange-traded futures contracts of various terms until their respective delivery months (“Index Futures”) on the Dow Jones-UBS Roll Select Commodity Index (the “DJ-UBS Roll Select CI”), together with cash and Short-Term Securities used to collateralize its Index Future positions. It is the objective of the Trust that the performance of the Shares will correspond generally to the performance of the Dow Jones-UBS Roll Select Commodity Index Total Return (the “Index”), which represents the return on a fully collateralized investment in the DJ-UBS Roll Select CI, before payment of the Trust’s expenses and liabilities. The Index is intended to reflect the performance of a diversified group of commodities, while also seeking to minimize the effect of contango and maximize the effect of backwardation in connection with periodically switching or “rolling” into new futures contracts.

The Shares are listed on [            ] under the symbol “[            ].” BlackRock Institutional Trust Company, N.A. (“BTC”) is the Trustee of the Trust. The Trust is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission (“CFTC”) and is operated by iShares® Delaware Trust Sponsor LLC (the “Sponsor”), a commodity pool operator registered with the CFTC. BlackRock Fund Advisors (the “Advisor” or “BFA”) is an indirect subsidiary of BlackRock, Inc. that serves as the commodity trading advisor of the Trust and is registered with the CFTC. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Investing in the Shares involves significant risks. See “Risk Factors” starting on page 13.

•     The Trust has no operating history.

•     The market price for the Shares could differ from the net asset value per Share (“NAV”).

•     Past performance history of the Index is limited, and all historical results of the Index presented here are hypothetical and not necessarily indicative of its future results or the performance of the Shares. You could lose all or substantially all of your investment in the Shares.

•     The price of the Shares will fluctuate based on the value of the Index and the prices of the futures contracts and commodities underlying the Index; commodities markets have historically been volatile.

•     The return on the Shares will not correlate precisely with the performance of the Index.

•     The Trust is subject to fees and expenses that are payable regardless of profitability.

•     There may be conflicts of interest between Shareholders, on the one hand, and the Sponsor and its affiliates, the index providers and their affiliates, the Trust’s clearing futures commission merchants and any other person that represents a substantial portion of the short-side market for Index Futures, on the other hand.

•     There are income tax risks associated with the offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The Shares are not deposits or other obligations of BlackRock Institutional Trust Company, N.A. or any of its subsidiaries or affiliates or any other bank, are not guaranteed by BlackRock Institutional Trust Company, N.A. or any of its subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk.

The Trust intends to offer Shares on a continuous basis. The Trust issues and redeems Shares only in one or more blocks of [                ] Shares called Baskets. Only institutions that become Authorized Participants may purchase or redeem Baskets. Shareholders who are not Authorized Participants have no right to redeem their Shares. In order to liquidate their investment in the Shares, Shareholders who are not Authorized Participants must generally sell their Shares in the secondary market, assuming that demand for their Shares exists. The price obtained by the Shareholders for the Shares may be less than the NAV of those Shares.

The Trust will issue to [     ] (the “Initial Purchaser”), at a purchase price of $[            ] per Share, [     ] Baskets comprising [    ] Shares (the “Initial Shares”).

The Initial Purchaser will, and the Authorized Participants may, offer to the public, from time to time, Shares from any Baskets they purchase from the Trust (including the Initial Shares). Shares (including the Initial Shares) offered to the public by the Initial Purchaser or the Authorized Participants may be offered at a per-Share offering price that varies depending on, among other factors, the trading price of the Shares on [    ], the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by the Initial Purchaser or Authorized Participants to the public at different times may have different offering prices. Neither the Initial Purchaser nor any Authorized Participant will receive from the Trust, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public; however, the Sponsor may reimburse to the Initial Purchaser certain fees and expenses incurred in connection with the offering of the Initial Shares. The Initial Purchaser and any Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission- or fee-based brokerage accounts.

The date of this prospectus is [                ], 2012

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES, AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 12 AND PAGES 47 AND 48, AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 2 AND 12.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING AT PAGE 13.

CERTAIN NOTICES

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN SELLING TO THE PUBLIC SHARES PURCHASED FROM THE TRUST. SEE “PLAN OF DISTRIBUTION.”

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION.

THE REGISTRATION STATEMENT AND THE FILINGS OF THE TRUST ARE POSTED AT THE SEC’S WEBSITE AT http://www.sec.gov.

FOR RESIDENTS OF THE UNITED KINGDOM:

THE TRUST MAY CONSTITUTE A COLLECTIVE INVESTMENT SCHEME AS DEFINED IN THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”). THE TRUST IS NOT AUTHORIZED OR OTHERWISE RECOGNIZED IN THE UNITED KINGDOM AND THEREFORE WOULD BE CHARACTERIZED AS AN UNREGULATED COLLECTIVE INVESTMENT SCHEME FOR THE PURPOSES OF THE FSMA. AS SUCH, THE ISSUE AND DISTRIBUTION OF THIS PROSPECTUS IN THE UNITED KINGDOM IS RESTRICTED BY LAW. IN ADDITION, THIS PROSPECTUS HAS NOT BEEN APPROVED BY A PERSON AUTHORIZED BY THE FINANCIAL SERVICES AUTHORITY IN THE UNITED KINGDOM (AN “AUTHORIZED PERSON”) FOR THE PURPOSES OF SECTION 21(2)(B) OF THE FSMA. ACCORDINGLY, THIS PROSPECTUS CAN

ONLY BE ISSUED OR DISTRIBUTED IN THE UNITED KINGDOM: (1) BY AN AUTHORIZED PERSON (I) TO PERSONS WHO ARE INVESTMENT PROFESSIONALS HAVING PROFESSIONAL EXPERIENCE IN PARTICIPATING IN UNREGULATED SCHEMES (ONLY AS DEFINED IN ARTICLE 14(5) OF THE FSMA (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED) (THE “CIS ORDER”)) OR (II) TO PERSONS WHO ARE WITHIN ANY OF THE CATEGORIES OF PERSONS DESCRIBED IN ARTICLE 22 OF THE CIS ORDER; OR (2) IF SUCH PROMOTION IS NOT CARRIED OUT THROUGH AN AUTHORIZED PERSON, (I) TO PERSONS WHO ARE INVESTMENT PROFESSIONALS (AS DEFINED IN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), OR (II) TO PERSONS WHO ARE WITHIN ANY OF THE CATEGORIES OF PERSONS DESCRIBED IN ARTICLE 49(2)(A) TO (D) OF THE FINANCIAL PROMOTION ORDER; OR (3) TO PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED. ANY OTHER DISTRIBUTION OF THIS PROSPECTUS IN OR INTO THE UNITED KINGDOM IS UNAUTHORIZED. ANY PERSON ISSUING OR DISTRIBUTING THIS PROSPECTUS OR ANY PART OF IT MAY BE ACTING IN BREACH OF APPLICABLE LAW OR REGULATIONS AND ANY PERSONS RECEIVING THIS PROSPECTUS IN OR FROM THE UNITED KINGDOM IN CIRCUMSTANCES NOT FALLING WITHIN (1) OR (2) ABOVE MAY NOT RELY ON ITS CONTENTS. NO PART OF THIS PROSPECTUS SHOULD THEREFORE BE PUBLISHED, DISTRIBUTED OR OTHERWISE MADE AVAILABLE WITH UNRESTRICTED ACCESS IN ANY FORM IN THE UNITED KINGDOM.

FOR RESIDENTS OF GERMANY:

THE SHARES MAY BE ACQUIRED ONLY IN ACCORDANCE WITH THE GERMAN SECURITIES PROSPECTUS ACT (WERTPAPIERPROSPEKTGESETZ, THE “SECURITIES PROSPECTUS ACT”) AND THE GERMAN INVESTMENT ACT (INVESTMENTGESETZ, THE “INVESTMENT ACT”), AS THE CASE MAY BE, AND ARE NOT REGISTERED OR AUTHORIZED FOR DISTRIBUTION UNDER THE SECURITIES PROSPECTUS ACT OR THE INVESTMENT ACT. ACCORDINGLY, THE SHARES MAY NOT BE, AND ARE NOT BEING, OFFERED OR ADVERTISED PUBLICLY OR OFFERED SIMILARLY UNDER THE SECURITIES PROSPECTUS ACT OR THE INVESTMENT ACT. THEREFORE, THIS OFFER IS BEING MADE ONLY TO RECIPIENTS TO WHOM THIS PROSPECTUS IS PERSONALLY ADDRESSED AND DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT TO THE PUBLIC. ALL PROSPECTIVE INVESTORS ARE URGED TO SEEK TAX ADVICE REGARDING THE TAX TREATMENT OF THE SHARES PURSUANT TO GERMAN LAW, INCLUDING THE GERMAN INVESTMENT TAX ACT (INVESTMENTSTEUERGESETZ), AND OTHER APPLICABLE LAW BY THEIR TAX ADVISOR.

Other Information

“iShares” is a registered trademark of BlackRock Institutional Trust Company, N.A., an affiliate of the Sponsor and the Trustee of the Trust.

“Dow Jones-UBS Commodity Index,” “Dow Jones-UBS Roll Select Commodity Index,” “Dow Jones-UBS Roll Select Commodity Index Total Return” and all related index names are service marks of Dow Jones Trademark Holdings, LLC (“Dow Jones”), UBS Securities LLC (“UBS Securities”), UBS AG (“UBS AG”) or their respective affiliates, as the case may be.

You should rely only on the information contained in this prospectus. None of the Sponsor, the Trustee, the Delaware Trustee, the Trust, the Advisor or the Initial Purchaser has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the Sponsor, the Trustee, the Delaware Trustee, the Trust, the Advisor or the Initial Purchaser is making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

Certain defined terms used in this prospectus are set forth in the “Glossary” in the Statement of Additional Information attached hereto.

PROSPECTUS SUMMARY

This summary highlights some of the information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the Shares. You should carefully read this entire prospectus, including “Risk Factors” beginning on page 13, before making a decision to invest in the Shares. This prospectus is intended to be used beginning [            ], 2012.

Structure of the Trust

iShares® Dow Jones-UBS Roll Select Commodity Index Trust (the “Trust”) was formed as a Delaware statutory trust on December 7, 2011. The Trust intends continuously to offer units of beneficial interest in the Trust (the “Shares”) to the public but may suspend issuances of Shares at any time. The sponsor of the Trust, iShares® Delaware Trust Sponsor LLC (the “Sponsor”), will maintain a limited equity interest in the Trust equal to [        ] Shares in connection with its role as Tax Matters Partner of the Trust. Each Share represents a unit of fractional undivided beneficial interest in the net assets of the Trust. The Trust will invest in long positions in exchange-traded futures contracts (“Index Futures”) on the Dow Jones-UBS Roll Select Commodity Index (the “DJ-UBS Roll Select CI”). Initially, the Index Futures will have quarterly expiration dates, but subsequent Index Futures may have longer or shorter terms until their respective delivery months. In order to collateralize its Index Future positions and to reflect the U.S. Treasury component of the Index, the Trust will also hold cash and Short-Term Securities, from which it will post margin to [ ], who will be the Trust’s initial clearing futures commission merchant (such futures commission merchant, or any successor or additional futures commission merchant for the Trust, the “Clearing FCM”), in an amount equal to the margin required by the CME, the designated contract market on which the Index Futures will initially trade (such contract market, or any successor or additional contract market for Index Futures, “the Exchange”), and transfer to its Clearing FCM any additional amounts that may be separately required by the Clearing FCM. Any cash or Short-Term Securities not required to be posted as margin with the Clearing FCM will be held in the Trust’s accounts with [ ], its initial custodian (such custodian, or any successor or additional custodian for the Trust, the “Custodian”).

The term of the Trust is perpetual, unless it is earlier dissolved under the circumstances described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution.” The principal offices of the Trust are located at 400 Howard Street, San Francisco, CA 94105, and the Trust’s telephone number is (415) 670-2000.

The Trust is a commodity pool as defined in the Commodity Exchange Act (“CEA”), and the regulations of the Commodity Futures Trading Commission (“CFTC”). The Trust is operated by the Sponsor, which is a commodity pool operator registered with the CFTC and is an indirect subsidiary of BlackRock, Inc. BlackRock Institutional Trust Company, N.A. (“BTC”), an affiliate of the Sponsor, is the Trustee of the Trust. BlackRock Fund Advisors (the “Advisor” or “BFA”), an indirect subsidiary of BlackRock, Inc., serves as the commodity trading advisor of the Trust and is registered with the CFTC. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not required to register under the Investment Company Act.

The material terms of the agreements governing the Trust are discussed in greater detail under “Description of the Shares and the Trust Agreement.”

Creations and Redemptions

The Trust issues Shares only in one or more blocks of [        ] Shares (“Baskets”), in exchange for Index Futures and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) in the Basket Amount, which are required to be delivered to the Trust by Authorized Participants wishing to create Shares. The Trust redeems Shares only in Baskets consisting of Index Futures, cash and Short-Term Securities (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) in the Basket Amount to redeeming Authorized Participants. The specific assets constituting the Basket Amount will have a value equal to the NAV multiplied by the number of Shares constituting a Basket, and will be determined by the Sponsor on each Business Day in accordance with its then-applicable lot selection procedures and the terms of the Trust Agreement. Information relating to the Basket Amount, including the net asset value per Basket and the assets comprising the Basket Amount, will be published by the Trustee on each Business Day. The Trust will not redeem individual Shares.

Breakeven Point Per Unit of Initial Investment

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor during the first twelve months is [            ]% of the offering price of $[            ] per Share as of [            ], 2012 (or expressed as a dollar amount, $[            ] of the price of $[            ] per Share). Based on certain interest rate, expense and other assumptions, the estimated twelve-month breakeven point is [            ]% of the offering price of $[            ] per Share as of [            ], 2012 (or expressed as a dollar amount, $[            ] of the price of $[            ] per Share). See “Breakeven Analysis” on page 12.

The Sponsor

The Sponsor of the Trust is iShares® Delaware Trust Sponsor LLC. The sole member and manager of the Sponsor is BlackRock Asset Management International Inc., a Delaware corporation. The Sponsor’s primary business function in connection with the Trust is to direct the actions of the Trustee in the management of the Trust and to act as commodity pool operator of the Trust.

The Sponsor has been registered under the CEA as a commodity pool operator and has been a member of the National Futures Association (the “NFA”) since June 2009. The Sponsor may also act, currently or in the future, as the sponsor for certain other investment vehicles.

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on [            ]. The Sponsor is obligated under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Advisor, the Trust Administrator, the Processing Agent and (without duplication) their permitted delegates, (2) [            ] listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs, (7) license fees and (8) legal expenses relating to the Trust of up to $100,000 annually. In recognition of its paying these expenses, the Sponsor is entitled to an allocation that accrues daily at an annualized rate equal to [            ]% of the net asset value of the Trust, as calculated before deducting fees and expenses based on the value of the Trust’s assets (the “Adjusted Net Asset Value”), and is payable by the Trust monthly in arrears. That allocation to the Sponsor is referred to in this prospectus as the “Sponsor’s Fee.” For a description of how the net asset value of the Trust is calculated, see “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.”

The Sponsor will be responsible for oversight and overall management of the Trust but has delegated day-to-day administration of the Trust to the Trustee under the Trust Agreement. The Sponsor may remove the Trustee and appoint a successor Trustee, if the Trustee ceases to meet certain objective requirements or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust.

The principal office of the Sponsor is located at 400 Howard Street, San Francisco, CA 94105, and its telephone number is (415) 670-2000.

The Advisor

The Advisor is BlackRock Fund Advisors, a California corporation (“BFA”). The Advisor is the commodity trading advisor for the Trust and has discretionary authority to make all determinations with respect to the Trust’s assets, subject to specified limitations. The Advisor will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the DJ-UBS Roll Select CI or the value of the Trust’s Short-Term Securities. The Advisor has been registered as a commodity trading advisor under the CEA since April 5, 1993 and has been a member of the NFA since 1993. The Advisor may also act, currently or in the future, as the advisor for certain other investment vehicles.

The Advisor and the Trust may each terminate the Advisory Agreement at any time upon 30 days’ prior written notice. The Sponsor may terminate the Advisory Agreement in its discretion.

The Trustee

The Trustee is BlackRock Institutional Trust Company, N.A., a national banking association affiliated with the Sponsor. Subject to the Sponsor’s oversight, the Trustee is generally responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Sponsor with respect to the receipt and delivery of consideration transferred to, or by, the Trust in connection with each issuance and redemption of Baskets, and (3) calculating the net asset value of the Trust on each Business Day. The Trustee has delegated processing creation and redemption orders of Baskets to the Processing Agent, certain administrative services to BlackRock Execution Services, a wholly owned subsidiary of the Trustee, and/or BlackRock Fund Distribution Company, an affiliate of the Trustee, certain tax services to the Tax Administrator and the remainder of the day-to-day responsibilities to the Trust Administrator. The Processing Agent, the Trust Administrator and the Tax Administrator are not affiliated with the Sponsor or the Trustee. The Trustee may terminate the Processing Agent, the Trust Administrator, the Tax Administrator and the other agents identified above at any time or appoint a different agent to act on its behalf.

The Shares are not deposits or other obligations of BlackRock Institutional Trust Company, N.A. or any of its subsidiaries or affiliates or any other bank, are not guaranteed by BlackRock Institutional Trust Company, N.A. or any of its subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares is speculative and involves a high degree of risk. For a more detailed description of the role and responsibilities of the Trustee and the Trust Administrator, see “Description of the Shares and the Trust Agreement” and “The Trustee.”

The Custodian

[    ], a [    ], serves as the Trust’s Custodian. The Trust has entered into a [Custodian Agreement] with the Custodian, pursuant to which the Custodian will be responsible for the holding and safekeeping of certain of the Trust’s assets, and performing certain related administrative functions. The Custodian’s fees will be paid by the Sponsor on behalf of the Trust.

[Description of Custodian.]

The Delaware Trustee

Wilmington Trust Company, a Delaware banking corporation, serves as the Delaware Trustee of the Trust. The Delaware Trustee will not be entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

Investment Objective

The investment objective of the Trust is to seek investment results that correspond generally, but are not necessarily identical, to the performance of the Dow Jones-UBS Roll Select Commodity Index Total Return (the “Index”), which reflects the returns on a fully collateralized investment in the DJ-UBS Roll Select CI, before the payment of the expenses and liabilities of the Trust. The Trust will hold long positions in Index Futures, which are futures contracts listed on the Exchange, whose settlement at expiration is based on the value of the DJ-UBS Roll Select CI at that time. The Trust also earns interest on the assets used to collateralize its holdings of Index Futures.

The DJ-UBS Roll Select CI is calculated based on the same commodities, though not always the same futures contracts, that are included in the Dow Jones-UBS Commodity Index (the “DJ-UBS CI”), which is a liquidity- and production-weighted index of the prices of a diversified group of futures contracts on physical commodities. The DJ-UBS Roll Select CI is administered, calculated and published by UBS Securities LLC (“UBS Securities”) and CME Group Index Services LLC (“CME Indexes,” and together with UBS, the “Index Co-Sponsors”). Certain intellectual property rights relating to the DJ-UBS CI and related indices are owned by UBS AG (“UBS AG”) and Dow Jones Trademark Holdings, LLC (“Dow Jones,” and together with UBS AG and the Index Co-Sponsors, the “Index Providers”).

Both the DJ-UBS CI and the DJ-UBS Roll Select CI incorporate the economic effect of “rolling” the contracts included in the applicable index. “Rolling” a futures contract means closing out a position in an expiring futures contract and establishing an equivalent position in a new futures contract on the same commodity. Markets for futures contracts can be in “backwardation,” which means that futures contracts with distant delivery months are priced lower than those with nearer delivery months, or can exhibit “contango,” which means that futures contracts with distant delivery months are priced higher than those with nearer delivery months.

The DJ-UBS Roll Select CI differs from the DJ-UBS CI in that it does not roll into the futures contract with the nearest designated delivery month. Rather, in order to mitigate the effects of contango, the DJ-UBS Roll Select CI rolls into those eligible futures contracts with delivery months of up to 273 calendar days until expiration that exhibit the most backwardation or that exhibit the least contango.

If the Index Co-Sponsors cease to maintain the Index, the DJ-UBS CI or the DJ-UBS Roll Select CI, the Trust may seek investment results that correspond generally to the performance of a fully-collateralized investment in a successor index or any other index that, in the opinion of the Sponsor, is reasonably similar to the Index.

The Trust will be a passive investor in the Index Futures and in the cash or Short-Term Securities posted as margin and held to collateralize the Trust’s Index Future positions. At any time when Index Futures of more than one expiration date are listed on the Exchange, the Sponsor will determine, pursuant to the terms of the Trust Agreement and in accordance with its current lot selection procedures, which Index Futures of a given expiration will be transferred in connection with either the creation or redemption of Shares. Interest paid on the assets used to collateralize the Trust’s Index Future positions, after payment of expenses, will be reinvested by the Trust in a manner consistent with its investment objective or, at the Sponsor’s discretion, distributed from time to time to Shareholders. The Trust will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the DJ-UBS Roll Select CI or the value of its Short-Term Securities.

The Sponsor expects that the Trust will be required to deposit margin with a value of not more than [            ]% of the value of each Index Future position at the time it is established, but subject to change from time to time by the Exchange or the Trust’s Clearing FCM. On a daily basis, the Trust will be obligated to pay, or entitled to receive, variation margin in an amount equal to the change in the daily settlement level of its Index Futures positions. If the daily settlement level causes the value of the Trust’s Index Futures positions to decrease, the Trust will be required to post variation margin with its Clearing FCM. Conversely, if the daily settlement level causes the value of the Trust’s Index Futures to increase, the Trust’s account with its Clearing FCM will receive variation margin in an amount equal to the increase. The interest on the Trust’s collateral assets, including any portion thereof posted as margin with its Clearing FCM, together with the returns from the Index Futures, is expected to result in a total return for the Trust that corresponds generally, but is not necessarily identical, to the performance of the Index, before the payment of expenses and liabilities of the Trust. Differences between the returns of the Trust and the performance of the Index may be based on, among other factors, differences between the return on the assets used by the Trust to collateralize its Index Future positions and the U.S. Treasury rate used to calculate the return component of the Index, timing differences, differences between the portion of the Trust’s assets invested in Index Futures versus the portion of the return of the Index contributed by the DJ-UBS Roll Select CI, differences between the settlement price of Index Futures and the closing level of the DJ-UBS Roll Select CI and the payment of expenses and liabilities by the Trust.

The Advisor acts as the commodity trading advisor for the Trust. The Advisor will invest substantially all of the Trust’s initial assets in long positions in Index Futures and Short-Term Securities used to collateralize the Index Future positions. Any cash that the Trust accepts in connection with the creation of Shares will be used to purchase additional Index Futures in an amount that the Advisor determines will enable the Trust to achieve investment results that correspond with the Index, and to collateralize the Index Futures. The Advisor will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the DJ-UBS Roll Select CI or the value of the Trust’s Short-Term Securities.

The Shares are intended to constitute a relatively cost-effective means of achieving investment exposure to the performance of the Index. Although an investment in the Shares differs from an investment in the underlying futures contracts and U.S. Treasury securities represented by the Index, the Shares are intended to provide investors with an alternative method of participating in the commodities market.

In addition, retail investors can gain exposure to the commodities underlying the Index by purchasing individual or small lots of Shares through traditional brokerage accounts, without being subject to the significantly higher minimum contract sizes required for directly establishing a position in the underlying commodities or futures contracts. The Shares will be eligible for margin accounts.

Risk Factors

An investment in the Shares is speculative and includes, among others, the following risks. See “Risk Factors” starting on page 13 of this prospectus:

•	The Trust has no operating history.

•	The market price for the Shares could differ from the net asset value per Share (“NAV”).

•

Past performance history of the Index is limited, and all historical results of the Index presented here are hypothetical and not necessarily indicative of its future results or the performance of the Shares. You could lose all or substantially all of your investment in the Shares.

•

The price of the Shares will fluctuate based on the value of the Index and the prices of the futures contracts and commodities underlying the Index; commodities markets have historically been volatile.

•

The return on the Shares will not correlate precisely with the performance of the Index during particular periods or over the long term. Such differences could cause the Shares to outperform or underperform the Index.

•	The Trust is subject to the fees and expenses described in this prospectus, which are payable without regard to profitability.

•

There may be conflicts of interest between Shareholders, on the one hand, and the Sponsor and its affiliates, the Index Providers and their affiliates, the Trust’s Clearing FCM and any person that represents a substantial portion of the short-side market for Index Futures, on the other hand. See “Conflicts of Interest” below and on page 66, and “Risk Factors—Risk Factors Relating to Conflicts of Interest” starting on page 26.

•	There are income tax risks associated with the offering.

Conflicts of Interest

There may be conflicts of interest between the Shareholders and the Sponsor and its affiliates. These conflicts may arise, because the Sponsor is affiliated with the Trustee and the Advisor. Because of these affiliations, the Sponsor has an incentive not to remove the Trustee or the Advisor. Conflicts may also result from the Sponsor’s substantial control over the business and activities of the Trust, including without limitation the Sponsor’s authority to determine whether to make distributions to Shareholders, its oversight over NAV calculations and its rights relating to amending the Trust Agreement or the dissolving the Trust. In addition, conflicts may arise in connection with trading activities relating to the Index Futures, index components or related instruments for the Sponsor’s or its affiliates’ proprietary accounts, customer accounts or other accounts under management, as well as in connection with research reports published by the Sponsor or its affiliates with respect to commodities markets. Additional conflicts of interest may exist between Shareholders, on the one hand, and the Clearing FCM and the Index Providers, on the other. For more information regarding these potential conflicts of interest, see “Conflicts of Interest” on page 66, and “Risk Factors—Risk Factors Relating to Conflicts of Interest” starting on page 26.

Certain U.S. Tax Consequences

The Trust will not be treated as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Trust will not be a taxable entity for U.S. federal income tax purposes and will not incur U.S. federal income tax liability. As a Shareholder, you will be taxed as a partner in a partnership, which means that you generally will be required to take into account your allocable share of the Trust’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability.

The Offering

Offering	The Shares represent units of fractional undivided beneficial interests in the net assets of the Trust.

Shares Registered Under Registration Statement	[ ] Shares.

Use of Proceeds	Proceeds received by the Trust from the issuance and sale of Baskets will consist of Index Futures and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash). These proceeds will be held in the Trust’s accounts with its Custodian or the Trust’s account with its Clearing FCM, until (1) transferred in connection with redemptions of Baskets or (2) liquidated to pay expenses and liabilities of the Trust (including the Sponsor’s Fee) not assumed by the Sponsor. The Sponsor will deposit a portion of the Trust’s net assets with the Clearing FCM to meet current margin requirements. Only cash or Short-Term Securities will be used to satisfy these margin requirements. The Sponsor believes that approximately [ ] to [ ] of the aggregate notional value of the Trust’s outstanding Index Futures positions will normally be committed as margin for its outstanding Index Futures. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining assets of the Trust that are not required to meet current margin requirements will be (1) held in cash in interest-bearing bank accounts to remain available to pay the Trust’s expenses and as reserves, in the amounts deemed necessary by the Advisor and (2) deposited with the Custodian and invested in U.S. Treasury securities and other Short-Term Securities. The Custodian will deliver Short-Term Securities to the Clearing FCM if the Trust is required to post additional margin in connection with its Index Futures positions. All interest income earned on the Trust’s investments will be retained for the Trust’s benefit. The Sponsor expects that all entities that will hold or trade the Trust’s assets will be based in the United States and will be subject to United States regulations.

[ ] Symbol	[ ]

CUSIP	[ ]

Creation and Redemption

The Trust intends to issue and redeem Baskets on a continuous basis but is not required to do so. See “Suspension of Issuance, Transfers and Redemptions” below. Baskets will typically be issued and redeemed only in exchange for long positions in Index Futures and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) in the Basket Amount. The specific assets comprising the Basket Amount will be determined on each Business Day by the Sponsor, in accordance with the terms of its then-applicable lot selection procedures and the terms of the Trust Agreement, and may include Index Futures of different expirations. Baskets may be created and redeemed only by Authorized Participants who will pay the

Trustee a transaction fee. The transaction fee will initially be equal to $[            ] multiplied by the number of Index Futures in the Basket Amount. Both the number of Index Futures included in a basket as well as the transaction fee itself are subject to change from time to time. In limited circumstances and with the approval of the Trustee, Baskets may be created and redeemed solely for cash, in which case the Authorized Participant will be required to pay any additional issuance or redemption costs, including the costs to the Trust of establishing or liquidating the corresponding Index Future position. See “Description of the Shares and the Trust Agreement.”

Authorized Participants	Baskets may be created and redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) be a Depository Trust Company (“DTC”) Participant, (3) have entered into an Authorized Participant Agreement with the Trust, and (4) be in a position to transfer Index Futures and the required cash or Short-Term Securities to, and take delivery of these assets from, the Trustee through one or more accounts.

Suspension of Issuance, Transfers and Redemptions	The Trustee may suspend the delivery of Shares, registration of transfers of Shares and surrenders of Shares for the purpose of withdrawing the Trust property generally, or may refuse a particular deposit, transfer or withdrawal at any time, if the Trustee or the Sponsor determines that it is advisable to do so for any reason. See “Description of the Shares and the Trust Agreement—Requirements for Trustee Actions.”

The Index	The Dow Jones-UBS Roll Select Commodity Index Total Return. The Index reflects the value of the DJ-UBS Roll Select CI together with the return on specified U.S. Treasury securities that are deemed to have been held to collateralize a hypothetical long position in the futures contracts comprising the DJ-UBS Roll Select CI. See “The Index, the DJ-UBS CI and the DJ-UBS Roll Select CI.”

The DJ-UBS Roll Select CI	The Dow Jones-UBS Roll Select Commodity Index. The DJ-UBS Roll Select CI is a version of the DJ-UBS CI designed to mitigate the effects of contango associated with rolling futures contracts. For more information regarding the DJ-UBS Roll Select CI, see “The Index, the DJ-UBS CI and the DJ-UBS Roll Select CI.”

The DJ-UBS CI	The Dow Jones-UBS Commodity Index. The DJ-UBS CI is designed to reflect the positive or negative return over time resulting from an uncollateralized long position in its underlying futures contracts. The DJ-UBS CI is comprised of futures contracts on physical commodities, with each commodity having a weighting determined by reference to both the trading volume of specified futures contracts on such commodity as well as by reference to world production statistics for such commodity. For more information regarding the DJ-UBS CI, see “The Index, the DJ-UBS CI and the DJ-UBS Roll Select CI.”

Index Futures	Index Futures will be futures contracts listed for trading on the Exchange that provide for payment at their expiration based on the value of the DJ-UBS Roll Select CI at that time. Index Futures are leveraged investments which are expected to require the Trust to deposit initial margin with a value not greater than [ ]% of the value of each Index Future position at the time it is established. On a daily basis, the Trust will be obligated to pay, or entitled to receive, variation margin in an amount equal to the change in the daily settlement level of its Index Futures positions. If the daily settlement level causes the value of the Trust’s Index Futures positions to decrease, the Trust will be required to post variation margin with its Clearing FCM. Conversely, if the daily settlement level causes the value of the Trust’s Index Futures to increase, the Trust’s account with its Clearing FCM will receive variation margin in an amount equal to the increase. For more information regarding the Index Futures, see “Futures Contracts on the DJ-UBS Roll Select CI.”

Collateral Assets	In connection with the creation of Shares, the Trust expects to receive cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) in an amount sufficient to fully collateralize its Index Future positions. This cash will be invested in Short-Term Securities, generally U.S. Treasury securities, from which the Trust will make any initial and variation margin payments to its Clearing FCM required for its Index Future positions. The interest paid on these assets, together with the performance of the Index Futures, is expected to produce a total return for the Trust that corresponds generally, but is not necessarily identical, to the performance of the Index, before the payment of expenses and liabilities of the Trust. Differences between the returns of the Trust and the performance of the Index may be based on, among other factors, differences between the return on the assets used by the Trust to collateralize its Index Future positions and the U.S. Treasury rate used to calculate the return component of the Index, timing differences, differences between the portion of the Trust’s assets invested in Index Futures versus the portion of the return of the Index contributed by the DJ-UBS Roll Select CI, differences between the settlement price of Index Futures and the closing level of the DJ-UBS Roll Select CI and the payment of expenses and liabilities by the Trust. See “Futures Contracts on the DJ-UBS Roll Select CI.”

Net Asset Value	The Sponsor has the exclusive authority to determine the net asset value of the Trust and the NAV, which it has delegated to the Trustee under the Trust Agreement. The Trustee will determine the net asset value of the Trust and the NAV as of [ ] p.m. New York time, on each Business Day on which [ ] is open for regular trading, as soon as practicable after that time.

The Trustee will determine the NAV by dividing the net asset value of the Trust on a given day by the number of Shares outstanding at the time the calculation is made (taking into account orders for the creation or redemption of Shares received prior to the cut-off time on that day).

The net asset value of the Trust on any given day is obtained by subtracting the Trust’s accrued expenses and other liabilities on that day from the value of (1) the Trust’s Index Futures and Short-Term Securities on that day, (2) the interest earned on those assets by the Trust and (3) any other assets of the Trust.

The Trustee will value the Trust’s assets as of any given day on the basis of that day’s settlement prices for each Index Future as announced by the Exchange, and the then-current market value of any other assets held by the Trust. If there is no announced settlement price for any Index Future contract on a Business Day, the Trustee will use the most recently announced settlement price unless the Trustee, in consultation with the Sponsor, determines that such price is inappropriate as a basis for valuation. The value of the Trust’s positions in its Index Future contracts of a particular expiration will equal the product of (a) the number of such Index Future contracts of such expiration owned by the Trust and (b) the settlement price of such Index Future contracts on the date of calculation. The Trustee has employed the Trust Administrator to make those determinations on its behalf.

The NAV for each Business Day on which [ ] is open for regular trading is expected to be distributed through major market data vendors and will be published online at http://www.ishares.com, or any successor thereto. The Trust will update the NAV as soon as practicable after each subsequent NAV is calculated. See “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.”

Voting Rights	The Shares do not have voting rights. Shareholders will only have the limited rights described in “Description of the Shares and the Trust Agreement—Voting Rights.”

Distributions	Interest and distributions received by the Trust on its assets may be used to acquire additional Index Futures or, in the discretion of the Sponsor, distributed to Shareholders. The Trust is under no obligation to make periodic distributions to Shareholders.

Limitation of Liabilities	You cannot lose more than your investment in the Shares. Under Delaware law, Shareholders’ liability will be limited to the same extent as the liability of stockholders of a for profit Delaware business corporation.

Amendments	The Sponsor and the Trustee may amend the Trust Agreement without the consent of any Shareholder, including to change the Index-tracking instruments in which the Trust invests. 30 days’ notice will be given before the effectiveness of any amendment that imposes or increases fees or charges (except for taxes and other governmental charges) or prejudices a substantial existing right of the Shareholders or similarly materially adversely affects any Shareholder.

Dissolution Events	The Trustee will dissolve the Trust if:

•	the Trustee is notified that the Shares are delisted from [ ] and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•	registered holders of at least 75% of the outstanding Shares notify the Trustee that they have elected to dissolve the Trust;

•	sixty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•

the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;

•

the Sponsor determines to liquidate the Trust in accordance with the terms of the Trust Agreement, which provides that the Sponsor may liquidate the Trust at any time the Sponsor determines that liquidating the Trust is advisable. The Sponsor may, for example (but will not be obligated to), liquidate the Trust if, among other reasons, (1) legal, regulatory or market changes result, in the opinion of the Sponsor, in a decrease of investment opportunities available to meet the Trust’s investment objective, (2) the Index Co-Sponsors cease to maintain the Index and, in the opinion of the Sponsor, no successor or reasonably similar index is available, or (3) the value of the Trust is below a level such that continued operation of the Trust is not cost-efficient;

•

the Trust is treated as an association taxable as a corporation for United States federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable; or

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

After dissolution of the Trust, the Trustee will deliver the Trust property, or the proceeds thereof, upon surrender and cancellation of the Shares and, ninety days after dissolution, may dispose of any remaining Trust property in a private or public sale, and hold the proceeds, uninvested and in a non-interest bearing account, for the pro rata benefit of the Shareholders who have not surrendered their Shares for cancellation. See “Description of the Shares and the Trust Agreement—Amendment and Dissolution.”

Clearance and Settlement	The Shares will be issued only in book-entry form. Transactions in Shares will clear through the facilities of DTC. Investors may hold their Shares through DTC, if they are DTC Participants, or indirectly through entities that are DTC Participants. See “The Securities Depository; Book-Entry-Only System; Global Security.”

Breakeven Analysis

The following table indicates the approximate percentage and dollar returns required for the value of an initial $[            ] investment in a Share to equal the amount originally invested twelve months after issuance.

The table, as presented, is only an approximation. The capitalization of the Trust does not directly affect the level of their charges as a percentage of their respective net asset values, other than the management fee and brokerage commissions. The table does not reflect the additional transaction fees and costs required for the creation and redemption of Baskets.

Expense(1)	$	%
Management Fee(2)	$[ ]	[ ]%
Syndication and Filing Expenses(2)	$ —	0.00%
Trust Operating Expenses(2)	$ —	0.00%
Commodity Trading Advisor Fee(2)	$ —	0.00%
Brokerage Commissions and Fees(3)	$ —	0.00%

Interest Income(4)	$[ ]	[ ]%

12-Month Break Even(5)	$[ ]	[ ]%

(1)	The foregoing breakeven analysis assumes that the Shares have a constant month-end net asset value. Calculations are based on [ ] as the NAV.
(2)

From the Management Fee, the Sponsor is responsible for the ordinary and recurring expenses of the Trust, including the Syndication and Filing Expenses, Trust Operating Expenses and the Commodity Trading Advisor Fee.

(3)

Brokerage commissions and fees assume that the Trust will trade [            ] Index Future contracts annually at a fee of $[        ] per contract charged by the Exchange, plus $[        ] per contract in associated Clearing FCM charges. The actual amount of brokerage commissions and fees to be incurred will vary based on the trading frequency of the Trust.

(4)	Interest income is currently estimated to be earned at an annual rate of [ ]%, which is based on the three-month U.S. Treasury rate as of [ ], 2012.
(5)

You may pay customary brokerage commissions in connection with purchases of Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the breakeven table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges. This breakeven analysis does not include fees charged in connection with the creation/redemption process, currently totaling $[        ] per Index Future contract, as such fees are only payable by Authorized Participants in creation and redemption transactions.

RISK FACTORS

The Shares are speculative and involve a high degree of risk. You could lose all or a substantial portion of your investment in the Shares. Before making an investment decision, you should carefully consider the risks described below, as well as the other information included in this prospectus.

Risk Factors Relating to Commodities Markets

The value of the Shares depends on the value of Index Futures, which will fluctuate based on the prices of commodity futures contracts reflected in the DJ-UBS Roll Select CI. These prices may be volatile, thereby creating the potential for losses regardless of the length of time you intend to hold your Shares.

Because the price of the Shares depends on the value of the Index Futures held by the Trust, the value of the Shares will fluctuate based on the prices of commodity futures contracts reflected in the DJ-UBS Roll Select CI. Although the DJ-UBS Roll Select CI only has a limited performance history, the value of the DJ-UBS CI, which is composed of the same underlying commodities as the DJ-UBS Roll Select CI, has been volatile at times during the past several years. Commodity prices are generally affected by, among other factors, the cost of producing, transporting and storing commodities, changes in consumer or commercial demand for commodities, the hedging and trading strategies of producers and consumers of commodities, speculative trading in commodities by commodity pools and other market participants, disruptions in commodity supply, weather, political and other global events, global economic factors and government intervention in or regulation of the commodity or commodity futures markets. These factors cannot be controlled by the Trust. Accordingly, the price of the Shares could change substantially and in a rapid and unpredictable manner. This exposes you to potential losses on your investment in the Shares, regardless of the length of time you intend to hold your Shares.

The following events, among others, would generally result in a decline in the price of the Shares:

•

A significant increase in hedging activity by producers of the underlying commodities. Should producers of the commodities underlying the DJ-UBS Roll Select CI increase their hedging of their future production through forward sales or other short positions, this increased selling pressure could depress the price of one or more of the underlying commodities, which could adversely affect the price of the Shares.

•

A significant change in the attitude of speculators and investors toward the commodities underlying the DJ-UBS Roll Select CI. Should the speculative community take a negative view towards one or more of the underlying commodities, it could cause a decline in the price of the Index Futures, which may reduce the price of the Shares.

•

Significant reductions in the size of positions permitted to be owned by the Trust or others in Index Futures or in the futures contracts and/or commodities comprising the DJ-UBS Roll Select CI, for example, as a result of more restrictive position limits or position limit exemptions or more expansive position aggregation requirements, could reduce liquidity and depress the price of the DJ-UBS Roll Select CI and/or the futures contracts and commodities underlying the DJ-UBS Roll Select CI, adversely affecting the value of your Shares.

Conversely, several factors could trigger a temporary increase in the price of the commodities underlying the DJ-UBS Roll Select CI and, consequently, the Index Futures. In that case, you could buy Shares at prices affected by the temporarily high commodity prices, and you could subsequently incur losses when the causes for the temporary increase disappear.

Historical performance of the Index, the DJ-UBS Roll Select CI and the DJ-UBS CI is no guide to their future performance or to the performance of the Shares.

Past performance of the Index, the DJ-UBS Roll Select CI and the DJ-UBS CI is not necessarily indicative of their future performance or of the performance of the Shares. There can be no guarantee that the level of the Index, the DJ-UBS Roll Select CI or the DJ-UBS CI will increase. The DJ-UBS Roll Select CI and the Index have limited performance histories. See “Risk Factors Relating to Index Futures and the DJ-UBS Roll Select CI—The Index and the DJ-UBS Roll Select CI have Limited History and May Perform in Unexpected Ways.”

Although the DJ-UBS CI, which is based on the same underlying commodities as the DJ-UBS Roll Select CI and the Index, has a longer performance history, there are differences in the way that the DJ-UBS CI and the DJ-UBS Roll Select CI address the rolling of contracts that could cause the DJ-UBS CI to perform differently from the DJ-UBS Roll Select CI and the Index. See “The Index, the DJ-UBS CI and the DJ-UBS Roll Select CI” and “Risk Factors Relating to Index Futures and the DJ-UBS Roll Select CI—The roll selection methodology of the DJ-UBS Roll Select CI may not provide any benefits relative to the roll selection methodologies used by other commodities indices, including the DJ-UBS CI, and the DJ-UBS Roll Select CI may not outperform, or may underperform, the DJ-UBS CI.” You may lose some or all of your investment in the Shares.

Commodity futures trading may be illiquid. In addition, suspensions or disruptions of market trading in the commodities markets and related futures markets may adversely affect the value of your Shares.

The commodity futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity, congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, technical and operational or system failures, nuclear accidents, terrorism, riots and acts of God. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, it is possible that no trades may be made at a different price. It is not certain how long any such price limits would remain in effect. Limit prices may have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices, consequently affecting the value of the DJ-UBS Roll Select CI. Further, it is possible that the Clearing FCM or its account holders may represent, directly or indirectly, a substantial portion of the short side interest in the Index Futures market. The existence of a limited number of market participants could cause or exacerbate temporary distortions, especially those distortions resulting from illiquidity.

Any of these circumstances could thereby adversely affect the value of the Index Futures held by the Trust and, therefore, the value of your Shares. In addition, these circumstances could also limit trading in the Index Futures, which could affect the calculation of the NAV and the trading price of the Shares. Accordingly, these limits may result in a NAV that differs, and may differ significantly, from the NAV that would prevail in the absence of such limits. If Baskets are created or redeemed at a time when these price limits are in effect, the creation or redemption price will reflect the price limits as well.

Additionally, if UBS Securities determines that a market disruption exists during a roll period or during the DJ-UBS Roll Select CI’s annual rebalancing, this will affect the way in which the roll is conducted or how the DJ-UBS Roll Select CI is rebalanced, generally by making the calculations and determinations that would otherwise have been made on such date on an alternative date on which no such market disruption exists. Market disruptions may include, among others: (1) the termination or suspension of, or material limitation or disruption in, the trading of an underlying futures contract, (2) the settlement price of an underlying futures contract reflecting the maximum permitted price change from the previous day’s settlement price for such contract, (3) the failure of an exchange to publish the official settlement price of an underlying futures contract, or (4) for contracts traded on the London Metal Exchange, any day on which the London Metal Exchange is not open for business. Market disruptions will only affect the timing of calculations for the affected commodity in connection with roll periods, but will affect the timing of calculations for all commodities if it occurs in connection with a rebalancing. Market disruptions may adversely affect the value of the Index Futures and the value of your Shares.

During a period when commodity prices are fairly stationary, an absence of “backwardation” or the existence of “contango” in the prices of the commodities included in the DJ-UBS Roll Select CI may cause the price of your Shares to decrease.

The futures contracts that underlie the DJ-UBS Roll Select CI are replaced from time to time with new futures contracts on the same commodities. This process is referred to as “rolling.” Although the rolling methodology employed by the DJ-UBS Roll Select CI, which selects for replacement contracts exhibiting the least contango or the greatest backwardation, may on occasion cause futures contracts to be replaced by new futures contracts with earlier, rather than later, delivery months, it is expected that the DJ-UBS Roll Select CI will still tend to roll into futures contracts with later delivery months than the contracts being replaced.

Historically, the prices of some futures contracts (generally those relating to commodities that are typically consumed immediately rather than stored) have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the earlier contract would take place at a price that is higher than the price at which the later contract is purchased, thereby allowing the contract holder to purchase a greater quantity of the later contract. While some of the contracts included in the DJ-UBS Roll Select CI have historically exhibited periods of backwardation, backwardation will likely not exist at all times. Moreover, some of the commodities reflected in the DJ-UBS Roll Select CI have historically exhibited characteristics typical of “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. The forward price of a commodity futures contract may also fluctuate between backwardation and contango.

Although the DJ-UBS Roll Select CI attempts to mitigate some of the losses associated with the absence of backwardation or the existence of contango through its rolling process, the absence of backwardation or the existence of contango in the commodity markets could nevertheless result in losses, which could adversely affect the value of the DJ-UBS Roll Select CI and, accordingly, decrease the value of your Shares. Moreover, because the Trust must pay certain ongoing fees and expenses, the value of the Shares may decrease even in periods where commodity prices are otherwise stationary.

Regulatory developments with respect to the futures and over-the-counter derivatives markets, and in particular, with respect to speculative trading in futures contracts and over-the-counter derivatives involving commodities and commodity indices, could adversely affect the value of your Shares.

In recent years, many bills have been introduced in the U.S. Congress targeting excessive speculation in commodities and commodity indices, including by institutional “index funds,” on regulated futures markets and in the over-the-counter (“OTC”) derivatives markets. Many of these legislative proposals have not been enacted but could be in the future.

In 2010, Congress adopted some anti-speculative proposals in the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). These provisions of the Dodd-Frank Act have been interpreted by the CFTC to require the CFTC to expand its speculative position limits, as appropriate, to a wider range of listed futures and options on physical commodities (including certain energy, metals and agricultural products) as well as to economically equivalent swaps while significantly narrowing the bona fide hedging exemptions to a narrower category of commercial market participants and physical hedging strategies.

Pursuant to the provisions of the Dodd-Frank Act described above, the CFTC adopted regulations in October 2011 (the “Position Limits Rules”) that impose new federal position limits on futures and options on a subset of energy, metal, and agricultural commodities and economically equivalent swaps (collectively, “referenced contracts”). The CFTC has stated that it intends to phase-in the Position Limits Rules following the adoption of further rules relating to the Dodd-Frank Act.

The referenced contracts that will be subject to the Position Limits Rules represent 16 out of the 24 futures contracts designated for the 23 commodities eligible for inclusion in the DJ-UBS Roll Select CI and over 80% of the weight of the DJ-UBS Roll Select CI. Consequently, the maximum positions that market participants can hold in the referenced contracts that underlie the DJ-UBS Roll Select CI will be limited, which could reduce the liquidity of such referenced contracts and adversely affect the performance of the DJ-UBS Roll Select CI and the value of your Shares. Moreover, because the relative weights of the commodities in the DJ-UBS Roll Select CI are largely determined based on the trading volume of the futures contracts designated for such commodities, a reduction in the trading volume of such futures contracts could significantly alter the weights of the futures contracts underlying the DJ-UBS Roll Select CI, which could have further adverse effects on the level of the DJ-UBS Roll Select CI and the value of your Shares.

The Position Limits Rules also expand the circumstances requiring persons to aggregate referenced contracts that are owned or controlled by such persons. Specifically, the Position Limits Rules will require a person who holds positions in multiple commodity pools with identical trading strategies to aggregate the pool’s positions in referenced contracts with the other positions in referenced contracts that such person holds or controls. Although Index Futures are not among the referenced contracts identified in the Position Limits Rules, the aggregation requirements nonetheless could impair the abilities of some participants in the market for Index Futures to hedge their exposure, which could reduce liquidity in such Index Futures and the futures contracts and commodities underlying the DJ-UBS Roll Select CI and adversely affect the value of the Shares.

The Position Limits Rules will also narrow the existing bona fide hedge exemption for referenced contracts. This measure may affect the hedging and investing activities of participants in the markets for the Index Futures and the futures contracts and commodities underlying the DJ-UBS Roll Select CI, which in turn could reduce the liquidity and adversely affect the pricing of the Index Futures and such futures contracts and commodities. Any of these effects could increase volatility in and otherwise adversely affect the price of the Shares.

The Commission may lower the applicable position limits, apply position limits to a broader range of contracts (including commodity index contracts such as the Index Futures) or further restrict position limit exemptions. If any of these actions is taken, such measures could further reduce the size of positions that the Trust and other investors could hold directly in Index Futures and the underlying futures contracts and commodities, with potential reductions in liquidity and adverse effects on the pricing of Index Futures. See also “Risk Factors—The value of the Shares depends on the value of Index Futures, which will fluctuate based on the prices of commodity futures contracts reflected in the DJ-UBS Roll Select CI. These prices may be volatile, thereby creating the potential for losses, regardless of the length of time you intend to hold your Shares.”

Certain other rules proposed pursuant to the Dodd-Frank Act also may have an impact on the Trust and the value and continued availability of the Shares. On December 22, 2010, the CFTC proposed rules (the “DCM Proposed Rules”) that would require that at least 85% of the total volume of any contract listed on a DCM, including Index Futures listed on the Exchange, be executed through the central order book, rather than as a block transaction or other non-competitively executed transaction. Contracts that do not meet the 85% threshold would be required to be delisted by the DCM and transferred to a swap execution facility or liquidated.

Generally, the Trust’s transactions in Index Futures are expected to be executed through block or “exchange for related positions” or “EFRP” transactions that are not executed through the Exchange’s central order book. While subject to revision by the CFTC in response to public comment, this provision of the DCM Proposed Rules could, if adopted as proposed, significantly and adversely affect the availability, liquidity and price of Index Futures, as well as futures contracts currently included or which may in the future be included in the DJ-UBS Roll Select CI, and could inhibit the Trust’s ability to redeem and offer Shares, which in turn could adversely affect the value and continued availability of the Shares.

On August 1, 2011, the CFTC proposed rules (the “FCM Proposed Rules”) regarding the risk management practices of clearing members, which would require the Trust’s Clearing FCM to establish risk-based limits on position and order size, amongst other measures. If adopted as proposed, the FCM Proposed Rules may lead the Trust’s Clearing FCM to reduce its internal limits on the size of the Index Future positions it will execute or clear for the Trust, reducing the Trust’s and other market participants’ ability to transact in Index Futures, and potentially adversely affecting the price of Shares. In the event that the Trust’s Clearing FCM does reduce its internal limits on the size of Index Futures positions, the Trust may deem it feasible to use additional futures commission merchants. If this happens, it could substantially increase the costs of clearing for the Trust.

Other regulatory measures under the Dodd-Frank Act could increase the costs of the Trust, result in significant direct limitations on the maximum permitted size of the Trust’s futures positions, or affect liquidity in the market for the Index Futures or the underlying futures contracts, as well as the correlation between the price of the Shares and the net asset value of the Trust. While it is impossible to predict which measures will be adopted or precisely how they will ultimately affect the ability of the Trust to achieve its investment objective, any such measures could adversely affect the value of your Shares. While the Sponsor, with the consent of the Trustee, may amend the Trust Agreement in response to any such measure to permit the Trust to invest in assets other than, or in addition to, Index Futures, the Sponsor has no obligation to do so. Further, there is no guarantee that any such asset expansion or substitution will permit the Trust to achieve its investment objective in the same manner and to the same degree as it was able to do prior to the imposition of the regulatory measures.

Risk Factors Relating to Index Futures and the DJ-UBS Roll Select CI

The trading of various Index Futures presents risks unrelated to the DJ-UBS Roll Select CI that could adversely affect the value of your Shares.

Although Index Futures are based on the DJ-UBS Roll Select CI, the value of the Index Futures could be affected by factors that do not directly affect the DJ-UBS Roll Select CI and accordingly, the value of the Index Futures and the level of the DJ-UBS Roll Select CI may vary. The activities of market participants in trading Index Futures, or in trading other instruments related to the DJ-UBS Roll Select CI, could affect the value of the Index Futures independent of any change in the DJ-UBS Roll Select CI and adversely affect the correlation between the value of the Index Futures and the level of the DJ-UBS Roll Select CI.

The prices of the various Index Futures will reflect supply and demand in the market for such Index Futures, which in turn may reflect market expectations at any given time about prospective changes in the level of the DJ-UBS Roll Select CI and other market conditions. In this way, trading in the market for an Index Future might cause a divergence between the price of such Index Future and the level of the DJ-UBS Roll Select CI. Similarly, actions by the Exchange with respect to Index Futures, such as the imposition of trading or price limits, could adversely affect this correlation. In that event, it is possible that changes in the NAV, which is calculated based on the value of the Index Futures, will not adequately reflect changes in the level of the DJ-UBS Roll Select CI. In the event of market disruptions with respect to the Index Futures, such as a suspension of trading by the Exchange as a result of market activity, systems or communications failures or other causes, the value of the Index Futures and the level of the DJ-UBS Roll Select CI could diverge, which could adversely affect the value of the Shares.

Although arbitrage activity by market participants is expected to have the effect of reducing or mitigating divergence between the value of the Index Futures and the level of the DJ-UBS Roll Select CI, such arbitrage activity may not fully offset any divergence at all times during which the Shares are outstanding. In the event that such a divergence exists from time to time, changes in the NAV, which is calculated based on the value of the Index Futures, will not adequately reflect changes in the level of the DJ-UBS Roll Select CI, which could adversely affect the value of the Shares.

The Index and the DJ-UBS Roll Select CI have limited history and may perform in unexpected ways.

The Index and the DJ-UBS Roll Select CI began publishing on July 18, 2011, and therefore have limited histories. Hypothetical historical performance data is provided under “The Index, the DJ-UBS CI and the DJ-UBS Roll Select CI” to illustrate how each of the Index and the DJ-UBS Roll Select CI may have performed had it been created in the past, but those calculations are subject to many limitations. Unlike actual historical performance, such calculations do not reflect actual trading, liquidity constraints, fees and other costs. In addition, the models used to calculate these hypothetical returns are based on certain data, assumptions and estimates. Different models or models using different data assumptions and estimates might result in materially different hypothetical performance.

The roll selection methodology of the DJ-UBS Roll Select CI may not provide any benefits relative to the roll selection methodologies used by other commodities indices, including the DJ-UBS CI, and the DJ-UBS Roll Select CI may not outperform, or may underperform, the DJ-UBS CI.

As described further under “The Index, the DJ-UBS CI and the DJ-UBS Roll Select CI,” the DJ-UBS Roll Select CI utilizes an alternative rolling process than the DJ-UBS CI for rolling contracts of one delivery month into contracts of a new delivery month. Unlike the DJ-UBS CI, which rolls into contracts of a predetermined delivery month, the DJ-UBS Roll Select CI rolls into contracts that demonstrate the least contango or, if applicable, the most backwardation, in each case relative to the contracts of the immediately preceding delivery month. This determination is made on the “contract selection date”, which is generally the fourth business day of every month.

The price at which a futures contract of a specified delivery date is trading on a contract selection date is expected to reflect the market’s outlook with respect to the performance of a contract with the specified delivery date. In certain circumstances, the market outlook with respect to the underlying commodities may cause futures contracts of a particular delivery date to trade at higher or lower prices relative to futures contracts for the same underlying commodity with a different delivery date based upon expectations regarding the price on such delivery date. These expectations may be based on factors that do not affect futures contracts of different delivery dates in the same way, such as seasonal fluctuations based on supply and demand. Accordingly, the price at which a futures contract trades relative to a futures contract with an immediately preceding delivery date may not necessarily be reflective of the effect of backwardation or contango that will be realized from rolling such futures contract. It is possible that, for a given time period, the futures contracts selected for inclusion in the DJ-UBS Roll Select CI may not outperform, and may underperform, the futures contracts selected for inclusion in the DJ-UBS CI.

The DJ-UBS Roll Select CI may in the future include contracts that are not traded on regulated futures exchanges and that offer different or diminished protections to investors.

Currently, the DJ-UBS Roll Select CI is comprised exclusively of futures contracts traded on regulated futures exchanges. Such exchanges in the United States are referred to as “designated contract markets.” The DJ-UBS Roll Select CI may in the future include contracts (such as swaps and forward contracts) traded in the over-the-counter market or on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such contracts, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the same provisions of, and the protections afforded by, the CEA or other applicable statutes and related regulations that govern trading on regulated futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities and the inclusion of such contracts in the DJ-UBS Roll Select CI may be subject to risks not presented by most exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

Changes in the composition and valuation of the DJ-UBS Roll Select CI may adversely affect your Shares.

The composition of the DJ-UBS Roll Select CI may change over time as additional commodities satisfy the eligibility criteria or commodities currently included in the DJ-UBS Roll Select CI fail to satisfy those criteria. The weighting factors applied to each commodity included in the DJ-UBS Roll Select CI change annually, based on changes in commodity production statistics and changes in the trading volume of the related futures contracts. In addition, the Index Co-Sponsors may modify the method for determining the composition and weighting of the DJ-UBS Roll Select CI and for calculating its value. Such changes could adversely affect the value of your Shares. For more information about the methodology for determining the composition and weighting of the DJ-UBS Roll Select CI, see “The Index, the DJ-UBS CI and the DJ-UBS Roll Select CI.”

A cessation of publication of the DJ-UBS Roll Select CI could materially and adversely affect the activities of the Trust.

The DJ-UBS Roll Select CI is administered, calculated and published by the Index Co-Sponsors, who may cease publication of the DJ-UBS Roll Select CI at any time. If the DJ-UBS Roll Select CI ceases being published, the Sponsor may determine that no suitable replacement index exists, and the Trust may be liquidated.

Futures contracts (including the Index Futures) are not assets with intrinsic value.

Trading in futures transfers the risk of future price movements from one market participant to another. This means that for every gain, there is an equal and offsetting loss. Futures contracts themselves (including Index Futures) are not assets with intrinsic value, and simply reflect, in the case of cash-settled contracts, certain rights to payment or obligations to make payments to the other party to the contract, and in the case of physically-settled contracts, such as the futures contracts underlying the Index, an agreement to make or take delivery of a particular asset at a specified price. Accordingly, market participants taking the opposite side of the Trust’s Index Future trades may believe that the price of such Index Future will move against the Trust, and the Trust may be at an informational or other disadvantage relative to such market participants.

The Trust’s trading activity in Index Futures could expose it to additional risk.

It is anticipated that the Trust will need to close out existing positions in Index Futures and establish new positions in Index Futures on an ongoing basis in order to achieve its investment objective. This activity will cause the Trust to incur transaction costs, such as brokerage fees and commissions, and may otherwise cause the Shares to under-perform the Index. In particular, the prices obtained by the Trust in connection with this activity may be adversely affected by market conditions (including the possibility of market disruptions) and by the trading activities of other market participants, which may reflect market awareness of the Trust’s position in its Index Futures. For example, if other market participants are able to anticipate the timing of the Trust’s transactions, they may be able to execute transactions in advance of the Trust, which will allow these market participants to benefit from the transactions executed by the Trust but adversely affect the prices obtained by the Trust. In addition, if the Trust’s Index Futures position represents a significant part of the open long interest, other market participants may take this into account, with a potential adverse impact on the prices at which the Trust is able to execute such transactions. There can be no assurance that the Trust will be able to effect its transactions in a manner that will allow it to avoid these risks.

The liquidation of Index Futures could expose the Trust to the effects of temporary aberrations or distortions in the market, which could adversely affect the prices at which the Trust’s Index Future positions are liquidated.

If the Trust liquidates positions in Index Futures in order to satisfy redemption requests or to pay expenses and liabilities, it will do so by entering sell orders with its Clearing FCM for execution on the Exchange. The resulting sales will serve to offset a portion of the Trust’s long positions in Index Futures. However, in entering sell orders, the Trust will be subject to the risk that temporary aberrations or distortions will occur in the market at the time these sales are effected and that the prices received by the Trust on its sales could be adversely affected, thereby adversely affecting the value of the Shares. Such aberrations or distortions could occur as a result of trading activities by other market participants or actions taken by the Clearing FCM, the Clearing House, the Exchange, other self-regulatory organizations or regulatory authorities, including the liquidation of the Trust’s Index Futures to satisfy applicable margin requirements. If the Trust’s Index Futures are liquidated at inopportune times or in a manner that causes a temporary market distortion, this may adversely affect the NAV and the value of your Shares.

The Trust’s Clearing FCM or the Clearing House could fail.

Because Index Futures are cleared through the Clearing House, and the Trust’s Index Futures positions will be carried on its behalf by its Clearing FCM, the Trust will be subject to the risk of a default by the Clearing House or its Clearing FCM. Default of the Clearing FCM can be caused by, among other things, the default of one of the Clearing FCM’s customers. In this event, the provisions of the Bankruptcy Code and applicable CFTC regulations permit the Clearing House to use the entire amount of margin posted by the Trust (as well as margin posted by other customers of the Clearing FCM) to cover the amounts owed by the bankrupt Clearing FCM. In the event of default by the Clearing FCM or the Clearing House, the Trust could be unable to recover amounts due to it on its Index Future positions, including assets posted as margin, and could sustain substantial losses, even if the level of the DJ-UBS Roll Select CI increases.

You have no recourse to the Index Providers.

You have no rights against the Index Providers or their respective successors.

The Dow Jones-UBS Commodity IndexesSM are a joint product of Dow Jones Indexes, a licensed trademark of CME Indexes and UBS Securities, and have been licensed for use. “Dow Jones®,” “DJ,” “Dow Jones Indexes,” “UBS,” “Dow Jones-UBS Commodity IndexSM,” “Dow Jones-UBS Roll Select Commodity IndexSM,” “Dow Jones-UBS Roll Select Commodity Index Total ReturnSM,” “DJUBSCISM,” “DJUBSRSSM” and “DJUBSRSTSM” are service marks of Dow Jones and UBS AG, as the case may be, have been licensed to CME Indexes and have been sublicensed for use for certain purposes by the Trust.

The Shares are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Shares or any member of the public regarding the advisability of investing in securities or commodities generally or in the Shares particularly. The only relationship of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates to the Trust is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCISM, DJ-UBSRSSM and the DJ-UBSRSTSM, which is determined, composed and calculated by CME Indexes in conjunction with UBS Securities without regard to the Trust or the Shares. Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of the Trust or the owners of the Shares into consideration in determining, composing or calculating the DJ-UBSCI SM, DJ-UBSRSSM or the DJ-UBSRSTSM. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Shares to be issued or in the determination or calculation of the equation by which the Shares are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Shareholders, in connection with the administration, marketing or trading of the Shares. Notwithstanding the foregoing, UBS AG, UBS Securities, CME Group Inc. and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Shares currently being issued by the Trust, but which may be similar to and competitive with the Shares. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity IndexSM, the Dow Jones-UBS Roll Select Commodity IndexSM and the Dow Jones-UBS Roll Select Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM, the Dow Jones-UBS Roll Select Commodity IndexSM and the Dow Jones-UBS Roll Select Commodity Index Total ReturnSM and the Shares.

Risk Factors Relating to the Trust

The Trust has no operating history, and, as a result, investors will not be able to analyze the Trust’s performance history in evaluating an investment in the Trust.

The Trust has no performance history upon which to evaluate an investor’s investment in the Trust. Although the Trust will be investing in collateralized Index Future positions on the DJ-UBS Roll Select CI, such that it is expected that its performance will generally correlate with the Index, the absence of past performance history precludes any evaluation of how well the Trust’s performance correlates with that of the Index, or whether the Trust has outperformed or underperformed the Index in the past. Although past performance is not necessarily indicative of future results, if the Trust had any performance history, such performance history could provide investors with more information with which to evaluate an investment in the Trust. Likewise, certain benchmarks, such as the DJ-UBS Roll Select CI and the Index themselves have a limited history. A longer history for such benchmarks could provide investors with more information on which to evaluate an investment in the Trust. See “Risk Factors Relating to Index Futures and the DJ-UBS Roll Select CI—The Index and the DJ-UBS Roll Select CI have Limited History and May Perform in Unexpected Ways.”

The returns on the Shares will not precisely correlate with the performance of the Index.

The value of and returns on the Shares are expected to reflect the value of and returns on the Trust’s underlying investments in Index Futures and the cash or Short-Term Securities used to collateralize the Index Future positions. The returns on the Shares will not precisely correlate with the performance of the Index due to differences between the return on the assets used by the Trust to collateralize its Index Future positions and the U.S. Treasury rate used to calculate the return component of the Index, timing differences, differences between the portion of the Trust’s assets invested in Index Futures versus the portion of the return of the Index contributed by the DJ-UBS Roll Select CI, differences between the settlement price of Index Futures and the closing level of the DJ-UBS Roll Select CI and the payment of expenses and liabilities by the Trust.

Because the Trust is a passive investment vehicle, the value of the Shares may be adversely affected by losses that, if these vehicles had been actively managed, might have been possible to avoid.

The Advisor will manage the Trust’s assets in a manner that seeks to obtain returns that correspond generally to the performance of the Index, before the payment of expenses and liabilities of the Trust. This means that the net asset value of the Trust and, consequently, the NAV are intended to generally track the Index when it is flat or declining, as well as when it is rising, and therefore, it is highly likely that the value of the Shares will be adversely affected by a decline in commodity futures prices reflected in the Index. The Advisor will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the DJ-UBS Roll Select CI or the value of the Trust’s Short-Term Securities, including making use of any of the hedging techniques available to professional commodity futures traders to attempt to reduce the risks of losses resulting from commodity price decreases.

Fees and expenses payable by the Trust are charged regardless of profitability and may result in a depletion of its assets.

The Trust is subject to the fees and expenses described in this prospectus, which are payable irrespective of profitability. These fees and expenses include an allocation to the Sponsor that accrues daily at an annualized rate equal to [        ]% of the Adjusted Net Asset Value of the Trust, and is payable by the Trust monthly in arrears.

Interest earned on the assets posted as collateral is paid to the Trust and is used to pay the fixed fee to the Sponsor. A prolonged decline in interest rates could materially affect the amount of interest paid to the Trust. In the case of either an extraordinary expense and/or insufficient interest income to cover ordinary expenses, the Trust could be forced to liquidate its Index Future positions to pay such expenses.

The price you receive upon the sale of your Shares may be less than their NAV.

Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Trust’s assets. The trading price of Shares will fluctuate in accordance with changes in the NAV, intraday changes in the value of the Index Futures and market supply and demand. The amount of the discount or premium in the trading price of the Shares relative to their NAV may be influenced by non-concurrent trading hours between [            ], the exchange on which the Shares trade, the Exchange (on which Index Futures trade) and the principal commodities markets on which the futures contracts in the DJ-UBS Roll Select CI trade. While the Shares are expected to trade on [            ] until 4:00 p.m. (New York time), liquidity in the markets for the Index Futures trading on the Exchange and for the designated futures contracts underlying the DJ-UBS Roll Select CI will be reduced whenever the principal markets for those contracts are closed. As a result, trading spreads, and the resulting premium or discount on Shares, may widen during these “gaps” in market trading hours.

The Trust is not obligated to pay periodic distributions or dividends to Shareholders.

Interest or other income received with respect to the Trust’s assets may be used to acquire additional Index Futures or, in the discretion of the Sponsor, distributed to the Shareholders. The Trust will not be obligated, however, to make any distributions to Shareholders at any time prior to the dissolution of the Trust.

The Trust could be liquidated at a time when the disposition of its interests will result in losses to investors in Shares.

If, at any time, any of the events described under “Description of the Shares and the Trust Agreement—Amendment and Dissolution” occurs, the Sponsor, the Trustee or, if applicable, the Shareholders may prompt the Trust’s dissolution. Upon dissolution of the Trust, the Trust will sell the Index Futures and securities held by it in the amount necessary to cover all expenses of liquidation and to pay any outstanding liabilities of the Trust. The remaining assets will be distributed among investors surrendering Shares. In the event the Trustee cannot distribute such assets proportionately among the Shareholders entitled thereto or if the Trustee determines that such distribution is not lawful or feasible, the Trustee may use any other method of distribution that it deems to be lawful, equitable, and feasible, including the public or private sale of Trust assets and the distribution of the proceeds thereof. Any property remaining in the possession of the Trustee after ninety days may be sold by the Trustee, and the proceeds of the sale will be held by the Trustee until claimed by any remaining Shareholders.

In connection with any such liquidation, Trust property may be sold for prices that are less than the portion of the NAV attributable to such Trust property. Accordingly, the liquidation of Trust property may result in losses, or adversely affect your gains, on your investment in Shares.

The Sponsor has broad discretion to liquidate the Trust at any time.

The Trust Agreement provides the Sponsor with broad discretion to liquidate the Trust at any time the Sponsor determines that liquidation of the Trust is advisable. It cannot be predicted when or under what circumstances, if any, the Sponsor would use this discretion to liquidate the Trust. Any such liquidation may occur at a time when you are suffering a loss on your investment in the Shares and may upset the overall maturity and timing of your investment portfolio.

Shareholders with large holdings may choose to dissolve the Trust and thereby adversely affect your investment in the Shares.

Owners of 75% or more of the Shares have the power to dissolve the Trust. This power may be exercised by a relatively small number of holders. If it is so exercised, investors who wished to continue to have exposure to the Index will have to find a vehicle other than the Trust to obtain such exposure, and may not be able to find another vehicle that offers the same features as the Trust. Moreover, such a dissolution may occur at a time when you are suffering a loss on your investment in the Shares and may upset the overall maturity and timing of your investment portfolio.

The Shares may not provide anticipated benefits of diversification from other asset classes.

Historically, the performance of physical commodity futures prices generally has not been correlated to the performance of financial asset classes, such as stocks and bonds. Non-correlation means that there is no statistically significant relationship, positive or negative, between the past performance of futures contracts on physical commodities, on the one hand, and stocks or bonds, on the other hand. Despite this lack of correlation, Shares cannot be expected to be automatically profitable during unfavorable periods for the stock or bond markets, or automatically unprofitable during favorable periods for the stock or bond markets. The commodity futures markets are fundamentally different from the securities markets in that for every gain in commodity futures trading, there is an equal and offsetting loss. The performance of the Shares may reflect positive or negative correlation to one or more financial asset classes, in which case any investment strategy relying on the absence of any such correlation may not be successful.

The liquidity of the Shares may be affected by the withdrawal from participation of Authorized Participants or by the suspension of issuance, transfers or redemptions of Shares by the Trustee.

If one or more Authorized Participants withdraw from participation, it may become more difficult to create or redeem Baskets, which may reduce the liquidity of the Shares. If it becomes more difficult to create or redeem Baskets, the correlation between the price of the Shares and the NAV may be affected, which may affect the trading market for the Shares. Having fewer participants in the market for the Shares could also adversely affect the ability to arbitrage any price difference between the Index Futures and the Shares, which may affect the trading market and liquidity of the Shares.

In addition, the Trustee has the power to suspend the delivery of Shares, registration of transfers of Shares and surrenders of Shares for the purpose of withdrawing Trust property generally, or to refuse a particular deposit, transfer or withdrawal at any time, if the Trustee or the Sponsor determines that it is advisable to do so for any reason. The reasons for the suspension may include, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares or the Index Futures impossible or impractical, or (3) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to either the Trustee or the Sponsor. The liquidity of the Shares and the correlation between the value of the Shares and the level of the Index may be adversely affected in the event of any such suspension of issuance, transfer or redemption.

The lack of an active trading market for the Shares may result in losses on your investment at the time of disposition of your Shares.

Although the Shares are listed on [            ], there can be no guarantee that an active trading market for the Shares will develop or be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, will likely be lower than that you would receive if an active market did exist.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection.

The Trustee may suspend the right of redemption or postpone the redemption settlement date for such periods as it or the Sponsor deems to be necessary for any reason. In addition, the Trustee has the right to reject any redemption order for any reason, including, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares or the Index Futures impossible or impractical, or (3) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to the Trustee. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the redemption proceeds if the NAV declines during the period of the delay. Under the Authorized Participant Agreement, the Trustee disclaims any liability that may result from any such suspension, postponement or rejection.

Competition from other commodities-related investments could limit the market for, and reduce the liquidity of, the Shares.

Demand for the Shares will be affected by the attractiveness of an investment in the Shares relative to other investment vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to commodities, and direct investments in commodities or commodity futures contracts. Market, financial and other conditions or factors may make it more attractive to invest in other investment vehicles or to invest in such commodities directly, which could limit the market for, and reduce the liquidity of, the Shares.

The price of the Shares could decrease if unanticipated operational or trading problems arise.

If the processes of creation and redemption of Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying Index Futures may choose not to do so. If this is the case, the price of the Shares may vary from the price of the Index Futures and may trade at a discount to their NAV. In addition, in some circumstances, such as the failure of the registration statement covering the Shares to be effective, the Trust may be unable to create or redeem Shares, which may have similar consequences.

Exchange position limits and other rules may restrict the creation of Baskets and the operation of the Trust.

Future legislative or regulatory action or actions by the Exchange may impose limitations on the size of positions that the Trust may take in Index Futures and/or impose limitations on the size of positions that may be carried by the Trust’s Clearing FCM or other market participants, adversely affecting the liquidity and price of Index Futures and the underlying futures. Such events could force the Trust to sell Index Futures, or encourage market participants to sell or redeem their Shares. Any such reduction could affect the liquidity of Index Futures and adversely impact the price of the Shares as well as the correlation between the price of the Shares and the net asset value of the Trust. See also “Risk Factors—Regulatory developments with respect to the futures and over-the-counter derivatives markets, and in particular, with respect to speculative trading in futures contracts and over-the-counter derivatives involving commodities and commodity indices, could adversely affect the value of your Shares.”

The Exchange may also take steps, such as requiring liquidation of open positions, in the case of disorderly markets, market congestion and other market disruptions. These actions could require the Trust to liquidate all or part of its Index Future positions or require holders of positions in the futures contracts underlying the DJ-UBS Roll Select CI to liquidate their positions. This could affect the level of the Index and the NAV. See also “Risk Factors Relating to Commodities Markets—Regulatory developments with respect to the futures and over-the-counter derivatives markets, and in particular, with respect to speculative trading in futures contracts and over-the-counter derivatives involving commodities and commodity indices, could adversely affect the value of your Shares.”

As a Shareholder, you will not have the rights normally associated with ownership of common shares; the Sponsor and the Trustee will exercise substantial control over the Trust.

Shareholders are not entitled to the same rights as owners of shares issued by a corporation. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the Trust or to take other actions normally associated with the ownership of common shares.

Additionally, as described under “Description of the Shares and the Trust Agreement,” the Sponsor and the Trustee will exercise substantial control over the Trust’s business and activities. Among other things, the Trust Agreement authorizes the Sponsor to determine whether to make distributions to Shareholders and gives the Sponsor oversight over NAV calculations and the right to dissolve the Trust if it deems such dissolution advisable. Similarly, the Trustee will retain the right to reject any order for the creation or redemption of Baskets. The Sponsor and the Trustee may amend the provisions of the Trust Agreement, including in a manner adverse to Shareholders, without Shareholder consent, including to cause the Trust to invest in securities, derivatives or other instruments or assets other than, or in addition to, Index Futures, cash and Short-Term Securities, which may alter the nature of an investment in, and the performance of, the Shares.

The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and the Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement further provides that in the absence of bad faith by the Trustee or the Sponsor, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Trustee or the Sponsor.

As a Shareholder, you will not have the protections normally associated with the ownership of shares in an investment company registered under the Investment Company Act.

The Trust is not registered as an investment company for purposes of United States federal securities laws, and is not subject to regulation by the SEC as an investment company. Consequently, Shareholders will not have the regulatory protections provided to investors in investment companies registered under the Investment Company Act. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under limited circumstances) and limit sales loads will not apply to the Trust. iShares® Delaware Trust Sponsor LLC, as the Sponsor, is registered with the CFTC as a commodity pool operator, and BFA, as the Advisor, is registered with the CFTC as a commodity trading advisor. The CFTC therefore has jurisdiction over these entities and regulatory authority over certain activities of the Trust. The nature and degree of this regulation differs from the regulatory scheme imposed under the Investment Company Act.

Competing claims over ownership of relevant intellectual property rights could adversely affect the Trust or an investment in the Shares.

While the Sponsor believes that it has all of the intellectual property rights needed to operate the Trust in the manner described in this prospectus, third parties may allege or assert ownership of intellectual property rights that may be related to the design, structure and operation of the Trust or the Index. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, the issuance of any restraining orders or injunctions, or the ultimate disposition of such claims in a court of law, may adversely affect the Trust and the value of the Shares. For example, such actions could result in expenses or damages payable by the Trust or the suspension of activities or dissolution of the Trust.

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Advisor or the Trustee or their respective agents.

Under the Trust Agreement, the Sponsor, the Trustee and their respective agents have the right to be indemnified by the Trust for any liability or expense it incurs without negligence, bad faith or willful misconduct on their part. That means the Sponsor and the Trustee may require the assets of the Trust to be sold in order to cover losses or liabilities suffered by it, which would reduce the net asset value of the Trust and the value of the Shares.

Likewise, under the Advisory Agreement, the Advisor and its agents have the right to be indemnified by the Trust for any liability or expense they incur without negligence, bad faith or willful misconduct on their part. That means the Advisor may require the assets of the Trust to be sold in order to cover losses or liabilities suffered by it, which would reduce the net asset value of the Trust and the value of the Shares.

Regulatory changes or actions may affect the Shares.

The futures markets are subject to comprehensive regulation. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, implementing retroactively speculative position limits or higher margin requirements, establishing daily price limits and suspending trading. The regulation of futures transactions in the United States is subject to modification by government, exchange and judicial action. The effect of any future regulatory change on the Trust could be substantial and adverse.

See also “—Exchange position limits and other rules may restrict the creation of Baskets and the operation of the Trust” above and “Risk Factors Relating to Commodities Markets—Regulatory developments with respect to the futures and over-the-counter derivatives markets, and in particular, with respect to speculative trading in futures contracts and over-the-counter derivatives involving commodities and commodity indices, could adversely affect the value of your Shares.”

[            ] may halt trading in the Shares, which would adversely impact your ability to sell your Shares.

The Shares are listed for trading on [            ] under the symbol “[            ].” Trading in the Shares may be halted due to market conditions or, in light of [            ] rules and procedures, for reasons that, in the view of [            ], make trading in the Shares inadvisable, or in the event certain information about the Index, the value of the Shares and the NAV is not made available as required by such rules and procedures. In addition, trading generally on [            ] is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. The Trust will be dissolved if the Shares are delisted from [            ] and are not approved for listing on another national securities exchange within five business days of their delisting.

Risk Factors Relating to Conflicts of Interest

The Sponsor’s relationship with the Trustee and the Advisor and the proprietary and managed trading activities of the Sponsor and its affiliates could conflict with your interests as a Shareholder.

The Sponsor is an affiliate of the Trustee and therefore may have a conflict of interest with respect to its oversight of the Trustee. In particular, the Sponsor, which has authority to remove the Trustee in its discretion, has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of the affiliation between the entities. The Trustee is authorized to appoint an unaffiliated Trust Administrator or agent to carry out all or some of its duties under the Trust Agreement, but it can terminate or replace the Trust Administrator or agent at any time, and it is not required to delegate any of its duties to an unaffiliated third party.

The Sponsor is an affiliate of the Advisor and therefore may have a similar conflict of interest with respect to its oversight of the Advisor. For example, although the Sponsor has the authority to terminate the Trust’s Advisory Agreement with the Advisor, it has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of the affiliation between the entities.

As described elsewhere in this prospectus, in return for paying certain amounts that would otherwise be considered ordinary operating expenses of the Trust, the Sponsor receives an allocation from the Trust that accrues daily at an annualized rate equal to [            ]% of the Adjusted Net Asset Value of the Trust, and is payable monthly in arrears. The allocation received by the Sponsor from the Trust may be higher than the amount the Trust would negotiate with an unaffiliated third party manager on an arms-length basis.

In addition, the Sponsor and its affiliates (including the Trustee) will collectively exercise substantial control over the Trust. To the extent the interests of the Sponsor and its affiliates conflict with those of the Trust and the Shareholders, the risks associated with such conflicts may be greater than they would otherwise be for a party that cannot exercise such control over the Trust. The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and the Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement further provides that in the absence of bad faith by the Trustee or the Sponsor, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Trustee or the Sponsor.

The Sponsor and its affiliates may also engage in trading activities relating to the Index Futures, the components of the Index or the DJ-UBS Roll Select CI or other derivative instruments related to those indices that are not for the account of, or on behalf of, the Trust or the Shareholders and that may compete with trading activity in the Shares. These activities may present a conflict between the Shareholders’ interest in the Shares and the interest of the Sponsor and its affiliates in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management. These trading activities could be adverse to the interests of the Shareholders. Moreover, the Sponsor and its affiliates have published and in the future expect to publish research reports with respect to commodities markets. This research may express opinions or provide recommendations that are inconsistent with purchasing or holding Shares. The research should not be viewed as a recommendation or endorsement of the Shares in any way, and investors must make their own independent investigation of the merits of this investment. Any of these activities by the Sponsor and its affiliates may affect the level of the DJ-UBS Roll Select CI or its components and, therefore, the value of the Index Futures and the price of the Shares.

Proprietary trading and other activities by the Clearing FCM and its affiliates could conflict with your interests as a Shareholder.

The Clearing FCM and its affiliates actively trade instruments and assets relating to the Index, including futures contracts and options on futures contracts on the commodities that underlie the Index, over-the-counter contracts on these commodities, the underlying commodities included in the Index and other instruments and derivative products based on the Index or its components. Any of these activities could, directly or indirectly, adversely affect the level of the Index or the value of the Index Futures.

The Clearing FCM and its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns indexed to the Index or its components that may compete with the Shares. By introducing competing products into the marketplace, the Clearing FCM or its affiliates could adversely affect the price of the Shares. To the extent that the Clearing FCM or any of its affiliates serve as issuer, agent or underwriter of, or otherwise has an interest in, a competing product, their interests with respect to those products may be adverse to your interests as a Shareholder.

Proprietary trading and other activities by the Index Providers and their respective affiliates could conflict with your interests as a Shareholder.

Activities conducted by the Index Providers and their respective affiliates may conflict with your interests as a Shareholder. For example, one or more of the Index Providers or their respective affiliates may also engage in trading in the Index, the DJ-UBS CI, the DJ-UBS Roll Select CI, related indices and sub-indices, and other investments relating to such indices or their underlying components on a regular basis as part of its general business, for proprietary accounts, for other accounts under management, to facilitate transactions for customers or to hedge obligations under products linked to such indices. One or more of the Index Providers or their respective affiliates may also issue or underwrite securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. Any of these activities could adversely affect the market price of the commodities or futures contracts underlying such indices or the value of the indices themselves, which may adversely affect the value of the Shares. It is possible that one or more of the Index Providers or their respective affiliates could receive substantial returns from these hedging activities while the market value of the underlying commodities or futures contracts, the value of the indices, or the price or the NAV of the Shares decline.

Risk Factors Relating to Taxes

Please refer to “United States Federal Income Tax Consequences” for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of the Shares.

Your tax liability could exceed cash distributions on your Shares.

You will be required to pay U.S. federal income taxes on your allocable share of the Trust’s income, without regard to the receipt of cash distributions on the Shares. There is no obligation to make distributions on the Shares. Accordingly, it is anticipated that you will not receive cash distributions sufficient to cover your allocable share of such taxable income or even the tax liability resulting from that income.

The Internal Revenue Service (“IRS”) could adjust or reallocate items of income, gain, deduction, loss and credit with respect to the Shares if the IRS does not accept the assumptions or conventions utilized by the Trust.

The U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. In addition, tax information reporting on IRS Schedule K-1 with respect to the Shares may be somewhat more complex than comparable reporting on IRS Form 1099. Investors in the Shares should consult their tax advisors in determining how to use the information reported on Schedule K-1 to complete their income tax returns. The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the United States Internal Revenue Code of 1986, as amended (the “Code”) or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you.

If the Trust were to fail to qualify as a partnership for U.S. federal income tax purposes, the Trust’s income and items of deduction would not pass through to the Shareholders, the Trust would be required to pay tax at corporate rates on any portion of the Trust’s net income that does not constitute tax-exempt income, and distributions by the Trust to the Trust’s Shareholders would be taxable dividends to the extent of the Trust’s earnings and profits.

It is expected that the Trust will operate and be classified as a partnership for U.S. federal income tax purposes. So long as the Trust qualifies as a partnership, it will be able to pass through its income, including the Trust’s federally tax-exempt income, if any, and deductions to the Shareholders. The Trust’s qualification as a partnership for U.S. federal income tax purposes involves the application of numerous technical provisions under which there is a lack of direct authority. In general, if a partnership is “publicly traded,” as defined in the Code, it will be treated as a corporation for U.S. federal income tax purposes. It is expected that the Trust will be treated as a publicly traded partnership. A publicly traded partnership will, however, be taxed as a partnership, and not as a corporation for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes “qualifying income” within the meaning of Section 7704(d) of the Code and the partnership is not required to register under the Investment Company Act. This exception is referred to as the “qualifying income exception.” Qualifying income generally includes interest (other than certain contingent interest and interest derived in the conduct of a financial or insurance business), dividends, real property rents, and income from certain commodities transactions.

If less than 90% of the Trust’s gross income constitutes qualifying income, for any reason, other than a failure that is determined to be inadvertent and that is cured within a reasonable time after discovery, or if the Trust is required to register under the Investment Company Act, the Trust’s items of income and deduction would not pass through to the Trust’s Shareholders and the Trust’s Shareholders would be treated for U.S. federal income tax purposes as stockholders in a corporation. The Trust would be required to pay income tax at corporate rates on any portion of its net income that did not constitute tax-exempt income. Distributions by the Trust to its Shareholders would constitute dividend income taxable to such holders to the extent of the Trust’s earnings and profits and the payment of these distributions would not be deductible by the Trust. These consequences could have a material adverse effect on the Trust its Shareholders and the value of the Shares.

FORWARD-LOOKING STATEMENTS

This prospectus includes statements that relate to future events or future performance. In some cases, you can identify these forward-looking statements by words such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable phrases. All statements, other than statements of historical fact, included in this prospectus that address activities, events or developments that may occur in the future, including matters such as changes in commodity prices and market conditions (for the Trust’s assets and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon assumptions and analyses made by the Sponsor on the basis of its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Whether actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, including under “Risk Factors,” general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies and other world economic and political developments. Consequently, the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. Moreover, none of the Sponsor, the Trustee, the Delaware Trustee, the Advisor or their respective affiliates assumes responsibility for the accuracy or completeness of any forward-looking statements. None of the Trust, the Sponsor, the Trustee, the Delaware Trustee, the Advisor or their respective affiliates is under any duty to update any forward-looking statements to conform the statements to actual results or to a change in the expectations or predictions of these persons.

USE OF PROCEEDS

Proceeds received by the Trust from the issuance and sale of Baskets will consist of Index Futures and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash). These proceeds will be held in the Trust’s account with its Custodian or the Trust’s account with its Clearing FCM until (1) transferred in connection with redemptions of Baskets or (2) liquidated to pay expenses and liabilities of the Trust (including the Sponsor’s Fee) not assumed by the Sponsor. See “Business of the Trust—Trust Expenses.”

The Advisor will invest the Trust’s assets in Index Futures, and in cash or U.S. Treasury securities and other Short-Term Securities. When the Trust purchases Index Futures, the Trust will be required to deposit with the Clearing FCM on behalf of the Exchange a portion of the value of the contract or other interest as security to cover potential losses resulting from the Index Future position. This deposit is known as initial margin. The assets of the Trust remaining after applicable margin or other payments to the Clearing FCM or the Exchange will be invested in cash or U.S. Treasuries and other Short-Term Securities. Subject to applicable margin requirements to the Clearing FCM and the Exchange, the Sponsor has sole authority to determine the percentage of assets that will be held as margin with the Clearing FCM or as collateral with the Custodian.

In general, the Trust expects that it will be required to post between [ ] and [ ] of the notional value of Index Futures as initial margin. The cash and U.S. Treasuries and other Short-Term Securities held by the Trust will constitute reserves that will be available to meet ongoing margin requirements. All interest income will be used for the Trust’s benefit.

The Clearing FCM, the Clearing House, the Exchange or government agencies could increase margin requirements applicable to the Trust to hold trading positions at any time. Moreover, the initial margin that is deposited with the Clearing FCM is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

The assets of the Trust posted as margin for Index Futures will be held in segregation pursuant to the Commodity Exchange Act and CFTC regulations.

FUTURES CONTRACTS ON THE DJ-UBS ROLL SELECT CI

The assets of the Trust consist of Index Futures and cash or Short-Term Securities posted as margin and held to collateralize the Trust’s Index Future positions. The Trust is expected to roll out of its existing positions on an ongoing basis and into new exchange-traded futures contracts on the DJ-UBS Roll Select CI. The Trust’s Index Futures will be listed for trading on the Exchange, and are expected to be regulated futures contracts within the meaning of Section 1256 of the Code.

Index Futures subsequently acquired by the Trust may have terms that differ from those of its initial Index Futures, including transaction fees associated with the purchase and sale of Index Futures on the Exchange. The fees currently charged by the Exchange and the Trust’s Clearing FCM for purchases and sales of the Trust’s initial Index Futures are set forth below. Such fees are current only as of the date of this prospectus and are subject to change from time to time by the Exchange or the Clearing FCM.

[Insert fee table]

The Trust’s Index Futures are expected to provide for cash settlement, at expiration, based upon the final settlement value of the DJ-UBS Roll Select CI at the expiration of the contract, multiplied by a fixed dollar multiplier. Futures contracts typically require deposits of initial margin as well as payments of cash (known as “variation margin”) in an amount equal to the change in the daily settlement level of the Index Future as the value of the contracts fluctuate. The initial margin requirement for the Trust’s initial Index Futures is expected to be generally [            ]% to [            ]% of the established position, but is subject to change from time to time by the Exchange or the Clearing FCM. On a daily basis, market participants with positions in Index Futures, are obligated to pay, or entitled to receive, variation margin in an amount equal to the change in the daily settlement level of the Index Future from the preceding trading day’s settlement level (or, initially, the contract price at which the position was entered into). Specifically, if the daily settlement price of the contract increases over the previous day’s price, the seller of the contract must pay the difference to the buyer, and if the daily settlement price is less than the previous day’s price, the buyer of the contract must pay the difference to the seller. The daily settlement prices for the Trust’s Index Futures are established by the Exchange shortly after the close of trading in Chicago on each trading day.

The Trust’s Index Futures are subject to the rules of the Exchange, which will initially be the CME, one of the CME Group’s DCMs. The Index Futures will initially trade on GLOBEX, the CME’s electronic trading system, and are not expected to trade through open outcry on the floor of the CME. Transactions in Index Futures are cleared through the Clearing House by the market participant’s futures commission merchant (each, an “FCM”) acting as its agent. Under these clearing arrangements, the Clearing House becomes the buyer to each member FCM representing a seller of the contract and the seller to each member FCM representing a buyer of the contract. As a result of these clearing arrangements, each market participant holding a position in Index Futures is subject to the credit risk of the Clearing House and the FCM carrying its position in Index Futures.

[Creation and redemption of interests in the Trust are generally effected through EFRPs. EFRPs involve contemporaneous transactions in futures contracts and the underlying cash commodity or a closely related commodity or OTC instrument. In a typical EFRP, the buyer of the futures contract sells the underlying commodity or a commodity-linked instrument to the seller of the futures contract. In the context of Index Futures, the CME permits the execution of EFRPs consisting of simultaneous purchases (sales) of Index Futures and sales (purchases) of Shares.]

This mechanism generally is used by the Trust in connection with the creation and redemption of Baskets. Specifically, it is anticipated that an Authorized Participant requesting the creation of additional Baskets typically will transfer Index Futures and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) to the Trust in return for Shares. If an EFRP is executed in connection with the redemption of one or more Baskets, an Authorized Participant will transfer to the Trust the Shares being redeemed and the Trust will transfer to the Authorized Participant Index Futures and cash or Short-Term Securities.

THE INDEX, THE DJ-UBS CI AND THE DJ-UBS ROLL SELECT CI

This section contains a description of the Index, the DJ-UBS CI, and the DJ-UBS Roll Select CI. All information regarding the Index, the DJ-UBS CI and the DJ-UBS Roll Select CI contained in this prospectus, including their respective compositions, methods of calculation, changes in their constituent components and historical performance, has been derived from information published by the Index Co-Sponsors, but has not been independently verified. “Dow Jones®,” “DJ,” “Dow Jones Indexes,” “UBS,” “Dow Jones-UBS Commodity IndexSM,” “Dow Jones-UBS Roll Select Commodity IndexSM,” “Dow Jones-UBS Roll Select Commodity Index Total ReturnSM,” “DJUBSCISM,” “DJUBSRSSM” and “DJUBSRSTSM” are service marks of Dow Jones and UBS AG, as the case may be, have been licensed to CME Indexes and have been sublicensed for use for certain purposes by the Trust. You, as an investor in the Shares, should conduct your own investigation into the Index, the DJ-UBS CI, the DJ-UBS Roll Select CI and the Index Providers. Additional information is available at www.djindexes.com.

The Shares are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparts to the Shares or any member of the public regarding the advisability of investing in securities or commodities generally or in the Shares particularly. The only relationship of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates to the Trust is the licensing of certain trademarks, trade names and service marks and of the DJ-UBSCI SM, DJ-UBSRSSM and the DJ-UBSRSTSM, which is determined, composed and calculated by CME Indexes in conjunction with UBS Securities without regard to the Trust or the Shares. Dow Jones, UBS Securities and CME Indexes have no obligation to take the needs of the Trust or the owners of the Shares into consideration in determining, composing or calculating the DJ-UBSCI SM, DJ-UBSRSSM or the DJ-UBSRSTSM. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Shares to be issued or in the determination or calculation of the equation by which the Shares are to be converted into cash. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Shareholders, in connection with the administration, marketing or trading of the Shares. Notwithstanding the foregoing, UBS AG, UBS Securities, CME Group Inc. and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Shares currently being issued by the Trust, but which may be similar to and competitive with the Shares. In addition, UBS AG, UBS Securities, CME Group Inc. and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Dow Jones-UBS Commodity IndexSM, the Dow Jones-UBS Roll Select Commodity IndexSM and the Dow Jones-UBS Roll Select Commodity Index Total ReturnSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Dow Jones-UBS Commodity IndexSM, the Dow Jones-UBS Roll Select Commodity IndexSM and the Dow Jones-UBS Roll Select Commodity Index Total ReturnSM and the Shares.

This registration statement relates only to the Shares and does not relate to the exchange-traded physical commodities underlying any of the components of the Dow Jones-UBS Commodity IndexSM, the Dow Jones-UBS Roll Select Commodity IndexSM or the Dow Jones-UBS Roll Select Commodity Index Total ReturnSM. Purchasers of the Shares should not conclude that the inclusion of a futures contract in the Dow Jones-UBS Commodity IndexSM, the Dow Jones-UBS Roll Select Commodity IndexSM or the Dow Jones-UBS Roll Select Commodity Index Total ReturnSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates. The information in this registration statement regarding the components in the Dow Jones-UBS Commodity IndexSM, the Dow Jones-UBS Roll Select Commodity IndexSM and the Dow Jones-UBS Roll Select Commodity Index Total ReturnSM has been derived solely from publicly available documents. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the components in the Dow Jones-UBS Commodity IndexSM, the Dow Jones-UBS Roll Select Commodity IndexSM or the Dow Jones-UBS Roll Select Commodity Index Total ReturnSM in connection with Shares. None of Dow Jones, UBS AG, UBS Securities, CME Indexes or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the components in the Dow Jones-UBS Commodity IndexSM, the Dow Jones-UBS Roll Select Commodity IndexSM or the Dow Jones-UBS Roll Select Commodity Index Total ReturnSM, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES-UBS COMMODITY INDEXSM, THE DOW JONES-UBS ROLL SELECT COMMODITY INDEXSM, THE DOW JONES-UBS ROLL SELECT COMMODITY INDEX TOTAL RETURNSM OR ANY DATA RELATED THERETO AND NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE TRUST, OWNERS OF THE SHARES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM, THE DOW JONES-UBS ROLL SELECT COMMODITY INDEXSM, THE DOW JONES-UBS ROLL SELECT COMMODITY INDEX TOTAL RETURNSM OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS COMMODITY INDEXSM, THE DOW JONES-UBS ROLL SELECT COMMODITY INDEXSM, THE DOW JONES-UBS ROLL SELECT COMMODITY INDEX TOTAL RETURNSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES, UBS AG, UBS SECURITIES, CME INDEXES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG UBS SECURITIES, CME INDEXES AND THE TRUST, OTHER THAN UBS AG AND THE LICENSORS OF CME INDEXES.

The following information with respect to the Index, the DJ-UBS CI and the DJ-UBS Roll Select CI reflects the current policies of the Index Co-Sponsors and is subject to change. Dow Jones and UBS AG own certain intellectual property rights and the Index Co-Sponsors together own the other rights to the Index, the DJ-UBS CI and the DJ-UBS Roll Select CI. The Index Providers have no obligation to consider your interests as a holder of Shares in the Trust and have no obligation to continue to publish, and may discontinue the publication of, the Index, the DJ-UBS CI or the DJ-UBS Roll Select CI. The consequences of any discontinuation of the DJ-UBS Roll Select CI are described under “Risk Factors—Risk Factors Relating to Index Futures and the DJ-UBS Roll Select CI—A cessation of publication of the DJ-UBS Roll Select CI could materially and adversely affect the activities of the Trust.”

Current information regarding the market values of the Index, the DJ-UBS CI and the DJ-UBS Roll Select CI is currently distributed by Thomson Reuters® and by other major market data vendors, and is available from numerous sources, including at www.djindexes.com. None of the Sponsor, the Advisor, the Trustee or the Trust makes any representation that such information about the Index, the DJ-UBS CI or the DJ-UBS Roll Select CI is accurate or complete. In addition, none of the Sponsor, the Advisor, the Trustee or the Trust accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index, the DJ-UBS CI or the DJ-UBS Roll Select CI.

Overview

The Index is the total return version of the DJ-UBS Roll Select CI, and reflects the returns of the DJ-UBS Roll Select CI together with the returns from specified U.S. Treasury securities intended to reflect the returns of assets held to fully collateralize the futures contracts reflected in the DJ-UBS Roll Select CI. The DJ-UBS Roll Select CI itself is a version of the DJ-UBS CI that incorporates the economic effect of an alternative rolling methodology, as described in more detail below. The DJ-UBS CI itself forms the base commodities index from which the DJ-UBS Roll Select CI and the Index are derived. Set forth below is a description of the how the DJ-UBS CI is determined and calculated, a description of how the DJ-UBS Roll Select CI is derived from the DJ-UBS CI, and finally, a description of how the Index is derived from the DJ-UBS Roll Select CI.

The DJ-UBS CI

The DJ-UBS CI, from which the DJ-UBS Roll Select CI is based, was created by AIG International Inc. in 1998 and acquired by UBS Securities in May 2009, at which time UBS Securities and Dow Jones entered into a joint marketing agreement to market the DJ-UBS CI and related indices. Dow Jones subsequently assigned its interest in the joint marketing agreement to CME Indexes. CME Indexes and UBS Securities are together responsible for calculating the DJ-UBS CI and related indices and sub-indices, including the Index and the DJ-UBS Roll Select CI.

The DJ-UBS CI is a benchmark index composed of futures contracts on physical commodities, the selection and weighting of which are currently determined based on the five-year average of the trading volume, adjusted by the historic U.S. dollar value of the futures contract being considered for inclusion in the index, and the five-year average of production figures, adjusted by the historic U.S. dollar value of the related futures contracts, for the underlying commodities. The 23 commodities currently eligible for inclusion in the DJ-UBS CI are:

Aluminum	Heating Oil	Soybean Oil
Cocoa	Lead	Soybeans
Coffee	Lean Hogs	Sugar
Copper	Live Cattle	Tin
Corn	Natural Gas	Unleaded Gas
Cotton	Nickel	Wheat
Crude Oil	Platinum	Zinc
Gold	Silver

There are 19 commodities currently represented in the DJ-UBS CI. Cocoa, lead, platinum and tin are the four eligible commodities which are not currently represented in the DJ-UBS CI. For each of the 19 included commodities, specified futures contracts with specified delivery dates are designated for inclusion in the DJ-UBS CI. The DJ-UBS CI is reweighted and rebalanced annually, on a price-percentage basis, to reflect changes in trading volume and production figures. The selection and weighting of the DJ-UBS CI’s constituents and its index methodology is intended to reflect the following four main principles:

•

Economic Significance. In order to achieve a fair representation of the relative importance of a diversified group of commodities to the world economy, the DJ-UBS CI uses both liquidity data and U.S. dollar-weighted production data in determining the relative quantities of included commodities that are reflected in the calculation of the DJ-UBS CI. Liquidity data reflects the amount of trading volume in the futures contracts on a commodity as a measure of the economic significance of that commodity, which is particularly relevant for commodities such as gold or silver, the production figures for which do not reflect their significant role in the world economy.

•

Diversification. In order to avoid disproportionate weighting of any particular commodity or sector, the DJ-UBS CI tries to provide diversified exposure to commodities as an asset class by applying both minimum and maximum weights to component commodities and sectors, as described under “—Determination of DJ-UBS CI Index Constituents.”

•

Continuity. In order to be responsive to the changing nature of commodity markets without completely reshaping the character of the DJ-UBS CI from year to year, the DJ-UBS CI seeks a balanced approach to provide a stable benchmark over time, through a combination of annual re-balancing, five-year averaging of liquidity and production data, diversification rules for constituent commodities and other index features.

•	Liquidity. In order to provide a more liquid index, the DJ-UBS CI explicitly includes the liquidity of the underlying commodities futures contracts as a weighting factor.

For additional detail regarding the DJ-UBS CI’s current method of selecting constituents and calculation of the DJ-UBS CI itself, see “—Determination of DJ-UBS CI Index Constituents” and “—Calculation of the DJ-UBS CI.”

The DJ-UBS CI reflects the increased or decreased return associated with “rolling” futures contracts. Because futures contracts have scheduled expirations, or delivery months, as one contract nears expiration it becomes necessary to close out the position in that delivery month and establish a position in a later available delivery month. This process is referred to as “rolling” the position forward. “Rolls” are traditionally accomplished by selling the position in the closest delivery month and purchasing a position of equivalent value in a later applicable delivery month. Markets for futures contracts can be in “backwardation,” which means that futures contracts with distant delivery months are priced lower than those with nearer delivery months, or can exhibit “contango,” which means that futures contracts with distant delivery months are priced higher than those with nearer delivery months.

The DJ-UBS CI reflects the economic impact of the roll process by reducing the weights applied to expiring futures contracts while correspondingly increasing the weights applied to the futures contracts that are replacing such expiring futures contracts. This roll simulation is generally conducted at the beginning of each month over the course of five business days, lasting from the sixth business day until the tenth business day of each month. The DJ-UBS CI conducts its roll simulations each month by rolling out of the designated futures contracts expiring in that month and rolling into those designated futures contracts with the next closest designated delivery month. Currently, the designated contracts and related designated delivery months for each of the eligible constituent commodities of the DJ-UBS CI or its sub-indices are as follows:

Commodity	Designated Contract	Exchange	Designated Delivery Months
Aluminum	High Grade Primary Aluminum	LME	January, March, May, July, September, November
Cocoa(1)	Cocoa	NYBOT	March, May, July, September, December
Coffee	Coffee “C”	NYBOT	March, May, July, September, December
Copper	Copper	COMEX	March, May, July, September, December
Corn	Corn	CBOT	March, May, July, September, December
Cotton	Cotton	NYBOT	March, May, July, December
Crude Oil	Light, Sweet Crude Oil Brent Crude Oil	NYMEX ICE	January, March, May, July, September, November January, March, May, July, September, November
Feeder Cattle(2)	Feeder Cattle	CME	January, March, May, August, October
Gas Oil(2)	Gas Oil	ICE	January, March, May, July, September, November
Gold	Gold	COMEX	February, April, June, August, December
Heating Oil	Heating Oil	NYMEX	January, March, May, July, September, November
Lead(1)	Refined Standard Lead	LME	January, March, May, July, September, November
Live Cattle	Live Cattle	CME	February, April, June, August, October, December
Lean Hogs	Lean Hogs	CME	February, April, June, July, August, October, December
Natural Gas	Henry Hub Natural Gas	NYMEX	January, March, May, July, September, November
Nickel	Primary Nickel	LME	January, March, May, July, September, November
Orange Juice(2)	Frozen Concentrated OJ	NYBOT	January, March, May, July, September, November
Platinum(1)	Platinum	NYMEX	January, April, July, October
Silver	Silver	COMEX	March, May, July, September, December

Commodity	Designated Contract	Exchange	Designated Delivery Months
Soybeans	Soybeans	CBOT	January, March, May, July, November
Soybean Meal(2)	Soybean Meal	CBOT	January, March, May, July, December
Soybean Oil	Soybean Oil	CBOT	January, March, May, July, December
Sugar	World Sugar No. 11	NYBOT	March, May, July, October
Tin(1)	Refined Tin	LME	January, March, May, July, September, November
Unleaded Gasoline	Reformulated Blendstock for Oxygen Blending	NYMEX	January, March, May, July, September, November
Wheat	Wheat	CBOT	March, May, July, September, December
Zinc	Special High Grade Zinc	LME	January, March, May, July, September, November

(1)	These commodities are not currently components of the DJ-UBS CI.
(2)	These commodities are currently not eligible to be components of the DJ-UBS CI, but are used in various sub-indices.

The DJ-UBS Roll Select CI

The Index Futures in which the Trust is investing will be based on the DJ-UBS Roll Select CI. The DJ-UBS Roll Select CI is a version of the DJ-UBS CI that tries to mitigate the effects of contango arising from the rolling process. Rather than incorporating the economic effect of rolling into futures contracts with the next closest designated delivery month, the DJ-UBS Roll Select CI incorporates the economic effect of rolling into applicable futures contracts that exhibit the least contango or, if applicable, the most backwardation, in each case relative to the contracts of the immediately preceding delivery month.

The DJ-UBS Roll Select CI implements its rolling methodology by selecting from the eligible contracts for each commodity on its applicable “contract selection date,” the contract that exhibits the greatest amount of backwardation or least amount of contango, on an annualized basis, relative to the contract with the immediately preceding delivery date on the same commodity. This is accomplished by first dividing the price of each eligible contract from the price of the contract immediately preceding such eligible contract, to determine the percentage difference between the two prices. Because this price difference may be affected by the relative time between the eligible contract and its immediately preceding contract, this price difference is multiplied by 365 and divided by the number of actual days between the delivery dates of the two contracts, to arrive at a measure of the relative annualized contango/backwardation, referred to as the “annualized spread,” exhibited between the eligible contract and the contract immediately preceding it. Based on a comparison of these annualized spreads, the eligible contract that has the highest annualized spread relative to its immediately preceding contract is the one selected as the contract for the DJ-UBS Roll Select CI to establish new positions in. This roll selection process generally occurs every month on the fourth business day of the month, subject to changes or adjustments to this process implemented by the Index Co-Sponsors.

Because the DJ-UBS Roll Select CI utilizes a different designated contract selection process than the DJ-UBS CI, the futures contracts comprising the DJ-UBS Roll Select CI at any particular time may have different delivery months than those comprising the DJ-UBS CI, and the levels of the DJ-UBS Roll Select CI and the DJ-UBS CI may correspondingly differ. In addition, as a result of this difference in rolling processes, both the performance of the DJ-UBS Roll Select CI and the DJ-UBS CI and the dollar-value weights of their respective underlying futures contracts are expected to differ over time.

Although the DJ-UBS Roll Select CI’s roll process is designed to mitigate the effects of contango and to take advantage of the effects of backwardation, there can be no guarantee that the futures contracts selected for inclusion in the DJ-UBS Roll Select CI will outperform the futures contracts selected for inclusion in the DJ-UBS CI. For example, it is possible that the contracts included in the DJ-UBS Roll Select CI could experience less appreciation or greater depreciation than the contracts included in the DJ-UBS CI, particularly when the price of a contract included in either index is influenced by changing expectations of future supply and demand for the related commodity for such contract’s specific delivery month. Because the DJ-UBS Roll Select CI tends to roll into futures contracts that demonstrate less contango or more backwardation relative to the futures contracts with delivery dates immediately preceding such futures contracts, the DJ-UBS Roll Select CI may exhibit a tendency to roll into contracts exhibiting relatively lower pricing due to seasonal dips in the delivery month of the selected contract, seasonal upswings in the delivery month of the immediately preceding contract or short-term supply or demand shocks affecting either delivery month, without regard to whether the selected contract would be expected to appreciate relative to the contract expiring immediately before it. Additionally, the frequency with which the DJ-UBS Roll Select CI rolls its futures contracts is expected to differ from that of DJ-UBS CI. Due to these differences in the roll methodology, there is no guarantee that the DJ-UBS Roll Select CI or the Index will have the exact same individual component weights as the DJ-UBS CI. For further discussion of the risks associated with the DJ-UBS Roll Select CI, see “Risk Factors—Risk Factors Relating to Index Futures and the DJ-UBS Roll Select CI.”

The Index

The Index is designed to reflect the returns on a fully collateralized investment in the DJ-UBS Roll Select CI, by combining the returns of the DJ-UBS Roll Select CI with the returns on cash collateral invested in three-month U.S. Treasury bills.

DJ-UBS CI Index Composition and Methodology

The following is a summary of the composition of and the methodology used to calculate the DJ-UBS CI as of the date of this prospectus. The methodology for determining the composition and weighting of the DJ-UBS CI and for calculating its value is subject to modification by the Supervisory Committee, as described in “—The Supervisory Committee and the Advisory Committee” below. The Index Co-Sponsors jointly make the official calculations of the value of the DJ-UBS CI. At present, this calculation is performed every fifteen seconds and disseminated by the CME Group Inc. The DJ-UBS CI level is made available on Bloomberg and Reuters and is updated at approximately fifteen second intervals during business hours on each day on which the DJ-UBS CI is calculated. The settlement price for the DJ-UBS CI is reported on Bloomberg and Reuters at the end of each such day.

The Supervisory Committee and the Advisory Committee

The Index Co-Sponsors have established a two-tier oversight structure for the DJ-UBS CI comprised of the “Supervisory Committee” and the “Advisory Committee.” The Supervisory Committee is comprised of three members, two of whom are appointed by UBS Securities and one of whom is appointed by CME Indexes, and makes all final decisions relating to the DJ-UBS CI, taking into consideration any advice and recommendations of the Advisory Committee. The Advisory Committee consists of six to twelve members drawn from the financial and academic communities. Both the Supervisory and Advisory Committees meet annually to consider any changes to be made to the DJ-UBS CI for the coming year. These committees may also meet at such other times as may be necessary for the purposes of their respective responsibilities in connection with the oversight of the DJ-UBS CI.

The Supervisory Committee has a significant degree of discretion in exercising its supervisory duties with respect to the DJ-UBS CI and related indices and sub-indices, including the Index and the DJ-UBS Roll Select CI. This discretion would permit, among other things, changes to the composition of such indices or changes to the manner or timing of the publication of the values of such indices at any time during the year if the Supervisory Committee deems the changes necessary in light of factors that include, but are not limited to (i) changes in liquidity of the underlying futures contracts that are included in such indices or (ii) changes in legal, regulatory, sourcing or licensing matters relating to publication or replication of such indices. In particular and without limitation, the Index Co-Sponsors’ access and rights to use data in connection with calculating, publishing and licensing the DJ-UBS CI and related indices and sub-indices remain subject to the ongoing consent of the sources of such data, which consent could be revoked at any time. Further, the sources of such data have reserved the right to revise the terms and conditions of access and use of their data upon notice to the Index Co-Sponsors. The Supervisory Committee reserves the right to modify the composition of the DJ-UBS CI and related indices and sub-indices, including the Index and the DJ-UBS Roll Select CI, on an as-needed basis to minimize the impact of any loss of access to, or revised terms of use with respect to, such source data on such indices.

The Supervisory Committee has no obligation to take the interests of any parties to any transactions involving the Index, the DJ-UBS CI or the DJ-UBS Roll Select CI or any related indices or sub-indices into consideration when reweighting or making any other changes to such indices. In addition, the members of the Supervisory Committee are appointed by the Index Co-Sponsors, each of whom may engage in transactions that may adversely affect the value of the Index, the DJ-UBS CI or the DJ-UBS Roll Select CI or any related indices or sub-indices, the value of the futures contracts or commodities underlying such indices, or the value of your Shares.

Determination of DJ-UBS CI Index Constituents

The composition of the DJ-UBS CI is determined by UBS Securities each year under the supervision of, and in accordance with the procedures adopted by, the Supervisory Committee. The final composition of the DJ-UBS CI for each calendar year is subject to the approval of the Supervisory Committee in consultation with the Advisory Committee, and once this approval has been obtained, the new composition of the DJ-UBS CI is publicly announced, and takes effect in the month of January of the relevant calendar year.

The relative weight of a commodity eligible for inclusion in the DJ-UBS CI, or its commodity index percentage (“CIP”), is initially determined based on (i) the relative production percentages of the commodities eligible for inclusion in the DJ-UBS CI and (ii) the relative liquidity of the futures contracts that UBS Securities has designated as the eligible reference contracts for those commodities. This initial CIP calculation is then adjusted to give effect to caps and floors on such CIPs and to adjust the weights for gold and silver, the relative production numbers of which, according to the Dow Jones-UBS Commodity IndexSM Handbook, last published by the Index Co-Sponsors as of May 2012 (the “Handbook”), understate their economic significance.

The initial commodity production percentage (“CPP”) is determined for each commodity by taking the five-year average of production figures for the related commodity, adjusted by the historic U.S. dollar value of the related designated contract, and dividing the result by the sum of such products for all eligible commodities. In cases where there is more than one designated contract for a particular commodity, this measurement is initially taken only for one designated contract. There will typically be some time lag with respect to the production numbers that are reflected in the DJ-UBS CI, because production data can often only be obtained on a delayed basis for many commodities. For example, the historic five-year period used to calculate the CPPs for the DJ-UBS CI in 2012 was the period from 2004 through and including 2008.

This initial CPP calculation is then allocated to the designated contract or contracts corresponding to each commodity. In order to avoid double-counting commodities in the same commodity sector (e.g., a primary commodity and the commodity or commodities that are derived from such primary commodity), and to avoid double-counting in any commodity with more than one designated contract, the final CPPs of designated contracts within the same commodity sector are calculated by allocating among such designated contracts the initial CPP calculated for the primary commodity in such sector, based on the commodity liquidity percentages (as calculated below) for each designated contract for the commodities within that sector. As of the date of the Handbook, there were two commodity sectors represented in the DJ-UBS CI – the first consisting of crude oil as the primary commodity, with heating oil and unleaded gasoline as its derivatives, and the second consisting of soybeans as the primary commodity, with soybean oil as its derivative. In addition, crude oil itself was represented by two different designated contracts – the contract for Light, Sweet Crude Oil traded on NYMEX and the contract for Brent Crude Oil traded on ICE.

The commodity liquidity percentage (“CLP”) for each designated contract is determined by taking a five-year average of the product of annual trading volume (adjusting for the number of applicable units of the commodity, e.g., barrels or metric tons, per contract) of such designated contract and the related historic U.S. dollar value for such contract, and dividing the result by the sum of such products for all designated contracts. As of the date of the Handbook, the five-year average trading volume used to calculate CLP for each designated contract was the period from 2006 through and including 2010. In some cases, such as copper, the related CLP may be calculated using the trading volume for a contract other than the designated contract. In addition, as in the case of crude oil, more than one reference contract may be designated for a particular commodity.

The initial CIP for each designated contract is equal to  1/3×CPP +  2/3×CLP for that designated contract. In order to calculate the final CIPs, the following further adjustments are made:

•	First, any designated contract with a CIP of less than 0.5% is reduced to zero;

•	Second, if any commodity sector (as described above) consists of designated contracts with CIPs totaling more than 25%, the CIPs of such designated contracts are reduced such that they equal 25%;

•	Third, any designated contract with a CIP of greater than 15% is reduced to 15%;

•	Fourth, if any commodity group (as described below) consists of designated contracts with CIPs totaling more than 33%, the CIPs of such designated contracts are reduced such that they equal 33%;

•	Fifth, the CIPs for the designated contracts for each of gold and silver are set to equal the lesser of its CLP and 15%;

•	Sixth, any designated contract with a CIP of less than 2% is increased to 2%; and

•

Seventh, if any designated contract has a ratio of CIP (after giving effect to the first six steps above) to CLP greater than 3.5, its CIP is reduced so that it equals the greater of (i) 2% and (ii) the CIP that would cause the CIP to CLP ratio to equal 3.5.

For each of the first six steps above, in order to keep the sum of the CIPs for each of the commodities equal to 100% after each step is completed, any adjustment to the CIPs of affected designated contracts is accompanied by a corresponding increase or reduction, as applicable, that is allocated pro rata to the CIPs of the other designated contracts in the DJ-UBS CI, other than those which were eliminated as part of the first step, reduced in accordance with the caps set forth in steps two through four or adjusted to equal their respective CLPs in step five. For the seventh and final step, the aggregate reduction in CIP resulting from this step is accompanied by a corresponding increase, allocated equally to the CIPs of the designated contracts still in the DJ-UBS CI with CIP to CLP ratios below 2.0 (excluding any such designated contracts that were reduced in accordance with the caps set forth in steps two through four).

Any aggregate reduction to a commodity sector or commodity group under steps two or four is allocated to the designated contracts within such commodity sector or commodity group to preserve the relative weights of the CIPs as calculated immediately prior to making any adjustments unders such step. For the purposes of step four, the current commodity groups for commodities eligible for inclusion in the DJ-UBS CI are as follows:

Commodity Group:	Commodities:

Energy	Crude Oil (WTI and Brent) Heating Oil Natural Gas Unleaded Gasoline

Precious Metals	Gold Platinum Silver

Industrial Metals	Aluminum Copper Lead Nickel Tin Zinc

Commodity Group:	Commodities:

Livestock	Live Cattle Lean Hogs

Grains	Corn Soybeans Soybean Oil Wheat

Softs	Cocoa Coffee Cotton Sugar

The commodities and related designated contracts currently included in the DJ-UBS CI and their respective final CIPs (rounded to the nearest thousandth of a percentage) for 2012 are as follows:

Commodity	Designated Contract	Exchange	Units	Price Quote	CIP(1)
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	USD/metric ton	5.877%
Coffee	Coffee “C”	NYBOT	37,500 lbs	U.S. cents/pound	2.572%
Copper	Copper	COMEX	25,000 lbs	U.S. cents/pound	7.064%
Corn	Corn	CBOT	5,000 bushels	U.S. cents/bushel	6.671%
Cotton	Cotton	NYBOT	50,000 lbs	U.S. cents/pound	2.000%
Crude Oil	Light, Sweet Crude Oil	NYMEX	1,000 barrels	USD/barrel	9.687%
	Brent Crude Oil	ICE	1,000 barrels	USD/barrel	5.313%
Gold	Gold	COMEX	100 troy oz.	USD/troy oz.	9.794%
Heating Oil	Heating Oil	NYMEX	42,000 gallons	U.S. cents/gallon	3.460%
Live Cattle	Live Cattle	CME	40,000 lbs	U.S. cents/pound	3.635%
Lean Hogs	Lean Hogs	CME	40,000 lbs	U.S. cents/pound	2.113%
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	USD/mmbtu	10.765%
Nickel	Primary Nickel	LME	6 metric tons	USD/metric ton	2.580%
Silver	Silver	COMEX	5000 troy oz.	USD/troy oz.	2.769%
Soybeans	Soybeans	CBOT	5,000 bushels	U.S. cents/bushel	7.084%
Soybean Oil	Soybean Oil	CBOT	60,000 lbs	U.S. cents/pound	3.372%
Sugar	World Sugar No. 11	NYBOT	112,000 lbs	U.S. cents/pound	3.758%
Unleaded Gasoline	Reformulated Blendstock for Oxygen Blending	NYMEX	42,000 gallons	U.S. cents/gallon	3.406%
Wheat	Wheat	CBOT	5,000 bushels	U.S. cents/bushel	4.962%
Zinc	Special High Grade Zinc	LME	25 metric tons	USD/metric ton	3.119%

(1)	May not total 100% due to rounding.

Calculation of the DJ-UBS CI

The level of the DJ-UBS CI was set to be equal to 100 as of December 31, 1990. Subsequent levels of the DJ-UBS CI are determined by multiplying the level of the DJ-UBS CI as of the previous day by a fraction equal to (i) the weighted average value (“WAV”) of the DJ-UBS CI as of the current day divided by (ii) the WAV of the DJ-UBS CI as of the previous day, subject to adjustment for roll periods as described below. The WAV of the DJ-UBS CI on any given day is calculated by summing the products of the settlement prices of the designated contracts for each commodity multiplied by the commodity index multiplier (“CIM”) of such designated contract.

The CIMs of the designated contracts in the DJ-UBS CI are determined annually, generally on the fourth business day of each year (the date of such determination, the “CIM Determination Date”). On the CIM

Determination Date, initial CIMs (“ICIMs”) are calculated for each designated contract by multiplying such contract’s CIP by 1,000, then dividing such product by the contract’s settlement price as of the CIM Determination Date. To determine the final CIM for each designated contract for the new year, each ICIM is multiplied by an adjustment factor, which is a fraction equal to (i) the WAV of the DJ-UBS CI as of the CIM Determination Date, as calculated using the CIMs from the prior year, divided by (ii) 1,000. This adjustment factor is intended to preserve WAV continuity from one year to the next.

During roll periods, which generally occur during the sixth through tenth business days of each month, the level of the DJ-UBS CI is calculated using a blended WAV formula that reflects the fact that the DJ-UBS CI is rolling out of expiring contracts and into replacement contracts. The WAV associated with the existing index components (“Old WAV”) begins weighted at 100% as of the business day preceding the roll period and decreases by 20% on each subsequent business day until reduced to zero; it has no further effect on the level of the DJ-UBS CI by the fifth business day of such roll period. The WAV associated with the new index components (“New WAV”) begins weighted at 0% as of the business day preceding the roll period and increases by 20% on each subsequent business day such that by the fifth business day of such roll period, the level of the DJ-UBS CI is determined based entirely on the New WAV.

Accordingly, during a roll period, the level of the DJ-UBS CI on any given day can be calculated as the product of the level of the DJ-UBS CI as of the previous day, multiplied by a fraction equal to: (i) Old WAV× (1-0.2n) + New WAV × (0.2n), using the Old WAV and New WAV values as of such day, divided by (ii) Old WAV × (1-0.2n) + New WAV × (0.2n), using the Old WAV and New WAV values as of the previous day. The variable “n” in this equation represents the number of business days that have elapsed for such roll period through and including the relevant date of determination.

Calculation of the DJ-UBS Roll Select CI

The DJ-UBS Roll Select CI will be calculated using the same general methodology as the DJ-UBS CI and using the same CIPs and CIMs used in connection with calculating the DJ-UBS CI. However, because the roll process for the DJ-UBS Roll Select CI is different from that of the DJ-UBS CI, its constituent futures contracts may differ from those included in the DJ-UBS CI. This difference is expected to cause the dollar-value weights and the weighted average value of the futures contracts included in each index to differ over time, and, as a result, cause the performance of the two indices to diverge.

Calculation of the Index

The Index combines the returns of the DJ-UBS Roll Select CI with the returns of the most recent weekly auction high rate for three-month U.S. Treasury bills, as reported on the website http://publicdebt.treas.gov/AI/OFBills under the column headed “Discount Rate %” published by the Bureau of the Public Debt of the U.S. Treasury, or any successor source. The level of the Index, which was set at a hypothetical level of 100 as of December 31, 1990, can be calculated on any given day as the product of the level of the Index as of the previous day, multiplied by the sum of (i) 1.00 plus (ii) the positive or negative percentage return on the DJ-UBS Roll Select CI on such day plus (iii) the daily return based on the auction high rate for three-month U.S. Treasury bills described above.

Historical Performance of the Index

The graph below depicts the hypothetical historical performance of the Index from December 31, 1998 through [    ]. Because the Index was created on July 18, 2011, the Index Co-Sponsors have retrospectively calculated the Index levels on all dates prior to its inception. Although the Index Co-Sponsors believe that the retrospective calculation of the Index levels on each relevant date represents accurately and fairly how the Index would have performed from December 31, 1998 through July 17, 2011, the Index did not, in fact, exist during that period and certain assumptions were made in performing the retrospective calculation that may have affected the Index’s hypothetical performance for this period. You should be aware that no actual investment allowing for tracking of the performance of the Index was possible at any time prior to July 18, 2011.

Relative performance data is additionally provided for the Dow Jones-UBS Commodity Index Total Return, the total return version of the DJ-UBS CI, over the same time period from December 31, 1998 through [            ]. Although the Index has slightly outperformed the Dow Jones-UBS Commodity Index Total Return since it began trading on July 18, 2011, investors should be aware that past performance is not indicative of future performance. See “Risk Factors Relating to Index Futures and the DJ-UBS Roll Select CI—The roll selection methodology of the DJ-UBS Roll Select CI may not provide any benefits relative to the roll selection methodologies used by other commodities indices, including the DJ-UBS CI, and the DJ-UBS Roll Select CI may not outperform, or may underperform, the DJ-UBS CI.”

The hypothetical and historical data provided below should not be taken as any indication of future performance.

[Insert Graph]

BUSINESS OF THE TRUST

The activities of the Trust are generally limited to (1) issuing Baskets in exchange for Index Futures and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash), (2) holding the proceeds described in (1), [investing such proceeds in Index Futures, cash and Short-Term Securities] and transferring or pledging the cash and Short-Term Securities from such proceeds to make margin [or other] payments in respect of its Index Future positions, (3) paying out of its assets any expenses and liabilities of the Trust not assumed by the Sponsor, and (4) delivering proceeds consisting of Index Futures, cash and Short-Term Securities in exchange for Baskets surrendered for redemption.

The Trust is a passive investor in Index Futures and the cash or Short-Term Securities posted as margin and held to collateralize the Trust’s Index Future positions. The Advisor acts as the commodity trading advisor for the Trust. The Advisor will cause the Trust to enter into long positions in Index Futures and invest in Short-Term Securities used to collateralize such Index Future positions. The Trust will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the DJ-UBS Roll Select CI or the value of its Short-Term Securities. To the extent that the Trust accepts proceeds in connection with the creation of Shares in the form of cash rather than Index Futures and other assets, the Trust will use that cash to purchase additional Index Futures, in an amount that the Advisor determines will enable the Trust to achieve investment results that correspond with the Index, and to collateralize those Index Futures. At any time when Index Futures of more than one expiration are listed on the Exchange, the Trustee will determine, pursuant to the terms of the Trust Agreement and in accordance with its current lot selection procedures, which Index Futures will be transferred in connection with either the creation or redemption of Baskets.

The Trust establishes long positions in Index Futures either by receiving transfers of such positions from Authorized Participants in connection with the creation of Shares or by placing orders for purchases of Index Futures with its Clearing FCM. If the Trust purchases Index Futures, its orders will be executed through and subject to the rules of the Exchange. All Index Future positions held by the Trust, regardless of whether they are transferred to the Trust by Authorized Participants in connection with the creation of Shares or are created through purchases of Index Futures by the Trust on the Exchange, will be maintained in the Trust’s account with its Clearing FCM. In order to satisfy redemption requests, the Trust will either transfer Index Futures to the relevant Authorized Participants or liquidate Index Futures to generate cash to be transferred to such Authorized Participants. Liquidation of Index Future positions will be effected by entering orders with an FCM, for execution on the Exchange, to sell Index Futures, which will serve to offset the Trust’s existing long positions.

The Sponsor will deposit a portion of the Trust’s net assets with the Clearing FCM to be used to meet its current margin requirements in connection with its investment in Index Futures. Only cash or Short-Term Securities will be used to satisfy these requirements. The Sponsor believes that approximately [ ] to [ ] of the aggregate notional value of the Trust’s outstanding Index Futures will normally be committed as margin for its outstanding Index Futures. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of assets not needed to meet current margin requirements will be deposited with the Trust’s Custodian and will be invested in Short-Term Securities or held in cash. All interest income earned on these investments will be retained for the Trust’s benefit.

In order to achieve its investment objective, the Trust will roll existing positions in Index Futures into new Index Futures on an ongoing basis. This roll will be effected in a manner that, in the judgment of the Advisor, based on the circumstances prevailing at that time, is most beneficial to the Trust and will reduce the risks to which the Trust is exposed as a result of the roll. The roll could be effected by liquidating the Trust’s entire position in one Index Future and establishing a position in a new Index Future in a single transaction on one trading day. The roll could also be effected over a period of time by the creation and redemption of Baskets in the ordinary course, with Index Futures of different expirations, or by liquidating portions of positions in existing Index Futures and establishing corresponding positions in new Index Futures over a number of trading days, or a combination thereof.

The rolling of the Trust’s positions in Index Futures will necessarily affect the relationship between the value of the Shares and the number of Index Futures represented by each Share. When the new Index Futures to be acquired by the Trust are cheaper than the Index Futures they are replacing, the roll will result in the Trust owning a larger number of contracts in the new Index Futures than it owned in the Index Futures that were just replaced. Conversely, if the new Index Futures are more expensive than the ones being replaced, the roll will result in the Trust owning fewer contracts in the new Index Futures relative to those that were replaced. The differential in the number of Index Futures will result in the Trust participating to a greater or lesser extent in subsequent changes in the price of the Index Futures. Whether any price differential exists between the Index Futures involved in a roll, however, will depend on the prices of these Index Futures at the time the roll occurs. Because it is impossible to predict those prices, the likelihood and extent of discounts or premiums resulting from the rolling process or of how the Shares will be affected as a result thereof cannot be determined.

Investment Objective of the Trust

The investment objective of the Trust is to seek investment results that correspond generally, but are not necessarily identical, to the performance of the Index, before the payment of expenses and liabilities of the Trust. The Trust holds long positions in Index Futures and earns interest on the assets used to collateralize its holdings of Index Futures. The Trust will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by, changes in the level of the Index or the DJ-UBS Roll Select CI or the value of its Short-Term Securities.

As described in more detail under “Futures Contracts on the DJ-UBS Roll Select CI,” Index Futures are futures contracts listed for trading on the Exchange. Each Index Future on the DJ-UBS Roll Select CI is a contract that provides for cash settlement, at expiration, based upon the final settlement value of the DJ-UBS Roll Select CI at the expiration of the contract, multiplied by a fixed dollar multiplier. Accordingly, the daily settlement level of each Index Future is expected to reflect current market expectations of the DJ-UBS Roll Select CI’s final settlement value as of such Index Future’s expiration date. On a daily basis, market participants with positions in Index Futures are obligated to pay, or entitled to receive, cash (known as “variation margin”) in an amount equal to the change in the daily settlement level of the Index Future from the preceding trading day’s settlement level (or, initially, the contract price at which the position was entered into). Specifically, if the daily settlement price of the contract increases over the previous day’s price, the seller of the contract must pay the difference to the buyer, and if the daily settlement price is less than the previous day’s price, the buyer of the contract must pay the difference to the seller.

In connection with the creation of Shares, the Trust expects to receive cash (or, in the discretion of the Sponsor, Index Futures and/or Short-Term Securities in lieu of cash) in an amount sufficient to fully collateralize its Index Future positions. Other than amounts posted as margin on its open Index Future positions and other amounts required to be paid to or deposited with the Clearing FCM in accordance with the FCM Agreement, the Trust will invest the cash it receives in Short-Term Securities, generally expected to be U.S. Treasury securities with returns corresponding to the U.S. Treasury rate used to calculate the return component of the Index. Interest paid on the assets held by the Trust to collateralize its Index Future positions, net of expenses, will be reinvested by the Trust or, at the Sponsor’s discretion, distributed from time to time to Shareholders. The interest on the Trust’s collateral assets, including any portion thereof posted as margin with its Clearing FCM, together with the returns from the Index Futures, is expected to result in a total return for the Trust that corresponds generally, but is not necessarily identical, to the performance of the Index, before the payment of expenses and liabilities of the Trust. Differences between the returns of the Trust and the performance of the Index may be based on, among other factors, differences between the return on the assets used by the Trust to collateralize its Index Future positions and the U.S. Treasury rate used to calculate the return component of the Index, timing differences, differences between the portion of the Trust’s assets invested in Index Futures versus the portion of the return of the Index contributed by the DJ-UBS Roll Select CI, differences between the settlement price of Index Futures and the closing level of the DJ-UBS Roll Select CI and the payment of expenses and liabilities by the Trust.

The Shares are intended to constitute a relatively cost-effective means of achieving investment exposure to the performance of the Index. Although the Shares are not the exact equivalent of an investment in the underlying futures contracts and Treasury securities represented by the Index, the Shares are intended to provide investors with an alternative way of participating in the commodities market.

In addition, retail investors can gain exposure to the commodities underlying the DJ-UBS Roll Select CI by purchasing individual or small lots of Shares through traditional brokerage accounts, without being subject to the significantly higher minimum contract sizes required for directly establishing a position in the underlying commodities. The Shares are eligible for margin accounts.

Secondary Market Trading

While the Trust anticipates that the price of the Shares will fluctuate in a manner that reflects changes in the Trust’s net asset value over time, at any given time the Shares may trade at, above or below their NAV. The NAV will fluctuate primarily with changes in the market value of Index Futures. The trading price of the Shares will fluctuate in accordance with changes in their NAV, intraday changes in the value of the Index Futures and market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between [            ], the exchange on which the Shares trade, the Exchange on which Index Futures trade and the principal commodities markets on which the futures contracts in the DJ-UBS Roll Select CI trade. While the Shares are expected to trade on [            ] until 4:00 p.m. (New York time), liquidity in the markets for the Index Futures and the designated futures contracts for the commodities in the DJ-UBS Roll Select CI will be reduced whenever the principal markets for these contracts are closed. As a result, trading spreads, and the resulting premium or discount on the Shares, may widen during these “gaps” in market trading hours.

Valuation of Index Futures; Computation of the Trust’s Net Asset Value

The Sponsor has the exclusive authority to determine the net asset value of the Trust and the NAV, which it has delegated to the Trustee under the Trust Agreement. The Trustee determines the net asset value of the Trust and the NAV as of [    ]p.m. (New York time), on each Business Day on which [            ] is open for regular trading, as soon as practicable after that time. A “Business Day” is defined as a day (1) on which none of the following occurs: (a) [            ] is closed for regular trading, (b) the Exchange is closed for regular trading or (c) the Federal Reserve wire transfer system is closed for cash wire transfers, or (2) that the Trustee determines that it is able to conduct business.

The Trustee values the Trust’s long positions in Index Futures on the basis of that day’s settlement prices for the Index Future contracts held by the Trust, as announced by the Exchange. The value of the Trust’s positions in its Index Future contracts of a particular expiration will equal the product of (a) the number of such Index Future contracts of such expiration owned by the Trust and (b) the settlement price of such Index Future contracts on the date of calculation. If there is no announced settlement price for any such Index Future contract on a Business Day, the Trustee uses the most recently announced settlement price unless the Trustee, in consultation with the Sponsor, determines that such price is inappropriate as a basis for valuation. The daily settlement prices for the Index Future contracts are established by the Exchange shortly after the close of trading in Chicago on each trading day.

The Trustee values all other holdings of the Trust at (a) its current market value, if quotations for such property are readily available, or (b) its fair value, as reasonably determined by the Trustee, if the current market value cannot be determined.

On each day on which the Trustee must determine the net asset value of the Trust and the NAV, the Trust Administrator must value all Index Future positions and other Short-Term Securities and non-cash assets owned by the Trust and communicate such valuation to the Trustee for use by the Trustee in the determination of the

Trust’s net asset value. The Trust Administrator may be replaced if, in the judgment of the Trustee, it ceases to provide regular or accurate valuations.

Once the value of the Index Futures and interest earned on any other assets of the Trust has been determined, the Trustee subtracts all accrued expenses and liabilities of the Trust as of the time of calculation in order to calculate the net asset value of the Trust.

Once the net asset value of the Trust has been calculated, the Trustee determines the NAV by dividing the net asset value of the Trust by the number of Shares outstanding at the time the calculation is made. Shares to be delivered under a creation order are considered to be outstanding for purposes of determining the NAV if the applicable creation order was received by the Trustee prior to [     ] p.m. (New York time) (or, on any day on which the Exchange is scheduled to close early, prior to the close of trading of Index Futures on the Exchange on such day), on the date of calculation. Shares to be delivered under a redemption request are not considered to be outstanding for purposes of calculating the NAV if the applicable redemption request was received by the Trustee prior to [     ] p.m. (New York time) (or, on any day on which the Exchange is scheduled to close early, prior to the close of trading of Index Futures on the Exchange on such day), on the date of calculation.

The NAV for each Business Day on which [            ] is open for regular trading is expected to be distributed through major market data vendors and will be published online at http://www.ishares.com, or any successor thereto. The Trust will update the NAV as soon as practicable after each subsequent NAV is calculated.

Trust Expenses

The Sponsor is obligated under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Advisor, the Trust Administrator, the Processing Agent and (without duplication) their permitted delegates, (2) [            ] listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs, (7) license fees and (8) legal expenses relating to the Trust of up to $100,000 annually. The Sponsor estimates that these annual administrative, operational and marketing expenses will be approximately [    ]% of the expected net asset value of the Trust, assuming issuance of all of the Shares offered under this prospectus. The Trust is not expected to have other ordinary recurring administrative, operational or marketing expenses other than brokerage commissions and similar transaction fees, as described below. The Sponsor will also pay the costs of the issuance and distribution of the Shares being offered under this prospectus, including applicable SEC registration fees.

In return for paying the expenses described above, the Sponsor receives the Sponsor’s Fee, which accrues daily at an annualized rate equal to [    ]% of the Adjusted Net Asset Value of the Trust, and is payable by the Trust monthly in arrears. For a description of how the net asset value of the Trust is calculated, see “—Valuation of Index Futures; Computation of the Trust’s Net Asset Value” above.

The Sponsor and the Trustee may amend or terminate the Sponsor’s obligation to pay certain expenses of the Trust in compliance with the requirements described under “Description of the Shares, the Trust Agreement and the Trust Agreement—Amendment and Dissolution.”

The Trust is responsible for paying any applicable brokerage commissions and similar transaction fees out of its assets. The Sponsor does not expect such commissions and fees to exceed $[10,000] in any year.

The Trustee will also pay the following expenses out of the assets of the Trust:

•	any expenses of the Trust (including the Sponsor’s Fee) that are not assumed by the Sponsor;

•	any taxes and other governmental charges that may fall on the Trust or its property;

•

any expenses of any extraordinary services performed by the Sponsor or the Trustee on behalf of the Trust or expense of any action taken by the Sponsor or the Trustee to protect the Trust and the rights and interests of holders of the Shares; and

•	any indemnification of the Sponsor or the Advisor.

The Trustee is also entitled to charge the Trust for all expenses and disbursements incurred by the Trustee in connection with the actions described in the second and third bullet points above, including fees and disbursements of its legal counsel; provided that the Trustee is not entitled to charge the Trust for (1) expenses and disbursements that were incurred by it before the Shares were publicly traded and (2) fees of agents for performing services that the Trustee is required under the Trust Agreement to perform.

The Trustee, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. The Trustee is not responsible for any depreciation or loss incurred by reason of the liquidation of Trust property made in compliance with the Trust Agreement.

Tax Administrator

The Trustee has retained [            ], as Tax Administrator to provide tax accounting and tax reporting services. The Trustee may terminate the Tax Administrator at any time.

DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT

The Trust is a statutory trust organized under the laws of the State of Delaware on December 7, 2011. The Trust intends to continuously offer Shares to the public, but is not required to do so. The required consideration for the Trust’s issuance of Shares consists of Index Futures and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash). With the proceeds of the issuance of Shares, the Trust holds investments in Index Futures and cash or Short-Term Securities to meet applicable margin requirements for these Index Future positions. The Trust is governed by the Amended and Restated Trust Agreement dated [                ], 2012 (the “Trust Agreement”), among the Sponsor, the Trustee and the Delaware Trustee. The Trust Agreement sets out the rights of the registered holders of the Shares and the rights and obligations of the Sponsor, the Trustee and the Delaware Trustee. Delaware law governs the Trust Agreement, the Trust and the Shares. The following is a summary of material provisions of the Trust Agreement. It is qualified by reference to the entire Trust Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Each Share represents a unit of fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust will consist of its positions in Index Futures and the cash and Short-Term Securities it uses to collateralize its Index Future positions. The Trust may also hold a limited amount of cash necessary to cover any expenses of the Trust not assumed by the Sponsor. In addition, there may be other situations where the Trust may hold cash. For example, a claim may arise against an Authorized Participant, or any other third party, which is settled in cash. Any cash held by the Trust that is not used to collateralize its Index Future positions will not be held in an interest-bearing account. The Trust is not an investment company registered under the Investment Company Act and is not required to register under that Act.

Creations of Baskets

The Trust intends to offer Shares on a continuous basis on each Business Day, but issuances of new Shares may be suspended at any time. The reasons for any suspension may include, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares or the Index Futures impossible or impractical, or (3) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to either the Trustee or the Sponsor. Shares may be offered only in Baskets of [                ] Shares. Baskets will be typically issued only in exchange for an amount of Index Futures and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) equal to the Basket Amount for the Business Day on which the creation order was received by the Trustee. The Basket Amount for a Business Day will have a per Share value equal to the NAV as of such day, and the assets included in the Basket Amount will be valued in the same manner and on the same basis as the Trust’s NAV calculations for its assets generally, as more fully described in “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.” However, orders received by the Trustee on or after [     ] p.m. (New York time) (or, on any day on which the Exchange is scheduled to close early, on or after the close of trading of Index Futures on the Exchange on such day), will be treated as received on the next following Business Day. The Trustee will notify the Authorized Participants of the Basket Amount on each Business Day.

Before the Trust will issue any Baskets to an Authorized Participant, that Authorized Participant must deliver to the Trustee a creation order indicating the number of Baskets it intends to purchase and providing other details with respect to the procedures by which the Baskets will be transferred. The Trustee will acknowledge the creation order unless it or the Sponsor decides to refuse the order as described below under “—Requirements for Trustee Actions.”

Upon the transfer of (1) the required consideration of Index Futures and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) in the amounts, and to the accounts, specified by the Trustee, and (2) any and all transaction fees associated with creations (including but not limited to fees charged by the Exchange and the Clearing FCM) per Basket, initially equal to $[        ] [multiplied by the number of Index

Futures in the Basket Amount], the Trustee will deliver the appropriate number of Baskets to the DTC account of the Authorized Participant. The total transaction fees charged per Basket created may change from time to time. In limited circumstances and with the approval of the Sponsor, Baskets may be created for cash, in which case the Authorized Participant will be required to pay any additional issuance costs, including the costs to the Trust of establishing the corresponding position in Index Futures.

Only Authorized Participants can transfer the required consideration and receive Baskets in exchange. Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An Authorized Participant will have no obligation to create or redeem Baskets for itself or on behalf of other persons. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. The Sponsor and the Trustee will maintain a current list of Authorized Participants.

No Shares will be issued unless and until the Trustee receives confirmation that the required consideration has been received in the account or accounts specified by the Trustee. It is expected that delivery of the Shares will be made against transfer of consideration on the next Business Day following the Business Day on which the creation order is received by the Trustee, which is referred to as a T+1 settlement cycle. If the Trustee has not received the required consideration for the Shares to be delivered on the delivery date, by [     ] a.m. (New York time), the Trustee may cancel the creation order.

The Trustee has the right to reject any creation order for any reason. The reasons for the rejection may include, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares or the Index Futures impossible or impractical, or (3) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to either the Trustee. Neither the Trustee nor any agents acting on its behalf will be liable to any person for rejecting a creation order.

Redemptions of Baskets

Authorized Participants may typically surrender Baskets in exchange only for an amount of Index Futures and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash) equal to the Basket Amount on the Business Day the redemption request is received by the Trustee. However, redemption requests received by the Trustee on or after [     ] p.m. (New York time) (or, on any day on which the Exchange is scheduled to close early, on or after the close of trading of Index Futures on the Exchange on such day), will be treated as received on the next following Business Day. Holders of Baskets who are not Authorized Participants will be able to redeem their Baskets only through an Authorized Participant. It is expected that Authorized Participants may redeem Baskets for their own accounts or on behalf of Shareholders who are not Authorized Participants, but they are under no obligation to do so.

Before surrendering Baskets for redemption, an Authorized Participant must deliver to the Trustee a request indicating the number of Baskets it intends to redeem and providing other details with respect to the procedures by which the required Basket Amount will be transferred. The Trustee will acknowledge the redemption order unless it or the Sponsor decides to refuse the redemption order as described below under “—Requirements for Trustee Actions.”

After the delivery by the Authorized Participant to the Trustee’s DTC account of the total number of Shares to be redeemed by an Authorized Participant, the Trustee will deliver to the order of the redeeming Authorized Participant redemption proceeds consisting of Index Futures and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash). The Trustee may deliver Index Futures of different expirations than were included in the creation of the Basket, but the assets included in the redemption proceeds will be valued in the same manner and on the same basis as the Trust’s NAV calculations for its assets generally, as more fully described in “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.”

In connection with a redemption order, the redeeming Authorized Participant authorizes the Trustee to deduct from the proceeds of redemption any and all transaction fees associated with redemptions (including but not limited to fees charged by the Exchange and the Clearing FCM) per Basket, initially equal to $[        ] [multiplied by the number of Index Futures in the Basket Amount]. The total transaction fees charged per Basket redeemed may change from time to time. In limited circumstances and with the approval of the Sponsor, Baskets may be redeemed for cash, in which case the Authorized Participant will be required to pay any additional redemption costs, including the costs to the Trust of liquidating the corresponding position in Index Futures. Shares can be surrendered for redemption only in Baskets.

It is expected that delivery of the Index Futures and cash or Short-Term Securities to the redeeming Shareholder will be made against transfer of the Baskets on the next Business Day following the Business Day on which the redemption request is received by the Trustee, which is referred to as a T+1 settlement cycle. If the Trustee’s DTC account has not been credited with the total number of Shares to be redeemed pursuant to the redemption order by [     ] a.m. (New York time), on the delivery date, the Trustee may cancel the redemption order.

The Trustee has the right to reject any redemption order for any reason. The reasons for the rejection may include, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares or the Index Futures impossible or impractical, or (3) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to either the Trustee. Neither the Trustee nor any agents acting on its behalf will be liable to any person for rejecting a redemption order.

Certificates Evidencing the Shares

The Shares are evidenced by certificates executed and delivered by the Trustee on behalf of the Trust. The Shares settle through DTC’s book-entry settlement system. So long as the Shares are eligible for DTC settlement, there will be only one certificate evidencing Shares that will be registered in the name of a nominee of DTC. Investors will be able to own Shares only in the form of book-entry security entitlements with DTC or direct or indirect participants in DTC. No investor will be entitled to receive a separate certificate evidencing Shares. Because Shares can be held only in the form of book entries through DTC and its participants, investors must rely on DTC, a DTC participant and any other financial intermediary through which they hold Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about the procedures and requirements for securities held in DTC book-entry form. See also “The Securities Depository; Book-Entry-Only System; Global Security.”

Limitation of Liabilities

You cannot lose more than your investment in the Shares. Under Delaware law, Shareholders’ liability will be limited to the same extent as the liability of stockholders of a for profit Delaware business corporation.

Cash and Other Distributions

If the Sponsor determines that there is excess cash being held in the Trust beyond what is expected to be needed to achieve its investment objective and pay the Trust’s near-term expenses, the Sponsor at its discretion can either distribute the extra cash to the Shareholders or use it to acquire additional Index Futures. The Trust has no obligation to make periodic distributions to Shareholders.

If the Trust receives any proceeds in respect of its property other than those it is permitted to hold, the Trustee, at the direction of the Sponsor, will distribute that property to the Shareholders by any means lawful, equitable and feasible. If the Trustee cannot distribute the property proportionately among the Shareholders, the Trustee, at the direction of the Sponsor, will adopt any other method that it deems to be lawful, equitable and feasible, including public or private sale.

Registered holders of Shares will receive these distributions in proportion to the number of Shares owned. Before making a distribution, the Trustee will deduct any applicable withholding taxes and any fees and expenses of the Trust that have not been paid. It will distribute only whole United States dollars and cents and will round fractional cents down to the nearest whole cent. Neither the Sponsor nor the Trustee will be responsible if the Sponsor determines that it is unlawful or impractical to make a distribution available to registered holders.

Share Splits

If requested by the Sponsor, the Trustee will declare a split or a reverse split in the number of Shares outstanding and make a corresponding change in the number of Shares constituting a Basket. The Trustee is not required to distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or the amount of Trust property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust property to the Shareholders entitled to them.

Voting Rights

Shares do not have any voting rights. However, registered holders of at least 25% of the Shares have the right to require the Trustee to cure any material breach by it of the Trust Agreement, and registered holders of at least 75% of the Shares have the right to require the Trustee to terminate the Trust as described under “—Amendment and Dissolution.”

Fees for Creations and Redemptions

Each order for the creation of Baskets must be accompanied by a payment to the Trustee of a transaction fee per Basket, initially equal to $[        ] [multiplied by the number of Index Futures in the Basket Amount]. In connection with a redemption order, the redeeming Authorized Participant authorizes the Trustee to deduct from the proceeds of redemption a transaction fee per Basket, initially equal to $[        ] [multiplied by the number of Index Futures in the Basket Amount]. The transaction fees associated with the creation and redemption of Baskets is subject to change from time to time. Under the terms of the Trust Agreement, Authorized Participants creating or redeeming Baskets will also be obligated to pay any taxes, governmental charges or stock transfer or similar fees in connection with such creation or redemption.

Trust Expenses

The Trustee will pay the following expenses out of the assets of the Trust:

•	any expenses of the Trust (including the Sponsor’s Fee) that are not assumed by the Sponsor;

•	any taxes and other governmental charges that may fall on the Trust or its property;

•

any expenses of any extraordinary services performed by the Sponsor or the Trustee on behalf of the Trust or expense of any action taken by the Sponsor or the Trustee to protect the Trust and the rights and interests of holders of the Shares; and

•	any indemnification of the Sponsor or the Advisor.

The Trustee is also entitled to charge the Trust for all expenses and disbursements incurred by the Trustee in connection with the actions described in the second and third bullet points above, including fees and disbursements of its legal counsel; provided that the Trustee is not entitled to charge the Trust for (1) expenses and disbursements that were incurred by it before the Shares were publicly traded and (2) fees of agents for performing services that the Trustee is required under the Trust Agreement to perform.

The Trustee, at the direction of the Sponsor, may liquidate the Trust’s property from time to time as necessary to permit payment of the fees and expenses that the Trust is required to pay. If it is necessary for the

Trust to liquidate Trust property or apply income from its investments to meet extraordinary expenses, the NAV will decrease. Cash held by the Trustee pending payment of the Trust’s expenses or distribution to Shareholders will not bear any interest.

The Trustee is not responsible for any depreciation or loss incurred by reason of the liquidation of the Trust’s property made in compliance with the Trust Agreement.

Payment of Taxes

The Trustee may deduct the amount of any taxes owed from any distributions it makes. It may also sell the Trust’s assets, by public or private sale, to pay any taxes owed. Registered holders of Shares will remain liable if the proceeds of the sale are not enough to pay the taxes.

Valuation of the Trust Assets

See “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.”

Limitations on Obligations and Liability

The Trust Agreement expressly limits the obligations and liabilities of the Sponsor and the Trustee. The Sponsor and the Trustee:

•	are obligated to take only the actions specifically set forth in the Trust Agreement without negligence or bad faith;

•	are not liable if either of them is prevented or delayed by law or circumstances beyond their control from performing their respective obligations under the Trust Agreement;

•	are not liable if they exercise or fail to exercise discretion permitted under the Trust Agreement;

•	have no obligation to prosecute a lawsuit or other proceeding related to the Shares or the Trust’s property on behalf of any holders of Shares or on behalf of any other person; and

•	may rely upon any advice or information from other persons they believe in good faith to be competent to provide such advice or information.

In addition, the Sponsor, the Trustee and their respective agents will be indemnified by the Trust for any liability or expense incurred without negligence, bad faith or willful misconduct on the part of the party being indemnified.

Amendment and Dissolution

The Sponsor may amend the Trust Agreement with the consent of the Trustee but without the consent of the Shareholders. If an amendment imposes or increases fees or charges (except for taxes and other governmental charges) or prejudices a substantial existing right of the Shareholders or similarly materially adversely affects any Shareholder, it will not become effective until [            ] after the Trustee notifies the registered holders of the amendment, unless a failure to effect any such amendment earlier would cause the Trust to be in violation of applicable law.

An amendment to the Trust Agreement may substantially alter the nature of an investment in the Shares, including, for example, amendments that may cause the Trust to seek investment returns corresponding to the performance of another index or that may cause the Trust to invest in other assets. At the time an amendment becomes effective, by continuing to hold Shares, investors are deemed to agree to the amendment and to be bound by the Trust Agreement as amended. In no event may any amendment impair the right of a Shareholder to surrender Baskets and receive therefor the amount of Trust property represented thereby, except in order to comply with mandatory provisions of applicable law. In addition, no amendment to the Trust Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as an association taxable as a corporation for United States federal income tax purposes.

The Trustee will dissolve the Trust if:

•	the Trustee is notified that the Shares are delisted from [ ] and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•	registered holders of at least 75% of the outstanding Shares notify the Trustee that they have elected to dissolve the Trust;

•	sixty days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign, and a successor trustee has not been appointed and accepted its appointment;

•

the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act, and the Trustee has actual knowledge of that determination;

•

the Sponsor determines to liquidate the Trust in accordance with the terms of the Trust Agreement, which provides that the Sponsor may liquidate the Trust at any time the Sponsor determines that liquidating the Trust is advisable. The Sponsor may, for example (but will not be obligated to), liquidate the Trust if, among other reasons, (1) legal, regulatory or market changes result, in the opinion of the Sponsor, in a decrease of investment opportunities available to meet the Trust’s investment objective, (2) the Index Co-Sponsors cease to maintain the Index and, in the opinion of the Sponsor, no successor or reasonably similar index is available, or (3) the value of the Trust is below a level such that continued operation of the Trust is not cost-effective;

•

the Trust is treated as an association taxable as a corporation for United States federal income tax purposes, and the Trustee receives notice from the Sponsor that the Sponsor has determined that the dissolution of the Trust is advisable; or

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The Trustee will notify DTC at least thirty days before the date for dissolution of the Trust. After termination, the Trustee and its agents will do the following under the Trust Agreement but nothing else: (1) collect distributions pertaining to Trust property, (2) pay the Trust’s expenses and sell assets as necessary to meet those expenses and (3) deliver Trust property upon surrender and cancellation of Shares. Ninety days or more after dissolution, the Trustee may sell any remaining Trust property in a public or private sale. After that, the Trustee will hold the money it received on the sale and any other cash it is holding under the Trust Agreement for the pro rata benefit of the registered holders that have not surrendered their Shares. The Trustee will not invest the money and will have no liability for interest. The Trustee’s only obligations will be to account for the money and other cash, after deduction of applicable fees, trust expenses and taxes and governmental charges.

Requirements for Trustee Actions

Before the Trustee will deliver or register a transfer of Shares, make a distribution on Shares, or permit the withdrawal of the Trust’s property, the Trustee may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Shares or property of the Trust;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the Trust Agreement, including the presentation of transfer documents.

The Trustee may suspend the delivery of Shares, registrations of transfer of Shares and surrenders of Shares for the purpose of withdrawing property of the Trust generally, or may refuse particular deposit, transfer or withdrawal requests at any time when the books of the Trustee are closed or at any time if the Trustee or the Sponsor determines that it is necessary or advisable to do so for any reason.

Delegation by the Trustee to the Trust Administrator, the Tax Administrator or Agent

The Trustee may delegate all or some of its duties under the Trust Agreement to an agent, including the Trust Administrator and the Tax Administrator, without the consent of the Sponsor, any Authorized Participant or any Shareholders. The Trustee may terminate any Trust Administrator, the Tax Administrator or agent at any time and is not required to appoint a new Trust Administrator, Tax Administrator or agent.

Custody of the Trust Assets

The Trust’s Index Futures and assets posted as margin for these Index Future positions will be held in the Trust’s account, established at its Clearing FCM. The Clearing FCM will further transfer some or all of the assets posted as margin for the Trust’s Index Future positions to the Exchange.

Substantially all of the Trust’s remaining assets will be held in the Trust’s accounts at its Custodian, and will consist of Short-Term Securities and cash held in interest bearing or non-interest bearing accounts. The Trust’s Custodian will initially be [                 ]. Some cash may be held by the Trustee directly in a non-interest bearing account for the Trust’s day-to-day operations.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate will represent all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants, the records of DTC Participants, with respect to Indirect Participants, and the records of Indirect Participants with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Trustee and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, the Trust will be dissolved.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee will be entitled to treat DTC as the holder of the Shares.

THE SPONSOR

The Sponsor

The Sponsor is iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company and an indirect subsidiary of BlackRock, Inc. The Sponsor operates as the commodity pool operator for the Trust.

The Sponsor has been registered under the CEA as a commodity pool operator and has been a member of the NFA since June 22, 2009.

The Sponsor’s principal office is located at 400 Howard Street, San Francisco, CA 94105.

The Sponsor was formed as a Delaware limited liability company on June 16, 2009. The sole member and manager of the Sponsor is BlackRock Asset Management International Inc., a Delaware corporation, and an indirect subsidiary of BlackRock, Inc.

BlackRock Asset Management International Inc., the sole member and manager of the Sponsor, was organized as a Delaware corporation on March 22, 1990. Since January 2004, BlackRock Asset Management International Inc. has held an equity interest in a securities lending platform. Since January 2005, BlackRock Asset Management International Inc. has served as sponsor of the iShares® Gold Trust, a trust that publicly offers shares registered with the SEC. Since April 2006, BlackRock Asset Management International Inc. has served as sponsor of the iShares® Silver Trust, a trust that publicly offers shares registered with the SEC. Neither the iShares® Gold Trust nor the iShares® Silver Trust is a commodity pool regulated by the CFTC or the NFA. Since July 2006, BlackRock Asset Management International Inc. has served as sponsor and commodity pool operator of the iShares® S&P GSCI™ Commodity-Indexed Trust and manager and commodity pool operator of the iShares® S&P GSCI™ Commodity-Indexed Investing Pool. Since October 2007, BlackRock Asset Management International Inc. has served as sponsor of the iShares® Mexico Trust, a trust that issues Mexican exchange-traded equity funds. Since December 2008, BlackRock Asset Management International Inc. has served as sponsor of the following Brazilian exchange-traded equity funds: iShares® Ibovespa Fundo de Indice, iShares® BM&FBovespa Small Cap Fundo de Indice, and iShares® BM&FBovespa MidLarge Cap Fundo de Indice. BlackRock Asset Management International Inc. has been registered under the CEA as a commodity pool operator since October 13, 2005, and is a member of the NFA.

Certain performance data regarding the Sponsor and BlackRock Asset Management International Inc., its sole member and manager, may be found starting on page 68.

The Sponsor arranged for the creation of the Trust, the registration of the Shares for their public offering and the listing of the Shares on [            ]. The Sponsor is obligated under the Trust Agreement to pay the following administrative, operational and marketing expenses: (1) the fees of the Trustee, the Delaware Trustee, the Advisor, the Trust Administrator, the Processing Agent and (without duplication) their permitted delegates, (2)[    ] listing fees, (3) printing and mailing costs, (4) audit fees, (5) fees for registration of the Shares with the SEC, (6) tax reporting costs, (7) license fees and (8) legal expenses relating to the Trust of up to $100,000 annually. In recognition of its paying these expenses, the Sponsor is entitled to receive the Sponsor’s Fee, which accrues daily at an annualized rate equal to [    ]% of the Adjusted Net Asset Value of the Trust, and is payable by the Trust monthly in arrears. For a description of how the net asset value of the Trust is calculated, see “Business of the Trust—Valuation of Index Futures; Computation of the Trust’s Net Asset Value.”

The Sponsor has the authority under the Trust Agreement to direct the Trustee in the operation of the Trust, although the Sponsor does not expect to exercise day-to-day oversight over the Trustee. The Sponsor may remove the Trustee and appoint a successor Trustee if the Trustee ceases to meet certain objective requirements, or if, having received written notice of a material breach of its obligations under the Trust Agreement, the Trustee has not cured the breach within 30 days. The Sponsor may also replace the Trustee during the 90 days following any merger, consolidation or conversion in which the Trustee is not the surviving entity or, in its discretion, at any time following the first anniversary of the creation of the Trust.

Other than the Sponsor’s limited investment in Shares in connection with its role as Tax Matters Partner of the Trust, neither the Sponsor nor any of its principals are expected to hold any beneficial interest in the Trust.

Principals and Key Personnel of the Sponsor

Patrick Dunne is the President, Chief Executive Officer and Director and Jack Gee is the Chief Financial Officer of the Sponsor.

The Sponsor is managed by a Board of Directors composed of Philip Jensen, Peter F. Landini, Kimun Lee, Patrick Dunne and Manish Mehta.

Patrick Dunne, 43, became a principal of iShares® Delaware Trust Sponsor LLC in September 2011 and has served as its President and Chief Executive Officer since September 2011. Mr. Dunne has served as Global Chief Operating Officer of the iShares® business from October 2010 to October 2011. Prior to that, Mr. Dunne has served as Global Head of Securities Lending and Cash Management business from December 2005 to April 2008. Prior to that, Mr. Dunne served as Head of Securities Lending, North America from August 2003 to December 2005; Chief Operating Officer of BGIS Europe business from January 2002 to August 2003; Head of Strategy, BGIS North America from August 2000 to December 2001; Head of Fixed Income Trading from February 1995 to August 1999; Senior Fixed Income Trader from February 1994 to March 1995; and Fixed Income Portfolio Manager from February 1992 to February 1994. Mr. Dunne became a registered associated person of BlackRock Fund Advisors, a commodity trading advisor registered with the CFTC, in May 1995. Mr. Dunne joined BlackRock Institutional Trust Company, N.A., a national banking association and a commodity trading advisor registered with the CFTC, in October 1991 as an Equity Portfolio Manager in the Portfolio Management Group and became a registered associated person of BlackRock Institutional Trust Company, N.A. in March 1998. Mr. Dunne served as a principal of Barclays Global Investors Ltd., a commodity trading advisor formerly registered with the CFTC, from May 2003 to December 2005 and as a registered associated person of Barclays Global Investors Ltd. from September 2003 to December 2005. Prior to joining BlackRock Institutional Trust Company, N.A., Mr. Dunne served as a Marketing Research Associate at Merrill Lynch & Co. from May 1991 to October 1991. Mr. Dunne earned a Bachelor of Arts degree in economics from the University of California at Berkeley in 1991 and a Master of Science degree in management from the Stanford Graduate School of Business in 2000.

Jack Gee, 52, became a principal of iShares® Delaware Trust Sponsor LLC in September 2011 and serves as Chief Financial Officer. Mr. Gee became a principal of BlackRock Asset Management International Inc., a commodity pool operator registered with the CFTC, in December 2011 and serves as Chief Financial Officer, Chief Operating Officer and Director. Mr. Gee joined BlackRock Institutional Trust Company, N.A., a national banking association and a commodity trading advisor registered with the CFTC, as a Principal in September 2004 and served as Director of US Fund Administration of BlackRock Institutional Trust Company N.A. from September 2004 to January 2010. Since January 2010, Mr. Gee has served as Managing Director of BlackRock Institutional Trust Company, N.A. Prior to joining BlackRock Institutional Trust Company, N.A., Mr. Gee served as Chief Financial Officer of Parnassus Investments, an investment adviser registered with the SEC, from March 2004 to September 2004; Chief Financial Officer of Cazenave Partners, an investment adviser registered with the SEC, from October 2003 to March 2004; Controller of Paul Capital Partners, an investment firm focusing on the secondary private equity and healthcare market, from October 2002 to October 2003; Chief Financial Officer of Fremont Investment Advisors, Inc., an investment adviser formerly registered with the SEC, from October 1997 to September 2002. Mr. Gee earned a Bachelor of Science degree in accounting from the California State University in 1982.

Manish Mehta, 41, became a principal of the Sponsor in March 2012 and serves as Director. Mr. Mehta joined BlackRock Institutional Trust Company, N.A., a national banking association and a commodity trading advisor registered with the CFTC, as a Managing Director in November 2011. Prior to that, Mr. Mehta served as Managing Partner of CHJ Capital Management, a financial services firm, from March 2011 to November 2011. From March 2005 to January 2011 Mr. Mehta served as Head of Strategy and Corporate Development at BlackRock Institutional Trust Company, N.A. Prior to joining BlackRock Institutional Trust Company, N.A. in March 2005, Mr. Mehta served as consultant and principal at Boston Consulting Group, a global management consulting firm, from September 2000 to March 2005. Mr. Mehta earned a Bachelor of Science degree in Electrical Engineering and Computer Sciences from the University of California, Berkeley in 1993 and an MBA from the Wharton School at the University of Pennsylvania in 2000.

Philip Jensen, 53, became a principal of the Sponsor in September 2009, and is Chairman of the Sponsor’s audit committee. Since June 2001, Mr. Jensen has served as Partner and Chief Financial Officer of Paul Capital Partners, an investment firm focusing on the secondary private equity and healthcare market. Mr. Jensen received his Bachelor of Science from San Francisco State University and is a certified public accountant.

Peter F. Landini, 61, became a principal of the Sponsor in September 2009 and is a member of the Sponsor’s audit committee. In January 2003, Mr. Landini joined RBP Investment Advisors, Inc., a financial planning consultancy firm, for which he presently serves as Partner and Wealth Manager. Mr. Landini received his Bachelor of Science degree in Accounting from Santa Clara University and an MBA in Finance from Golden Gate University. Mr. Landini is a certified financial planner and is a member of the Financial Planning Association.

Kimun Lee, 66, became a principal of the Sponsor in September 2009, and is a member of the Sponsor’s audit committee. Mr. Lee is a California-registered investment adviser and has conducted his consulting business under the name Resources Consolidated since January 1980. Since September 2010, Mr. Lee has served as a member of the Board of directors of Firsthand Technology Value Fund, Inc., a mutual fund company. Until January 2005 Mr. Lee also served as a member of the board of directors of Fremont Mutual Funds, Inc., a mutual fund company. Mr. Lee received his Bachelor of Arts from the University of the Pacific and an MBA from University of Nevada, Reno. He also completed the executive education program on corporate governance at Stanford Graduate School of Business.

Claude Alan Mason, 51, became a principal and associated person of iShares® Delaware Trust Sponsor LLC in June 2009 and a principal of BlackRock Asset Management International Inc. and BlackRock Fund Advisors in October of 2008. Mr. Mason is responsible for multi-asset class solutions for BlackRock Institutional Trust Company, N.A.’s institutional clients, including asset allocation, overlay and liability driven investment strategies. Mr. Mason joined BlackRock Institutional Trust Company, N.A., a national banking association and a commodity trading advisor registered with the CFTC, in June 1991 and became an associated person in July 2003. Mr. Mason has served as Manager of the U.S. Transition Services Group of BlackRock Institutional Trust Company, N.A. from June 1997 to June 2000, Head of U.S. Transitions Strategy from June 2000 to September 2005, and Global Index and Markets Group’s Channel Strategist from September 2005 to March 2006. Mr. Mason led BlackRock Institutional Trust Company, N.A.’s Global Index and Markets Group’s Allocations and Solutions group from April 2006 to July 2008. Mr. Mason has also served as a Managing Director of BlackRock Institutional Trust Company, N.A. since December 2007 and as Global Head of Client Solutions Portfolio Management since July 2008. Mr. Mason received three degrees in music including a Master of Arts in ethnomusicology at the University of California, Berkeley and a Master of Arts in historical musicology at the University of Louisville. Mr. Mason holds the FINRA Series 7, 63 and 24 licenses and NFA’s Series 3 license.

Ryan Braniff, 36, became a principal and an associated person of iShares® Delaware Trust Sponsor LLC in June 2009 and a principal of BlackRock Asset Management International Inc. and BlackRock Fund Advisors in October 2008. Mr. Braniff became an associated person of BlackRock Institutional Trust Company, N.A., a national banking association and a commodity trading advisor registered with the CFTC, in October 2005 and

Senior Portfolio Manager in October 2008. Since June 2006, Mr. Braniff has led a team of portfolio managers at BlackRock Institutional Trust Company, N.A. that manage multi-asset class portfolios holding combinations of onshore and offshore funds of BlackRock Institutional Trust Company, N.A., equity and bond futures contracts, currency forward contracts, and total return swaps. Mr. Braniff joined BlackRock Institutional Trust Company, N.A. in June 2005 as a portfolio manager in the Asset Allocation Group, focusing on the management of fund of funds and futures based portfolios. Mr. Braniff began his career in the financial services industry as a sales analyst on the equity trading floor at Banc of America Securities, LLC, an investment bank, in March 2000, where he managed venture capital and institutional trading relationships until January 2003. Mr. Braniff received his Bachelor of Arts in Economics with a Minor in Mathematics from the University of California, Berkeley in 1999 and his Master of Financial Engineering from the Haas School of Business at the University of California, Berkeley in March 2005. He became a CFA Charterholder in October 2007.

BlackRock Asset Management International Inc. became a principal of the Sponsor in June 2009 and Daniel Waltcher became a principal of the Sponsor in February 2012.

THE TRUSTEE

The Trustee is BTC, a national banking association and an indirect subsidiary of BlackRock, Inc. The Trustee’s principal office is located at 400 Howard Street, San Francisco, CA 94105. The Trustee has authority to delegate some of its responsibilities under the Trust Agreement to the Trust Administrator, the Tax Administrator or other agent. The Trustee will also maintain certain books and records of the Sponsor relating to communications with Shareholders at the offices of the Trustee.

State Street Bank and Trust Company, a trust company organized under the laws of Massachusetts, currently serves as the Trust Administrator. State Street Bank and Trust Company’s principal office is located at One Lincoln Street, Boston, MA 02111. State Street Bank and Trust Company is subject to supervision by the Massachusetts Commissioner of Banks and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption of Shares, Basket composition, the net asset value of the Trust, transaction fees and the names of the parties that have executed an Authorized Participant Agreement may be obtained from State Street Bank and Trust Company by calling the following number: 1-800-474-2737. A copy of the Trust Agreement is available for inspection at the Trust Administrator’s office identified above. Books and records of the Sponsor with respect to the Trust will be maintained at this office of State Street Bank and Trust Company (other than records maintained by the Trustee, the Tax Administrator or the Processing Agent as described herein).

The Trustee is responsible for the day-to-day administration of the Trust. Day-to-day administration includes (1) processing orders for the creation and redemption of Baskets, (2) coordinating with the Sponsor and the Advisor with respect to the receipt and delivery of consideration transferred to, or by, the Trust in connection with each creation and redemption of Baskets, (3) calculating the net asset value of the Trust on each Business Day, (4) calculating net income and realized capital gains or losses, and (5) paying the Trust’s expenses. The Trustee has delegated processing creation and redemption orders of Baskets to the Processing Agent, SEI Investments Distribution Co., a Pennsylvania corporation, certain administrative services to BlackRock Execution Services, a wholly owned subsidiary of the Trustee, certain tax services to the Tax Administrator and the remainder of the day-to-day responsibilities to the Trust Administrator. Certain books and records of the Sponsor relating to the creation and redemption of Baskets will be maintained at the offices of the Processing Agent at One Freedom Valley Drive, Oaks, PA 19456.

The Trustee’s fees will be paid by the Sponsor.

The Trustee and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

THE CUSTODIAN

The Custodian is [                 ]. [Description of Custodian and material aspects of Custodian Agreement.]

THE DELAWARE TRUSTEE

Wilmington Trust Company serves as the Delaware Trustee of the Trust. The Delaware Trustee is not entitled to exercise any of the powers, or have any of the duties or responsibilities, of the Trustee. The Delaware Trustee is a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of the Delaware Statutory Trust Act.

THE ADVISOR

The Advisor is BFA, a California corporation and an indirect subsidiary of BlackRock, Inc. The Advisor serves as the commodity trading advisor for the Trust. The Advisor has been registered as a commodity trading advisor with the CFTC, and as a member of the NFA, since April 5, 1993. The Trust has entered into a commodity trading advisor agreement with the Advisor, which provides the Advisor with discretionary authority to make all determinations with respect to the Trust’s assets, subject to specified limitations.

Except as described below, neither the Advisor nor any of its principals are expected to hold any beneficial interest in the Trust. The Advisor and its principals will only be permitted to trade commodity interests for their own accounts in accordance with the Advisor’s code of ethics. The Advisor does not intend to permit Shareholders to review its records with respect to any such trading or any written policies related to such trading.

Laurence Fink is the Chief Executive Officer, Michael Latham is Co-Chief Operating Officer and Ann Marie Petach is the Chief Financial Officer of the Advisor. Greg Savage, a principal and registered associated person of the Advisor will be principally responsible for the trading decisions with respect to the Trust’s account.

The Advisor is managed by a Board of Directors, which is composed of Laurence Fink, Robert Kapito and Daniel Waltcher.

Certain performance data with respect to the Advisor can be found starting on page 68.

Laurence Fink, 59, became a principal of BFA, an investment adviser registered with the SEC and commodity trading advisor registered with the CFTC, in December 2009. Mr. Fink has served as Director, Chairman and Chief Executive Officer of BFA since December 2009. Mr. Fink has served as Chairman, Chief Executive Officer and Director of BlackRock, Inc., a global asset management firm, since January 1998; Chief Executive Officer of BlackRock Advisors, LLC, an investment management company, since September 1994; Chairman, Chief Executive Officer and Director of BlackRock Financial Management, Inc., an investment management company and a commodity trading adviser registered with the CFTC, since April 1988 and became a principal of that entity in May 1997; Chief Executive Officer of BlackRock Capital Management, Inc., an investment management company, since November 1999; Chief Executive Officer of Blackrock Institutional Management Corporation, an investment management company, since February 1998; Chief Executive Officer of BlackRock Investment Management, LLC, an investment management company, since September 2006 and became a principal of that entity in August 2008; Chairman, Chief Executive Officer and Director of State Street Research & Management Company, an investment management company, since February 2005; a principal of Enso Capital Management LLC, an investment management company, since May 2002 and a principal of Enso Capital Management II from July 2002 to November 2009. Mr. Fink received his MBA from the University of California Los Angeles in 1976 and his Bachelor of Science in Political Science from California State University Northridge in 1974.

Michael Latham, 46, became a principal and associated person of BFA in March 2010. Mr. Latham became a principal of BlackRock Asset Management International Inc., a commodity pool operator registered with the CFTC in February 2006 and an associated person of that entity in January 2010. Mr. Latham has served as Chief Executive Officer and President of Blackrock Asset Management International Inc. since December 2009, as Director since October 2005, and as Chief Financial Officer from October 2005 to December 2009. Mr. Latham served as Director of the Sponsor from June 2009 to September 2011 and as its Chief Executive Officer and President from December 2009 to September 2011. Mr. Latham was a principal of the Sponsor from June 2009 to September 2011 and an associated person of the Sponsor from January 2010 to September 2011. Mr. Latham has served as Co-Chief Operating Officer of BFA since March 2010. Mr. Latham has served as the global head of the iShares® business since July 2010. Mr. Latham served as the head of the iShares® business for the United States and Canada from January 2006 to July 2010. Prior to that, Mr. Latham served as the Chief Operating Officer of the U.S. Individual Investor and the Exchange Traded Fund business of BTC, a national banking association and commodity trading advisor registered with the CFTC, from January 2000 to January 2006. Mr. Latham served as deputy head of operations and subsequently head of operations for BlackRock Advisors (UK) Limited, a U.K. asset manager from August 1997 to January 2000. From August 1994 to August 1997, Mr. Latham was a manager in the Portfolio Accounting Group at BTC. Prior to joining BTC, Mr. Latham was an auditor at Ernst & Young from September 1989 to August 1994. Mr. Latham received his Bachelor of Science in Business Administration from the San Francisco State University and is a certified public accountant.

Ann Marie Petach, 51, became a principal of BFA, an investment adviser registered with the SEC and commodity trading advisor registered with the CFTC, and BTC, a national banking association and a commodity trading adviser registered with the CFTC, in December 2009. Ms. Petach has served as Director of BTC and Chief Financial Officer of the BFA since December 2009. Ms. Petach has also served as Managing Director of BlackRock, Inc., a global asset management firm, since June 2007 and as Chief Financial Officer of that entity since June 2008; Managing Director of BlackRock Advisors, LLC, an investment management company, since June 2007 and as Chief Financial Officer of that entity since June 2008; Managing Director of BlackRock Capital Management, Inc., an investment management company, since June 2007 and as Chief Financial Officer of that entity since June 2008; Managing Director of BlackRock Financial Management, Inc., an investment management company, since June 2007, Chief Financial Officer of that entity since June 2008 and principal of that entity since September 2008; Managing Director of BlackRock Institutional Management Corporation, an investment management company, since June 2007 and as Chief Financial Officer of that entity since June 2008; Managing Director of BlackRock Investment Management, LLC, an investment management company, since June 2007, Chief Financial Officer since June 2008 and became a principal of that entity in September 2008; Managing Director of State Street Research & Management Company, an investment management company, since June 2007 and as Chief Financial Officer of that entity since June 2008. Ms. Petach served as Assistant Treasurer of Ford Motor Company, a multinational automotive manufacturer, from January 1998 to November 2004 and Vice President and Treasurer of that entity from November 2004 to June 2007. Ms. Petach received a Bachelor of Arts in Business and Spanish from Muhlenberg College in 1982 and an MBA from Carnegie Mellon University in 1984.

Robert Kapito, 55, became a principal of BFA, an investment adviser registered with the SEC and commodity trading advisor registered with the CFTC, in December 2009 and has served as Director and President of that entity since December 2009. Mr. Kapito served as Director and Vice Chairman of BlackRock, Inc., a global asset management firm, from January 1998 to September 2007 and has served as President of that entity since September 2007. Mr. Kapito served as Director and Vice Chairman of BlackRock Advisors, LLC, an investment management company, from February 1998 to September 2007 and has served as President of that entity since September 2007. Mr. Kapito also served as Director and Vice Chairman of BlackRock Capital Management, Inc., an investment management company and a commodity trading adviser registered with the CFTC, from November 1999 to September 2007 and has served as President of that entity since September 2007. Mr. Kapito served as Director and Vice Chairman of BlackRock Financial Management, Inc., an investment management company, from April 1988 to September 2007, became an associated person in October 1997, a principal in May 1997 and has served as President of that entity since September 2007. Mr. Kapito served as Director and Vice Chairman of BlackRock Institutional Management Corporation, an investment management company, from February 1998 to September 2007, and has served as President of that entity since September 2007. Mr. Kapito served as Director and Vice Chairman of BlackRock Investment Management, LLC, an investment management company, from September 2006 to September 2007, and has served as President of that entity since September 2007. Mr. Kapito became a principal of BlackRock Investment Management, LLC in November 2008. Mr. Kapito served as Director and Vice Chairman of State Street Research & Management Company, an investment management company, from February 2005 to September 2007, and has served as President of that entity since September 2007. Mr. Kapito received his Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania in 1979 and his MBA from the Harvard Graduate School of Business in 1983.

Daniel Waltcher, 48, joined BFA, an investment adviser registered with the SEC and commodity trading advisor registered with the CFTC, in December 2009. Mr. Waltcher has served as Director of BFA since December 2009 and became a principal of that entity in January 2010. Mr. Waltcher has served as Deputy General Counsel and Managing Director of BlackRock, Inc., a global asset management firm, since January 2005. From October 1998 to December 2001, Mr. Waltcher served as Director and Senior Counsel at BlackRock, Inc. and from January 2002 to December 2004, he served as Managing Director and Senior Counsel at that entity. Previously, Mr. Waltcher was Senior Counsel of Chancellor Capital Management, Inc., a money management firm, from July 1995 to September 1998 and an associate at Simpson Thacher & Bartlett, a law firm, from October 1989 to June 1995. Mr. Waltcher received his Bachelor of Arts from Cornell University in 1984 and his JD from Cornell Law School in 1989.

Greg Savage, 40, became a principal and associated person of BFA, an investment adviser registered with the SEC and commodity trading advisor registered with the CFTC, in March 2009. Mr. Savage became a principal and associated person of BlackRock Asset Management International Inc., a commodity pool operator, in March 2009. Mr. Savage has served as a Senior Portfolio Manager and Team Leader for BFA since September 2007. Mr. Savage also served as a Portfolio Manager for BFA from March 2001 to September 2007. Mr. Savage served as a Transition Services Manager for BTC, a national banking association and commodity trading adviser registered with the CFTC, from June 1999 to March 2001 and became an associated person of that entity in June 2007. Mr. Savage received his Bachelor of Science in Accounting from the University of Colorado at Boulder and is a CFA charterholder. He has the FINRA Series 7, 63 and 3 licenses.

BlackRock Institutional Trust Company, N.A., a national banking association and an indirect subsidiary of BlackRock, Inc., became a listed principal of the Advisor in December 2009. BTC owns 100% of the equity of the Advisor. BTC became a commodity trading advisor registered with the NFA in March 1998. On January 20, 2012, BTC, without admitting or denying wrongdoing entered into an Offer of Settlement with the CFTC under which BTC agreed to the imposition of a $250,000 penalty and the entry of an Order to resolve allegations by the CFTC that two trades by BTC violated Section 4c(a)(1) of the Commodity Exchange Act and CFTC Regulation 1.38(a). BTC also agreed to cease and desist from any further violations of these statutes. The CFTC did not allege that any clients of BTC, BlackRock, Inc. or any related affiliate were harmed in any way in the execution of these two trades.

Ryan Braniff and Claude Alan Mason became principals of the Advisor in October 2008.

THE CLEARING FCM

The Trust has entered into a futures customer account agreement with the Clearing FCM that provides for the execution and clearing of transactions in futures, payment of commissions, custody of assets and other standard provisions. [            ] will be the initial Clearing FCM of the Trust. The Trust may employ other futures commission merchants or foreign brokers for the execution of futures transactions.

[Describe material provisions of the FCM Agreement.]

The Clearing FCM is a registered securities broker-dealer and futures commission merchant. The information below concerning judicial, regulatory and arbitration proceedings involving the Clearing FCM is being provided in accordance with the disclosure requirements of CFTC Rule 4.24 and the National Futures Association. The information below has been derived from [            ]. None of the Trust, the Sponsor, the Advisor, the Trustee or the Delaware Trustee take any responsibility for the accuracy or completeness of any information herein concerning the Clearing FCM.

[Clearing FCM litigation disclosure to come].

CONFLICTS OF INTEREST

General

Prospective investors should be aware that the Sponsor, the Advisor and the Trustee intend to assert that Shareholders have, by purchasing Shares, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor, the Advisor or the Trustee to the Shareholders.

The Sponsor, the Advisor and the Trustee want you to know that there are certain entities with which the Sponsor, the Advisor or the Trustee may have relationships that may give rise to conflicts of interest, or the appearance of conflicts of interest. These entities include the following: affiliates of the Sponsor, the Advisor and the Trustee (including BlackRock, Inc., and The PNC Financial Services Group, Inc., and each of their affiliates, directors, partners, trustees, managing members, officers and employees, collectively, the “Affiliates”).

The activities of the Sponsor, the Advisor, the Trustee and the Affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its shareholders. One or more of the Sponsor, the Advisor, the Trustee or the Affiliates provide investment management services to other funds and discretionary managed accounts that may follow an investment program similar to that of the Trust. The Sponsor, the Advisor, the Trustee and the Affiliates collectively are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Trust and its shareholders. One or more of the Sponsor, the Advisor, the Trustee or the Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, underwriter, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in assets in which the Trust directly and indirectly invest.

Thus, it is likely that the Trust will have multiple business relationships with and will engage in transactions with or obtain services from entities for which the Sponsor, the Advisor, the Trustee or an Affiliate performs or seeks to perform investment banking or other services.

One or more of the Sponsor, the Advisor, the Trustee or an Affiliate are currently involved in transactions with, and would stand to benefit from the positive performance by, entities that are or may be direct competitors of the Trust, including in capacities such as the sponsor, commodity pool operator, commodity trading advisor, trustee or administrator of competing or potentially competing funds. One or more of the Sponsor, the Advisor, the Trustee, and one or more Affiliates may additionally engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Trust and/or that engage in and compete for transactions in the same types of assets as the Trust. Those trading activities are carried out without reference to positions held directly or indirectly by the Trust and may result in one or more of the Sponsor, the Advisor, the Trustee or an Affiliate having positions that are adverse to those of the Trust.

No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, an Affiliate may compete with the Trust for appropriate investment opportunities. As a result of this and several other factors, the results of the Trust’s investment activities may differ from those of an Affiliate and of other accounts managed by an Affiliate, and it is possible that the Trust and its shareholders could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible.

The Trust may, from time to time, enter into transactions in which other clients of the Sponsor, the Advisor, the Trustee or an Affiliate have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Trust. Transactions by one or more Affiliate-advised clients or the Sponsor, the Advisor, the Trustee or the Affiliate may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Trust.

An Affiliate may maintain securities indices as part of its product offerings. Index-based funds seek to track the performance of securities indices and may use the name of the index in the fund name. Index providers, including the Affiliates, may be paid licensing fees for use of their indices or index names. Affiliates will not be obligated to license their indices to BlackRock, Inc., and BlackRock, Inc. cannot be assured that the terms of any index licensing agreement with the Affiliates will be as favorable as those terms offered to other index licensees.

The Trust’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Trust or who engage in transactions with or for the Trust and may receive compensation for such services. The Trust may also make brokerage and other payments to Affiliates in connection with the Trust’s transactions.

The activities of the Sponsor, the Advisor, the Trustee or the Affiliates may give rise to other conflicts of interest that could disadvantage the Trust and its shareholders. The Sponsor, the Advisor and the Trustee have adopted policies and procedures designed to address these potential conflicts of interest.

The activities of Affiliates may give rise to other conflicts of interest that could disadvantage the Trust and the Shareholders.

The Sponsor

The Sponsor is an affiliate of the Advisor and the Trustee and therefore may have a conflict of interest with respect to its oversight of the Advisor or the Trustee, as the case may be. In particular, the Sponsor, which has authority to remove the Trustee or terminate the Advisory Agreement in its discretion, has an incentive not to exercise this authority, even when it is in the best interests of the Shareholders to do so, because of its affiliation with the Trustee or the Advisor, as the case may be. The Trustee is authorized to appoint an unaffiliated Trust Administrator, Tax Administrator or agent to carry out all or some of its duties under the Trust Agreement, but it can terminate or replace the Trust Administrator, Tax Administrator or agent at any time, and it is not required to delegate any of its duties to an unaffiliated third party.

In addition, the Sponsor and its affiliates may engage in trading activities relating to the Index Futures, the components of the Index or the DJ-UBS Roll Select CI or other derivative instruments related to those indices that are not for the account of, or on behalf of, the Trust or the Shareholders. These activities may present a conflict between the Shareholders’ interest in the Shares and the interest of the Sponsor and its affiliates in their proprietary accounts, in facilitating transactions, including derivatives transactions, for their customers’ accounts and in accounts under their management. These trading activities, if they influence the value of the Trust’s Index Futures, could be adverse to the interests of the Shareholders. Moreover, the Sponsor and its affiliates have published and in the future expect to publish research reports with respect to commodities markets. This research may express opinions or provide recommendations that are inconsistent with purchasing or holding Shares. The research should not be viewed as a recommendation or endorsement of the Shares in any way, and investors must make their own independent investigation of the merits of this investment. Any of these activities by the Sponsor and its affiliates may affect the level of the DJ-UBS Roll Select CI or its components, the value of the Index Futures or the price of the Shares.

No Distributions

The Sponsor has discretionary authority over all distributions made by the Trust. If the Sponsor determines that there is excess cash being held in the Trust beyond what is expected to be needed to achieve its investment objective and pay the Trust’s near-term expenses, the Sponsor at its discretion can either distribute the extra cash to the Shareholders or cause it to be invested in additional Index Futures or Short-Term Securities. The Trust has no obligation to make periodic distributions to Shareholders. The Sponsor will receive the Sponsor’s Fee in recognition for paying certain amounts that would otherwise be considered ordinary operating expenses of the

Trust, which accrues daily at an annualized rate equal to [    ]% of the Adjusted Net Asset Value of the Trust, and is payable monthly in arrears. The amount of the Sponsor’s Fee will increase as the Trust’s net assets increase.

Resolution of Certain Conflicts

The Trust Agreement provides that in the case of a conflict of interest between the Trustee, the Sponsor and their affiliates, on the one hand, and the holders of Shares, on the other, the Trustee and the Sponsor will resolve such conflict considering the relevant interests of each party (including their own interests) and related benefits and burdens, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. The Trust Agreement provides that in the absence of bad faith by the Trustee or the Sponsor, such a resolution will not constitute a breach of the Trust Agreement or any duty or obligation of the Trustee or the Sponsor.

CERTAIN PERFORMANCE DATA

iShares® Dow Jones-UBS Roll Select Commodity Index Trust

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

iShares® Diversified Alternatives Trust

The following information, given as of [March 31, 2012], pertains to the iShares® Diversified Alternatives Trust, operated by iShares® Delaware Trust Sponsor LLC, the Trust’s commodity pool operator, and advised by BlackRock Fund Advisors, the Trust’s Advisor. When examining the information that follows, prospective investors in the Shares should keep in mind that the performance of the iShares® Diversified Alternatives Trust is not an indication of the returns, if any, that the Advisor may be able to generate for the Trust. The Trust’s objective is to cause the performance of the Shares to correspond generally to the performance of the Index, while the iShares® Diversified Alternatives Trust is actively managed and invests in a variety of futures contracts and foreign-currency forward contracts without seeking to replicate the performance of an index or other benchmark.

Name of Pool:	iShares® Diversified Alternatives Trust
Type of Pool:	Public, Exchange-Listed Commodity Pool
Date of Inception of Trading:	November 16, 2009
Aggregate Gross Capital Subscriptions(1) as of [March 31, 2012]:	$[150,504,152]
Net Asset Value as of [March 31, 2012]:	$[63,412,529]
Net Asset Value per Share as of [March 31, 2012](2):	$[48.78]
Worst Monthly Drawdown(3):	[(3.03%) (August 2011)]
Worst Peak-to-Valley Drawdown(4):	[(7.29%) (April 2011 – February 2012)]

(1)	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
(2)	“Net Asset Value per Share” is the net asset value of the pool divided by the total number of Shares outstanding as of [March 31, 2012].
(3)

“Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the prospectus means losses experienced by the pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Drawdown is measured on the basis of monthly returns only, and does not reflect intra-month figures.

(4)

“Worst Peak-to-Valley Drawdown” is the greatest cumulative percentage decline in month-end Net Asset Value per Share due to losses sustained by the pool during any period in which the initial month-end Net Asset Value per Share is not equaled or exceeded by a subsequent month-end Net Asset Value per Share.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rate of Return:

Month	2012	2011	2010	2009
January	0.18%	1.57%	0.16%	n/a
February	(0.47)%	0.84%	(0.77)%	n/a
March	0.18%	(1.36)%	0.57%	n/a
April		3.08%	1.01%	n/a
May		(1.39)%	0.84%	n/a
June		(0.12)%	(1.41)%	n/a
July		(1.02)%	0.48%	n/a
August		(3.03)%	(0.60)%	n/a
September		(1.43)%	1.59%	n/a
October		1.23%	0.95%	n/a
November		(1.27)%	(0.27)%	(0.67)%
December		(0.16)%	(0.69)%	(1.16)%
Year	(0.10)% (through March 2012)	(3.17)% (January– December 2011)	1.84% (January– December 2010)	(1.82)% (November– December 2009)

iShares® S&P GSCI™ Commodity-Indexed Trust

The following information, given as of [March 31, 2012], pertains to the iShares® S&P GSCI™ Commodity-Indexed Trust, operated by BlackRock Asset Management International Inc., the sole member of the Trust’s commodity pool operator. The summary below also substantially reflects the performance of the iShares® S&P GSCI™ Commodity-Indexed Investing Pool LLC, which is advised by BlackRock Fund Advisors, the Trust’s Advisor. The objective of the iShares® S&P GSCI™ Commodity-Indexed Trust is to seek investment results that correspond generally, but are not necessarily identical, to the performance of the S&P GSCI™ Total Return Index, before the payment of expenses and liabilities.

Name of Pool:	iShares® S&P GSCI™ Commodity-Indexed Trust
Type of Pool:	Public, Exchange-Listed Commodity Pool
Date of Inception of Trading:	July 10, 2006
Aggregate Gross Capital Subscriptions(1) as of [March 31, 2012]:	$[2,702,806,394]
Net Asset Value as of [March 31, 2012]:	$[1,426,150,860]
Net Asset Value per Share as of [March 31, 2012](2):	$[35.00]
Worst Monthly Drawdown(3):	(27.77%) (October 2008)
Worst Peak-to-Valley Drawdown(4):	(67.43%) (June 2008 – February 2009)

(1)	“Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
(2)	“Net Asset Value per Share” is the net asset value of the pool divided by the total number of Shares outstanding as of [March 31, 2012].
(3)

“Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the prospectus means losses experienced by the pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Drawdown is measured on the basis of monthly returns only, and does not reflect intra-month figures.

(4)

“Worst Peak-to-Valley Drawdown” is the greatest cumulative percentage decline in month-end Net Asset Value per Share due to losses sustained by the pool during any period in which the initial month-end Net Asset Value per Share is not equaled or exceeded by a subsequent month-end Net Asset Value per Share.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Rate of Return:

Month	2012	2011	2010	2009	2008	2007
January	2.15%	2.58%	(7.74)%	(6.76)%	0.19%	(2.14)%
February	6.07%	4.11%	5.51%	(6.51)%	10.29%	4.26%
March	(2.23)%	3.10%	1.56%	4.67%	(0.76)%	2.93%
April		3.99%	1.98%	(1.00)%	8.25%	0.31%
May		(7.60)%	(13.15)%	19.52%	9.23%	(2.41)%
June		(5.70)%	0.83%	0.75%	8.42%	3.49%
July		3.85%	5.44%	0.03%	(12.07)%	5.21%
August		(2.69)%	(6.11)%	(1.74)%	(7.40)%	(3.78)%
September		(11.85)%	8.74%	(0.14)%	(11.99)%	9.56%
October		10.21%	2.43%	6.20%	(27.77)%	9.65%
November		0.42%	0.94%	0.67%	(16.40)%	(3.22)%
December		(1.64)%	9.74%	0.86%	(13.65)%	4.95%
Year	5.93% (through March 2012)	(3.25)% (January– December 2011)	7.83% (January– December 2010)	15.12% (January– December 2009)	(47.47)% (January– December 2008)	31.45% (January– December 2007)

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of the Shares. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of Shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Shares (a “U.S. Holder”). This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Shares by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (1) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, traders in securities that elect to mark to market and dealers in securities or currencies, (2) persons that will hold Shares as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, (3) persons whose functional currency is not the U.S. dollar, or (4) persons that do not hold Shares as capital assets.

This summary is based on the Code, Treasury regulations, IRS rulings and judicial decisions in effect as of the date of this prospectus, all of which are subject to change at any time (possibly with retroactive effect) or different interpretations. As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein. The Sponsor has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of acquiring, owning or disposing of the Shares. Prospective investors in the Shares should consult their tax advisors in determining the tax consequences of an investment in the Shares, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Classification of the Trust

Under current law and assuming full compliance with the terms, without modification, of the Trust Agreement and such other documents as are relevant, in the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, the Trust will not be treated as an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, the Trust will not be a taxable entity for U.S. federal income tax purposes and will not incur U.S. federal income tax liability.

The opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on various assumptions relating to the Trust’s organization, operation, assets and activities, including assumptions that the Trust will not invest in any assets except those specifically provided for currently in this prospectus, and that neither the Trust Agreement nor any other relevant document will be otherwise amended. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP further assumes that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust Agreement and this prospectus, and is conditioned upon factual representations and covenants made by the Trust and the Sponsor regarding the Trust’s organization, operation, assets, activities and conduct of the Trust’s operations, and assumes that such representations and covenants are accurate and complete.

The Trust files partnership tax returns. See “—Information Reporting with Respect to Shares.” Accordingly, you will be taxed as a beneficial owner of an interest in a partnership, which means that you generally will be required to take into account your allocable share of the Trust’s items of income, gain, loss, deduction, expense and credit in computing your U.S. federal income tax liability.

Classification of the Index Futures

The Sponsor expects that the Index Futures will constitute regulated futures contracts within the meaning of Section 1256 of the Code (“Section 1256 Contracts”). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. A Section 1256 Contract includes certain regulated futures contracts and foreign currency contracts. Under these rules, Section 1256 Contracts held by the Trust at the end of each taxable year of the Trust are treated for U.S. federal income tax purposes as if they were sold by the Trust for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as “marking to market”), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Trust in computing its taxable income for such year. If a Section 1256 Contract held by the Trust at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the “mark-to-market” rules.

With certain exceptions, capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Under certain circumstances, long-term capital gains recognized by individuals may qualify for reduced rates of tax.

Any futures held by the Trust that are not classified as Section 1256 Contracts (“Non-Section 1256 Contracts”) will not be subject to the special tax rules discussed above. Since such futures are not subject to the year end “mark-to-market” rules of Section 1256 described above, long-term or short-term capital gains and losses with respect to such futures will only be recognized by the Trust when such futures positions are assigned or closed (by offset or otherwise). The applicable holding period for qualification for long-term capital gain or loss treatment for any commodity futures held by the Trust which are Non-Section 1256 Contracts is more than six months (rather than the more than one year holding period applicable to other capital assets).

In General

The Trust will be treated, for U.S. federal income tax purposes, as owning the Index Futures and any assets held to fully collateralize the Index Futures. It is expected that the Trust’s items of income or loss, as the case may be, will consist primarily of (1) capital gain or loss, as the case may be, in respect of the Index Futures, computed annually under the “mark-to-market” rules applicable to Section 1256 Contracts described above, (2) adjustments to such capital gain or loss, as the case may be, in respect of the Index Futures upon their expiration or upon disposition of an Index Future by the Trust, (3) interest income on amounts deposited with the Trust’s Custodian to collateralize the Trust’s Index Future positions or, to the extent the assets held by the Trust’s Custodian consist of U.S. Treasury securities or other Short-Term Securities, interest income from, and gain or loss on the disposition of, such securities and (4) interest income on amounts deposited with the Clearing FCM or, to the extent such assets consist of U.S. Treasury securities or other Short-Term Securities, interest income from, and gain or loss on the disposition of, such securities.

Gain or loss on an Index Future or on securities held as collateral generally will be equal to the difference between the amount realized on the sale or other disposition thereof and the adjusted tax basis of the Index Future or securities, respectively. In the case of Index Futures, with certain exceptions, such gain or loss will be characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Gain or loss on the securities held by the Trust to collateralize its Index Future positions, which will generally consist of three-month U.S. Treasury securities, are expected to be characterized as short-term capital gains or losses, but gain or loss on any such securities that are held by the Trust for more than one year will be characterized as long-term capital gain or loss. Interest or dividends accrued or paid on the securities held by the Trust to collateralize its Index Future positions will be taxable to you as ordinary income. If any of the securities are treated as issued with original issue discount, you generally will be required to include the original issue discount in income.

Under certain circumstances, loss deductions are disallowed where they result from wash sales of stock or securities. A wash sale occurs if stock or securities are sold at a loss and the seller acquires substantially identical stock or securities within a certain time period before or after the sale. The Trust should not be subject to the wash sale rules in connection with the sale or disposition of Index Futures, because the Index Futures do not constitute securities for purposes of these rules.

Because you will be treated as a beneficial owner of an interest in a partnership, you will be required to include in income the Trust’s items of income, gain, loss, deduction, expense and credit that are allocated to you for the Trust’s taxable year ending with or within your taxable year, regardless of whether any distributions are made to you. Accordingly, you may be required to include amounts in income without a corresponding current receipt of cash if the Trust earns taxable income but does not make corresponding cash distributions. For example, you may incur income tax liabilities in excess of cash distributions on Shares as a result of the “mark-to-market” rules applicable to Section 1256 Contracts, interest earned by the Trust on the securities it holds to collateralize its Index Future positions or adjustments to the capital gain or loss computed for an Index Future when such Index Future expires or from the disposition of such Index Future in connection with the redemption by an Authorized Participant of a Basket. In addition, the Trust may recognize items of gain or loss as a result of the Trust closing out its positions in Index Futures pursuant to the “rolling” process described above.

Distributions on the Shares

Distributions on the Shares generally will not be taxable to you, except to the extent that the cash you receive exceeds your adjusted tax basis in the Shares. Cash distributions in excess of your adjusted tax basis in the Shares generally will be treated as gain from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Upon a liquidating distribution of cash by the Trust (a distribution to you that terminates your interest in the Trust), you generally will recognize gain or loss from the sale or exchange of the Shares, taxable in accordance with the rules described under “—Sale, Exchange or Other Taxable Disposition of Shares.”

Sale, Exchange or Other Taxable Disposition of Shares

Upon the sale, exchange or other taxable disposition of Shares, you generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition and your adjusted tax basis in the Shares. Your adjusted tax basis in your Shares generally will be equal to the amount you paid for your Shares (1) increased by any income or gain of the Trust that is allocated to you, and by the amount of any contributions you make to the capital of the Trust as part of the creation of a Basket, and (2) decreased, but not below zero, by any loss or expense of the Trust that is allocated to you, and by the amount of any cash and the tax basis of any property distributed (or deemed distributed) to you. For a description of the allocation of income, gain, loss and expense to you, see “—Partnership Allocations and Adjustments.”

Creation and Redemption of Baskets

Holders of Shares other than Authorized Participants (or holders for which an Authorized Participant is acting) generally are not expected to recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Trust disposes of an Index Future in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to you. An Authorized Participant’s creation or redemption of a Basket also may affect the portion of the Trust’s tax basis in the Trust’s assets that is allocated to you, which could affect the amount of gain or loss allocated to you under the “mark-to-market” system applicable to Section 1256 Contracts, on the expiration of the Index Futures or on disposition of an Index Future by the Trust.

Distributions of Index Futures to Authorized Participants in connection with redemptions of Baskets may give rise to character and timing mismatches between gain or loss recognized by the Authorized Participant on the Index Futures and gain or loss recognized on any Shares retained by the Authorized Participant (or, if relevant, a holder of Shares for which an Authorized Participant is acting). In a nonliquidating distribution, the Authorized Participant generally will receive a carryover basis in the Index Futures distributed to it (assuming that such carryover basis does not exceed the holder’s outside basis in its Shares) and the holder will reduce its outside basis in the Shares it retains after the redemption by the sum of the basis it takes in the Index Futures and the amount of cash, if any, it receives. Thus, for example, an Authorized Participant that is a dealer in securities who receives a distribution of Index Futures generally will recognize capital gain or loss on such Index Futures in the year of the distribution under the special “mark-to-market” rules applicable to regulated futures contracts under Section 1256 of the Code but may recognize in the same year an offsetting amount of ordinary income or loss on any Shares it retains after the redemption under the regular “mark-to-market” rules that apply to dealers in securities. Similarly, an Authorized Participant (or other redeeming holder of Shares) that is not a dealer in securities who receives a distribution of Index Futures generally will recognize capital gain or loss on such Index Futures in the year of the distribution under the special “mark-to-market” rules applicable to regulated futures contracts but generally will not recognize gain or loss with respect to the Shares it retains after the redemption until it disposes of such Shares. Different rules would apply if a creation of Shares and a redemption of Shares were treated as a “disguised sale” under special rules applicable to certain contributions to and redemptions from a partnership. The Trust intends to take the position that the disguised sale rules generally do not apply. Authorized Participants (and other redeeming holders of Shares for which an Authorized Participant is acting) are urged to consult their own tax advisor with regard to the tax consequences to them of redemption of Shares, including whether the Authorized Participant (or other redeeming holder of Shares) is obligated to file a disguised sale disclosure statement with its tax return.

Limitations on Deductibility of Certain Losses and Expenses

The deductibility for U.S. federal income tax purposes of a U.S. Holder’s share of losses and expenses of the Trust is subject to certain limitations, including, but not limited to, rules providing that: (1) you may not deduct the Trust’s losses that are allocated to you in excess of your adjusted tax basis in your Shares; (2) individuals and personal holding companies may not deduct the losses allocable to a particular “activity” in excess of the amount that they are considered to have “at risk” with respect to the activity; and (3) a noncorporate U.S. Holder may deduct its share of expenses of the Trust only to the extent that such share, together with such noncorporate U.S. Holder’s other miscellaneous itemized deductions, exceeds 2% of such noncorporate U.S. Holder’s adjusted gross income. The Trust will report the annual allocation from the Trust to the Sponsor as an expense of the kind subject to the limitation on miscellaneous itemized deductions. To the extent that a loss or expense that you cannot deduct currently is allocated to you, you may be required to report taxable income in excess of your economic income or cash distributions to you on the Shares. You are urged to consult your own tax advisor with regard to these and other limitations on your ability to deduct losses or expenses with respect to the Trust.

Partnership Allocations and Adjustments

For U.S. federal income tax purposes, your share of the Trust’s income, gain, loss, deduction and other items will be determined by the Trust Agreement, unless an allocation under these agreements does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Trust Agreement should be considered to have substantial economic effect.

If the allocations provided by the Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to you for U.S. federal income tax purposes under the agreement could be increased or decreased, the timing of income or loss could be accelerated or deferred, or the character of the income or loss could be altered.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Moreover, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded interests in partnerships. The Trust will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to investors in a manner that reflects the investors’ economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that these assumptions or conventions do not satisfy the technical requirements of the Code or the Treasury regulations and will require that items of income, gain, deduction, loss and credit be adjusted or reallocated in a manner that could be adverse to you. Holders with questions regarding partnership allocations and adjustments or other tax matters may obtain further information from BlackRock Asset Management International Inc., the sole member and manager of the Sponsor, at the following number: 1-800-iShares or 1-800-474-2737.

Monthly Allocation and Revaluation Conventions

In general, the Trust’s taxable income and losses will be determined monthly and will be apportioned among the holders of Shares in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month. By investing in the Shares, a U.S. Holder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, the person that was treated for U.S. federal income tax purposes as holding a Share as of the close of the last trading day of the preceding month will be treated as continuing to hold that Share until immediately before the close of the last trading day of the following month. As a result, a holder that is transferring its Shares or whose Shares are redeemed prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for these purposes when the transfer is completed without regard to the Trust’s monthly convention for allocating income and deductions. In that event, the Trust’s allocation method might be viewed as violating that requirement.

In addition, for any month in which a creation or redemption of Shares takes place, the Trust generally will credit or debit, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Trust’s assets. This will result in the allocation of items of the Trust’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or old Shares are redeemed (“reverse section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Trust’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, the Trust generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, the Trust generally will credit or debit, respectively, the “book” capital accounts of holders of existing Shares with any unrealized gain or loss in the Trust’s assets based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption (the “monthly revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (1) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Trust’s assets at the time it acquires the Shares or (2) an existing holder of Shares will not be allocated its entire share in the unrealized loss in the Trust’s assets at the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Trust’s monthly allocation or monthly revaluation convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among the holders of Shares. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Trustee is authorized to revise the Trust’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the holders’ interest in the Trust.

Under proposed Treasury regulations, if finalized in the form proposed, publicly traded partnerships like the Trust generally would be permitted to use monthly allocation conventions similar to those used by the Trust with respect to most transfers of partnership interests. It appears that existing publicly traded partnerships such as the Trust would not be subject to certain portions of the proposed regulations when finalized. The Trustee may amend the allocation conventions of the Trust to the extent required or permitted pursuant to these regulations when they are issued in final form.

Section 754 Election

The Trust intends to make the election permitted by Section 754 of the Code. Such an election is irrevocable without the consent of the IRS. These elections generally will require each purchaser of Shares to adjust its proportionate share of the tax basis in the Trust’s assets (“inside basis”) to fair market value, as reflected in the purchase price for the purchaser’s Shares, as if the purchaser had acquired a direct interest in the Trust’s assets. These adjustments are attributed solely to a purchaser of Shares and are not added to the tax basis of the Trust’s assets associated with other holders of Shares. Generally the Section 754 election is intended to eliminate the disparity between a purchaser’s outside basis in its Shares and the Trust’s corresponding inside basis in its assets such that the amount of gain or loss that will be allocated to the purchaser on the disposition by the Trust of its assets (for example, on the expiration or disposition of the Index Futures) will correspond to the purchaser’s share in the appreciation or depreciation in the value of such assets since the purchaser acquired its Shares. Depending on the relationship between a holder’s purchase price for Shares and its interest in the unadjusted share of the Trust’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded interests in partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to the Trust, the Trust will apply certain assumptions and conventions in determining and allocating the basis adjustments. It is possible that the IRS will successfully assert that the assumptions and conventions utilized by the Trust do not satisfy the technical requirements of the Code or the Treasury regulations and will require different basis adjustments to be made. If such different adjustments were required, some holders could be adversely affected.

In order to make the basis adjustments permitted by Section 754, the Trust will be required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. The Trust will seek such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Trust will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Trust makes based on the information they are able to obtain will be effective in eliminating disparity between a holder’s outside basis in its Shares and its interest in the inside basis in the Trust’s assets.

Constructive Termination

The Trust will experience a constructive termination for tax purposes if there is a sale or exchange of 50% or more of the total Shares within a 12-month period. While the Trust would continue its existence as a Delaware statutory trust, a constructive termination would, among other things, result in the closing of the Trust’s taxable year for all holders of Shares. A constructive termination occurring on a date other than December 31 would result in the Trust filing two tax returns, and each holder of Shares could receive two Schedules K-1, for one calendar year. However, pursuant to an IRS relief procedure for publicly traded partnerships that have constructively terminated, the IRS may allow the Trust to provide each holder of Shares with a single Schedule K-1 for the tax year in which the termination occurs. In the case of a holder of Shares reporting on a taxable year other than a fiscal year ending December 31, the closing of the Trust’s taxable year may result in more than 12 months of its taxable income or loss being includable in its taxable income for the year of termination. The Trust would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Trust were unable to determine that the termination had occurred.

Other Matters

Borrowing of Shares

If your Shares are borrowed (or rehypothecated) by your broker and sold to a third party, for example as part of a loan to a “short seller” to cover a short sale of Shares, you may be considered as having disposed of those Shares. If so, you would no longer be a beneficial owner of a pro rata portion of the Shares during the period of the loan and may recognize gain or loss from the disposition. In addition, during the period of the loan, (1) the Trust’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by you, and (2) any cash distributions received by you with respect to those Shares could be fully taxable, likely as ordinary income. Accordingly, if you desire to avoid the risk of income recognition from a loan of your Shares, you should modify any applicable brokerage account agreements to prohibit your broker from borrowing your Shares.

These rules should not affect the amount or timing of items of income, gain, deduction or loss reported by a taxpayer that is a dealer in securities that marks the Shares to market for U.S. federal income tax purposes, or a trader in securities that has elected to use the mark-to-market method of tax accounting with respect to the Shares.

Information Reporting with Respect to Shares

As described above under “—Classification of the Trust,” as a result of statements by the IRS on the classification of trusts similar to the Trust, the Trust files a partnership return rather than a trust return.

Tax information will be reported to investors on an IRS Schedule K-1 for each calendar year as soon as practicable after the end of each such year but in no event later than March 15. Each Schedule K-1 provided to a holder of Shares will set forth the holder’s share of the Trust’s items of income, gain, deduction, loss and credit for such year in a manner sufficient for a U.S. Holder to complete its tax return with respect to its investment in the Shares.

Each holder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and such other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

As described above under “Partnership Allocations and Adjustments—Monthly Allocation and Revaluation Conventions,” the partnership tax rules generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that certain adjustments be made based on daily valuations. These regulations do not contemplate monthly allocation conventions of the kind that will be used by the Trust. If the IRS does not accept the monthly reporting convention, the IRS may contend that taxable income or losses of the Trust must be reallocated among investors. If such a contention were sustained, investors’ respective tax liabilities would be adjusted to the possible detriment of certain investors. The Trustee is authorized to revise the Trust’s allocation method to comply with applicable law.

Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain types of transactions to the IRS (“Reportable Transactions”). Under these regulations, a U.S. Holder who disposes of Shares and recognizes a loss with respect to such disposition in excess of certain thresholds would be required to report the loss on Form 8886 (Reportable Transaction Statement). The loss threshold is $10 million in any single taxable year or $20 million in any combination of taxable years for corporations, and $2 million in any single taxable year or $4 million in any combination of taxable years for most partnerships, individuals, S corporations or trusts. You should consult with your tax advisor regarding any tax filing and reporting obligation that may apply in connection with acquiring, owning and disposing of Shares.

Tax Audits

Under the Code, adjustments in tax liability with respect to the Trust’s items generally will be made at the Trust level in a partnership proceeding rather than in separate proceedings with each Shareholder. The Sponsor will represent the Trust as the Trust’s “Tax Matters Partner” during any audit and in any dispute with the IRS. Each Shareholder will be informed of the commencement of an audit of the Trust. In general, the Tax Matters Partner may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the Shareholders.

Adjustments resulting from an IRS audit may require each Shareholder to adjust a prior year’s liability, and possibly may result in an audit of his return. Any audit of a Shareholder’s return could result in adjustments not related to the Trust’s returns as well as those related to the Trust’s returns.

The Tax Matters Partner will make some elections on the Trust’s behalf and on behalf of the Trust’s Shareholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against Shareholders for items in the Trust’s returns. The Tax Matters Partner may bind a Shareholder with less than a 1% profits interest in the Trust to a settlement with the IRS unless that Shareholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the Shareholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any Shareholder having at least a 1% interest in profits or by any group of Shareholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each Shareholder with an interest in the outcome may participate.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax generally is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function. UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Trust) in which it is a partner. However, if a tax-exempt entity’s acquisition of a partnership interest is debt-financed, or the partnership incurs “acquisition indebtedness,” all or a portion of the income or gain attributable to the “debt-financed property” would also be included in UBTI regardless of whether such income would otherwise be excluded as dividends, interest or capital gains. The income of the Trust will be passive investment income generally excluded from UBTI and the Trust will not incur “acquisition indebtedness.” Thus, if you are a tax-exempt entity and your acquisition of the Shares is not debt-financed, income with respect to the Shares will not be UBTI.

Regulated Investment Companies

Regulated investment companies (“RICs”) such as mutual funds are subject to a 90% annual gross income test and must satisfy certain diversification requirements with respect to their assets (generally at the close of each quarter of the taxable year). Under the income test, at least 90% of a RIC’s gross income must be derived from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or securities or foreign currencies or other income derived with respect to its business of investing in stock, securities or currencies (“RIC Qualifying Income”). In general, income and gains from investments in commodities and futures contracts do not qualify as RIC Qualifying Income. Very generally, under the diversification test, at the close of each quarter of a RIC’s taxable year, at least 50% of the value of its assets must be made up of cash, government securities and securities of other issuers and no more than 25% of the value of its assets may be invested in the securities of a single issuer.

Special rules apply to investments held by a RIC in a qualified publicly traded partnership (“QPTP”). A partnership that is publicly traded will qualify as a QPTP, unless 90% or more of its gross income consists of income that would, if realized by a RIC, count towards the 90% income requirement described above. If a RIC holds interests in a partnership that is a QPTP, qualifying income for purposes of the 90% gross income test includes net income derived from interests in the QPTP and the 25% asset limitation described above applies to the equity securities of the QPTP. If a RIC holds interests in a partnership that is not a QPTP, then the RIC is generally required to look through to its distributable share of the partnership’s gross income for purposes of applying the income test. The IRS has ruled in certain circumstances that a RIC also should look through to the assets of a partnership that is not a QPTP for purposes of the diversification test.

As described above under “Classification of the Trust,” the Trust files a partnership tax return and takes the position that it is treated as a partnership for tax purposes. Consequently, the Trust would generally be treated as a publicly traded partnership. As such, the Trust would qualify as a QPTP if less than 90% of the Trust’s annual gross income constitutes interest, gain from the disposition of securities or other RIC Qualifying Income. In that case, only the RIC’s share of the Trust’s net income would be included in applying the qualified income test and the RIC would be subject to the 25% asset limitation described above with respect to its investment in the Shares.

The Trust would not qualify as a QPTP if 90% or more of the Trust’s annual gross income constitutes interest, gains from the disposition of securities or other RIC Qualifying Income. In that case, the RIC would generally be required to look through to its distributable share of the Trust’s gross income for purposes of applying the income test. Holders that are RICs should consult their tax advisors regarding the application of the diversification test to their investment in the Shares.

Consequently, whether the Shares qualify as interests in a QPTP depends on the type of income recognized by the Trust. Because the Trust’s income depends on the type of investments the Trust makes and the frequency of the Trust’s dispositions of investments and may change over time, no determination can be provided whether the Shares constitute interests in a QPTP. However, the Sponsor will provide information on its website, at www.ishares.com, on a monthly basis on the composition of the Trust’s gross income and assets and will also provide an annual income and asset statement in order to enable a U.S. Holder that is a RIC to make an independent determination regarding the status of the Trust as a QPTP.

Taxation of Non-U.S. Holders of Shares

As used herein, the term “Non-U.S. Holder” means a beneficial owner of Shares that is not a U.S. Holder. The Trust will conduct its activities in such a manner that a Non-U.S. Holder of the Shares who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares.

Thus, if you are a Non-U.S. Holder, interest income allocable to you generally will be considered short-term interest not subject to U.S. withholding or income tax, or “portfolio interest” not subject to 30% U.S. federal income or withholding tax provided that

(i)	with respect to “portfolio interest” (1) you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock entitled to vote of the Clearing FCM, in the case of interest income on amounts deposited with the Clearing FCM or, to the extent collateral assets consist of other corporate securities, 10% or more of the total combined voting power of all classes of stock entitled to vote of the issuer of such securities; (2) you are not a controlled foreign corporation for U.S. federal income tax purposes that is related to the Clearing FCM or such issuer, as applicable, through stock ownership; and (3) you certify on IRS Form W-8BEN (or successor form), under penalties of perjury, that you are not a U.S. person and provide your name and address and otherwise satisfy applicable documentation requirements; or

(ii)	with respect to any interest paid after December 31, 2013 on debt issued after December 31, 2012, you hold the Shares through a foreign financial institution or entity that has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution or entity) and, if required, you have provided the withholding agent with a certification identifying your direct and indirect U.S. owners.

Subject to the discussion below, you generally will not be subject to U.S. federal income tax on gains on the sale of the Shares or on your share of the Trust’s gains. However, in the case of an individual Non-U.S. Holder, such holder will be subject to U.S. federal income tax on gains on the sale of Shares or such holder’s share of the Trust’s gains if such Non-U.S. Holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met. Even if you are eligible for a lower treaty rate, you will be subject to a 30% withholding tax (rather than the lower treaty rate) on dividend payments to you, unless you have provided the withholding agent with an IRS Form W-8BEN or other documentary evidence establishing your entitlement to the lower treaty rate with respect to such payments. Furthermore, in the case of dividends paid by the Trust after December 31, 2013 or the sale or disposition of collateral assets by the Trust after December 31, 2014, you may be subject to a 30% U.S. withholding tax on the dividends or the gross proceeds of the sale or disposition unless the requirements described in clause (ii) above are satisfied.

If you are subject to withholding in respect of interest, dividends or gross proceeds paid with respect to your Shares, you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate.

Holders are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the Shares.

Each holder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Trust its name and address and such other information and forms as may be reasonably requested by the Trust for purposes of complying with their tax reporting and withholding obligations (and to waive any confidentiality rights with respect to such information and forms for such purpose) and to provide such information or forms upon request.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance provisions of the recently enacted Hiring Incentives to Restore Employment Act (“HIRE”) generally impose a new reporting regime and potentially a 30% withholding tax with respect to certain U.S. source income (including dividends and interest) and gross proceeds from the sale or other disposition of property that can produce U.S. source interest or dividends (“Withholdable Payments”). As a general matter, the new rules are designed to require U.S. persons’ direct and indirect ownership of Non-U.S. accounts and Non-U.S. entities to be reported to the IRS. The 30% withholding tax regime applies if there is a failure to provide required information regarding U.S. ownership.

The new rules will subject a Non-U.S. Holder’s share of Withholdable Payments and a portion of other payments from Non-U.S. entities (who have entered into FFI Agreements (as defined below)) to the extent of such entity’s ownership of U.S. assets (“Passthru Payments”) received by the Trust to 30% withholding tax unless such holder provides information, representations and waivers of Non-U.S. law as may be required to comply with the provisions of the new rules, including information regarding certain U.S. direct and indirect owners of such Non-U.S. Holder. A Non-U.S. Holder that is treated as a “foreign financial institution” will generally be subject to withholding unless it enters into an agreement (a “FFI Agreement”) with the IRS with respect to the foregoing, including reporting certain information to the IRS regarding its U.S. accountholders and those of its affiliates. The new withholding rules generally apply to U.S. source payments made after December 31, 2013 and to other Passthru Payments and the disposition proceeds of U.S. securities after December 31, 2014.

The IRS has not yet provided comprehensive guidance regarding the HIRE provision or a form of the FFI Agreement. Also, the application of the new withholding rules to a sale or other disposition of an interest in a partnership is unclear, but it is possible that the gross proceeds of the sale or other disposal of an interest in the Trust will be subject to tax under the new withholding rules if such proceeds are treated as an indirect disposal of the Non-U.S. Holder’s interest in assets that can produce U.S. source interest or dividends, unless the selling Non-U.S. Holder provides appropriate reporting information. Holders should consult their own advisors regarding the requirements under HIRE with respect to their own situation.

Backup Withholding

The Trust is required in certain circumstances to backup withhold on certain payments paid to non-corporate holders of Shares who do not furnish to the Trust their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

ERISA AND RELATED CONSIDERATIONS

ERISA and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to the fiduciary responsibility provisions of ERISA, as set forth in Title I thereof, (b) plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, (c) entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (each of the foregoing, a “Plan”) and (d) persons who have certain specified relationships to such Plans (“Parties in Interest” under ERISA and “Disqualified Persons” under the Code). Moreover, based on the reasoning of the U.S. Supreme Court in John Hancock Life Insurance Co. v. Harris Trust & Savings Bank, 510 U.S. 86 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans.

Acquisition of Shares

The Sponsor, the Trustee, the Advisor and the Authorized Participants may be Parties in Interest or Disqualified Persons with respect to a number of Plans. Accordingly, the purchase of Shares by a Plan that has such a relationship could be deemed to constitute a transaction prohibited under Section 406 of ERISA or Section 4975 of the Code (e.g., the indirect transfer to or use by Party in Interest or Disqualified Person of assets of a Plan). Such transactions may be subject to one or more statutory or administrative exemptions, such as Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, which exempt certain transactions with non-fiduciary service providers; Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager;” PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager.” Even if all of the conditions specified in one of the foregoing exemptions were satisfied, however, there can be no assurance that such exemption would apply to all of the prohibited transactions that could be deemed to arise in connection with a Plan’s purchase of Shares.

Because of the possibility that a prohibited transaction could occur as a result of the transfer of Index Futures between a Plan and an Authorized Participant, no such transfer shall occur unless such transfer will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Accordingly, each Plan and its fiduciary will be deemed to have represented, in connection with a transfer of Index Futures between the Plan and an Authorized Participant, that such transfer will not constitute or result in a non-exempt prohibited transaction by reason of one of the statutory or administrative exemptions described above or another applicable exemption.

Plan Asset Rules

Under Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor (the “DOL”) at 29 C.F.R. Section 2510.3-101 (together with Section 3(42) of ERISA, the “Plan Asset Rules”), as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an “equity interest” will be deemed for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions apply. The Plan Asset Rules define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The Shares should be treated as “equity interests” for purposes of these rules.

One exception provides that an investing Plan’s assets will not include any of the underlying assets of an entity if the equity interest acquired by the Plan is a “publicly-offered security.” A publicly-offered security is defined in the Plan Asset Rules as a security that (a) is freely transferable, (b) is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and (c) either (i) part of a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act or (ii) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the public offering occurred.

It is anticipated that the Shares will constitute publicly-offered securities under the Plan Asset Rules. Accordingly, Shares purchased by a Plan, but not the assets held in the Trust, should be treated as assets of the Plan for purposes of applying the fiduciary responsibility provisions of ERISA and Section 4975 of the Code.

General Investment Considerations

Any Plan fiduciary that proposes to cause a Plan to purchase Shares should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions to or exemptions from the prohibited transaction provisions of ERISA and the Code are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each Plan fiduciary should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in the Shares. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA.

Certain employee benefit plans, including non-U.S. pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code, are not subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code. Also, some non-U.S. plans and governmental plans may be subject to non-U.S. laws, or U.S. federal, state or local laws, that are, to a material extent, similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. Each fiduciary of a plan subject to such a similar law should make its own determination as to whether an investment in the Shares complies with all applicable requirements under such law.

The sale of Shares to a Plan is in no respect a representation by the Trust, the Sponsor, an Authorized Participant or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

In addition to, and independent of the initial purchase by the Initial Purchaser (described below), the Trust intends to issue Shares in Baskets to Authorized Participants in exchange for the requisite consideration on a continuous basis, although it may suspend issuances of Shares at any time. The reasons for the suspension may include, among others, (1) the related order not being in proper form as described in the Authorized Participant Agreement, (2) market conditions or other circumstances that make transactions in or delivery of the Shares or the Index Futures impossible or impractical, or (3) circumstances that would cause the acceptance of the related order to result in a violation of law in the opinion of counsel to either the Trustee or the Sponsor. As of the date of this prospectus, the Authorized Participants are [            ]. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner that will render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. An Authorized Participant, other broker-dealer firm or any of their respective clients will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the Securities Act.

By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on [            ], the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share in respect of which it is acting as a statutory underwriter over the price paid by that Authorized Participant in connection with the creation of that Share in a Basket may be deemed to be underwriting compensation. However, such underwriting compensation, together with any other underwriting compensation received in connection with the offering (if any), will not exceed 10% of the gross proceeds in accordance with NASD Conduct Rule 2810.

The Trust will not pay a selling commission or any other compensation to any Authorized Participant in connection with the creation of Baskets. Investors that purchase Shares through a commission/fee-based brokerage account may, however, pay commissions/fees charged by the brokerage account. It is recommended that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers that are not “underwriters” (including Authorized Participants that are not acting as underwriters) but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-

dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

[                 ] is the Initial Purchaser, and has agreed to purchase from the Trust at a per-Share price of $[50.00], [ ] Baskets comprising [ ] Shares (the “Initial Shares”). The Initial Purchaser intends to make a public offering of the Initial Shares at a price per Share that will vary depending, among other factors, on the net asset value per Share and the trading price of Shares on [         ] at the time of the offer. Shares offered by the Initial Purchaser at different times may have different offering prices. [The Initial Purchaser will not receive from the Trust, the Sponsor or any of their affiliates any fee or other compensation in connection with the sale of the Initial Shares; however, the Sponsor may reimburse to the Initial Purchaser certain fees and expenses incurred in connection with the offering of the Initial Shares (including FINRA filing fees and an amount estimated at approximately $[         ] in respect of certain of the Initial Purchaser’s external counsel legal fees).] The Initial Purchaser will be acting as an underwriter with respect to the Initial Shares.

[The Sponsor and BlackRock Asset Management International Inc., the sole member and manager of the Sponsor, have agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.]

In connection with any offering of the Shares outside the United States, the Authorized Participants are expected to comply with the following:

•

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, each of which is referred to in this prospectus as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which is referred to in this prospectus as the Relevant Implementation Date, it has not made and will not make an offer of the Shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Shares that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Shares to the public in that Relevant Member State at any time:

(1)	to “qualified investors” (as defined in Article 2 of the Prospectus Directive); or

(2)	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that no such offer of Shares shall require the Trust, the Sponsor to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, an “offer of Shares to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe for Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State. References to “€” are to euros.

The European Economic Area selling restriction stated above is in addition to any other selling restrictions set out below:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom;

•

as the Trust may be a collective investment scheme as defined in the FSMA and the Trust has not been authorized, or otherwise recognized or approved, by the Financial Services Authority which, as an unregulated scheme, accordingly cannot be promoted in the United Kingdom to the general public, it will promote the Trust in the United Kingdom only in accordance with applicable law and regulation (1) if such promotion is carried out through an Authorized Person, (i) to persons who are investment professionals having professional experience in participating in unregulated schemes (only as defined in Article 14(5) of the FSMA (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (as amended) (the “CIS Order”)) or (ii) to persons who are within any of the categories of persons described in Article 22 of the CIS Order; (2) if such promotion is not carried out through an Authorized Person, (i) to persons who are investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), or (ii) to persons who are within any of the categories of persons described in Article 49(2)(a) to (d) of the Financial Promotion Order;

•

the offering of the Shares will be made on a private placement basis in Canada (in the provinces of British Columbia, Ontario and Quebec) (1) through the Authorized Participant or its affiliates who are permitted under applicable securities laws or have available exemptions to offer and sell the Shares in Canada; (2) solely to purchasers who are entitled under applicable provincial securities laws to purchase the Shares without the benefit of a prospectus qualified under the securities laws; and (3) in the case of purchasers in provinces other than Ontario, without the services of a dealer registered pursuant to those securities laws;

•

the offering and sale of Shares in Japan will be made according to the Financial Instruments and Exchange Act (the “FIEA”), and can only be effected through a registered Financial Instruments Business Operators (kinyu-shouhin torihiki gyousha) unless exempted under the FIEA;

•

the offering and sale of Shares in Switzerland will be on the basis of a non-public offering. This prospectus does not constitute a prospectus according to articles 652a or 1156 of the Swiss Federal Code of Obligations, and the Shares may not be offered or distributed on a professional basis in or from Switzerland, and neither this prospectus nor any other offering material relating to the Shares may be publicly issued in connection with any such offer or distribution. The Shares have not been and will not be approved by any Swiss regulatory authority. In particular, neither the Shares nor the Trust are or will be supervised by the Swiss Federal Banking Commission, and investors may not claim protection under the Swiss Investment Fund Act; and

•

the Trust is not authorised or recognised by the Monetary Authority of Singapore (“MAS”) and Shares in the Trust are not allowed to be offered to the retail public. Moreover, this document which relates to the offer of Shares in the Trust is not a prospectus as defined in the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. You should consider carefully whether the investment is suitable for you.

This document has not been registered as a prospectus by the MAS, and the offer of Shares in the Trust is made pursuant to the exemptions under Sections 304 and 305 of the SFA. Accordingly, Shares in the Trust may not be offered or sold, nor may Shares in the Trust be the subject of an invitation for subscription or purchase, nor may this document or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of Shares in the Trust be circulated or distributed, whether directly or indirectly, to any person in Singapore other than under exemptions provided in the SFA for offers made (a) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 304 of the SFA, (b) to a relevant person (as defined in Section 305(5) of the SFA), or any person pursuant to an offer referred to in Section 305(2) of the SFA, and in accordance with the conditions specified in Section 305 of the SFA or (c) otherwise pursuant to, and in accordance with, the conditions of any other applicable provision of the SFA.

Where the Shares in the Trust are acquired by persons who are relevant persons specified in Section 305A of the SFA, namely:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

the shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired Shares in the Trust pursuant to an offer made under Section 305 of the SFA except:

(1)	to an institutional investor or to a relevant person as defined in Section 305(5) of the SFA, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or which arises from an offer that is made on terms that such rights or interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets (in the case of that trust);

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

•

the Shares are not registered or authorized for distribution under the German Investment Act (Investmentgesetz, the “Investment Act”) and, accordingly, have not been, and will not be, offered or advertised publicly or offered similarly under the Investment Act. Any offer of the Shares in Germany may be made only in accordance with the Investment Act and all other applicable laws in Germany governing the issue, offering and sale of the Shares;

•

the Shares may not be offered, sold or distributed in Spain except in compliance with the requirements of the Spanish Law on collective investment schemes (Ley 35/2003, de 4 de noviembre, de Instituciones de Inversión Colectiva), as amended and restated, and Royal Decree 1309/2005, of November 4 (Real Decreto 1309/2005, de 4 de noviembre, por el que se aprueba el Reglamento de la Ley 35/2003, de 4 de noviembre, de instituciones de inversion colectiva, y se adopto el régimen tributario de las instituciones de inversión colectiva), as amended and restated, and other applicable Spanish laws and regulations or where there is no marketing of the Shares in Spain as defined therein;

•

the Shares may not be offered or sold, directly or indirectly, in the Netherlands, other than to (i) qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht) of 28 September 2006 and (ii) a maximum of 99 non-qualified investors;

•

the offering of the Shares has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) (the Italian Securities and Exchange Commission) pursuant to Italian securities legislation and, accordingly, each Authorized Participant has represented and agreed that the Shares may not be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the Shares be distributed, in the Republic of Italy, except:

(1)	to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 (“Consolidated Financial Services Act”) and Article 34-ter, paragraph 1, letter b), of CONSOB Regulation No. 11971 of May 14, 1999 (“Regulation No. 11971”), all as amended from time to time; or

(2)	in circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Consolidated Financial Services Act and Regulation No. 11971.

Each Authorized Participant has represented and agreed that any offer, sale or delivery of the Shares or distribution of copies of this prospectus or any other document relating to the Shares in the Republic of Italy under (1) and (2) above must be:

(a)	made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Consolidated Financial Services Act, Legislative Decree No. 385 of September 1, 1993 (the “Banking Act”) and CONSOB Regulation No. 16190 of October 29, 2007, all as amended from time to time;

(b)	in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

(c)	in compliance with any other applicable laws and regulations or requirement which may be imposed from time to time, inter alia, by CONSOB or any other Italian authority.

Please note that in accordance with Article 100-bis of the Consolidated Financial Services Act, where no exemption from the rules on public offerings applies under (1) and (2) above, the subsequent distribution of the Shares on the secondary market in the Republic of Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Consolidated Financial Services Act and Regulation No. 11971. Failure to comply with such rules may result in the sale of such Shares being declared null and void and in the intermediaries transferring the Shares being liable for any damages suffered by potential purchasers in connection with such sales;

•

the funds mentioned herein have not been registered with the Securities and Futures Commission for offering or distribution in Hong Kong. Accordingly, this document may not be circulated or distributed, nor may the funds be offered or sold whether directly or indirectly, to any person in Hong Kong other than to a Professional Investor as defined under the Securities and Futures Ordinance (“SFO”) and any regulations there under; and

•

the Shares may not be offered or sold in the Republic of France. Neither this prospectus, which has not been submitted to the clearance procedures of the French authorities, including the Autorité des marches financiers (AMF), nor any offering material or information contained herein relating to the offering of the Shares, may be released or issued in France or to any resident of the Republic of France. This prospectus does not constitute an offer to sell securities under French law.

Any Authorized Participant may make a market in the Shares or the Index Futures. However, no Authorized Participant is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity of the trading market for the Shares or the Index Futures.

The Shares are listed on [            ] under the symbol “[            ].”

LEGAL MATTERS

The validity of the Shares has been passed upon for the Sponsor by [            ]. Skadden, Arps, Slate, Meagher & Flom LLP, as special United States tax counsel to the Sponsor, has also provided an opinion regarding certain federal income tax matters relating to the Trust and the Shares.

EXPERTS

The financial statements of the Trust as of [            ], 2012 that will be included in this prospectus will be audited by [            ], an independent registered public accounting firm, as stated in its report appearing herein, and will be so included in reliance upon such report given upon the authority of that firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement, including the exhibits to the registration statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust and the Shares, please refer to the registration statement, which you may inspect without charge at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address.

The current prospectus for the Trust, which may be updated from time to time pursuant to SEC and CFTC rules, will be available online at www.ishares.com as well as at the SEC website referred to above.

The Trust is subject to the informational requirements of the Exchange Act, and the Sponsor and the Trustee, on behalf of the Trust, file certain reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. These reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street N.E., Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

The Trustee will furnish you with annual reports as required by the rules and regulations of the SEC, as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement certified by independent public accountants, and any other reports required by any other governmental authority that has jurisdiction over the activities of the Trust. The monthly Account Statements for the Trust that are required to be prepared under the CFTC’s rules will be published online at www.ishares.com. You also will be provided with appropriate information to permit you, on a timely basis, to file your United States federal and state income tax returns with respect to your Shares. Additional reports may be posted online at www.ishares.com in the discretion of the Sponsor or Trustee or as required by regulatory authorities.

iShares® Dow Jones-UBS Roll Select

Commodity Index Trust

[                ] iShares®

[                    ], 2012

PROSPECTUS

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

iSHARES® DOW JONES-UBS ROLL SELECT

COMMODITY INDEX TRUST

THIS STATEMENT OF ADDITIONAL INFORMATION IS THE SECOND PART OF A TWO-PART DOCUMENT AND SHOULD BE READ IN CONJUNCTION WITH THE DISCLOSURE DOCUMENT DATED [                ], 2012. THE DISCLOSURE DOCUMENT AND THIS STATEMENT OF ADDITIONAL INFORMATION ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

[                ], 2012

THE COMMODITY FUTURES MARKETS	1
GLOSSARY	2

THE COMMODITY FUTURES MARKETS

Futures contracts on physical commodities and commodity indices are traded on regulated futures exchanges, and physical commodities and other derivatives on physical commodities and commodity indices are traded in the over-the-counter market and on various types of physical and electronic trading facilities and markets. At present, all of the contracts included in the Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price. A futures contract on an index of commodities provides for the payment and receipt of cash based on the level of the index at settlement or liquidation of the contract. A futures contract provides for a specified settlement month in which the cash settlement is made or in which the commodity or financial instrument is to be delivered by the seller (whose position is described as “short”) and acquired by the purchaser (whose position is described as “long”).

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but may be lower than [        ]% of the value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.”

Futures contracts are traded on organized exchanges known as “contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November crude oil futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the CFTC. The Exchange may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. See “Risk Factors—Risk Factors Relating to the Trust—Exchange position limits and other rules may restrict the creation of Baskets and the operation of the Trust.”

Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

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GLOSSARY

In this prospectus, each of the following terms has the meaning set forth below:

“Adjusted Net Asset Value” — The net asset value of the Trust, as calculated before deducting fees and expenses based on the value of the Trust’s assets.

“Advisor” — BlackRock Fund Advisors, a California corporation and an indirect subsidiary of BlackRock, Inc., when acting in its capacity as commodity trading advisor of the Trust. BlackRock Fund Advisors is registered with the CFTC as a commodity trading advisor.

“Advisory Agreement” — The Investment Advisory Agreement between the Trust and the Advisor.

“Advisory Committee” — The Advisory Committee for the DJ-UBS CI, which provides advice and recommendation to the Supervisory Committee in connection with decisions relating to the Index, the DJ-UBS CI and the DJ-UBS Roll Select CI.

“Affiliates” — Affiliates of the Sponsor, the Advisor and the Trustee, and each of their affiliates, directors, partners, trustees, managing members, officers and employees.

“Authorized Participant” — A person who, at the time of submitting to the Trustee, or any Trust Administrator appointed by the Trustee, an order to create or redeem one or more Baskets (1) is a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (2) is a DTC Participant, (3) has in effect a valid Authorized Participant Agreement and (4) is in a position to transfer Index Futures and the required cash or Short-Term Securities to, or take delivery of these assets from, the Trustee through one or more accounts.

“Authorized Participant Agreement” — An agreement entered into by an Authorized Participant, the Trustee and the Sponsor that provides the procedures for the creation and redemption of Baskets.

“Authorized Person” — A person authorized by the Financial Services Authority in the United Kingdom.

“Banking Act” — The Consolidated Financial Services Act, Legislative Decree No. 385 of September 1, 1993 of the Republic of Italy.

“Basket” — A block of [            ] Shares (as such number may be increased or decreased pursuant to the Trust Agreement).

“Basket Amount” — The amount of Index Futures and cash (or, in the discretion of the Sponsor, Short-Term Securities in lieu of cash), that an Authorized Participant must deliver in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange for each Basket surrendered for redemption. The value of the Basket Amount will equal the product of the NAV and the number of Shares constituting a Basket, in each case as of the time of determination.

“BFA” — BlackRock Fund Advisors, a California corporation.

“BTC” — BlackRock Institutional Trust Company, N.A., a national banking association.

“Business Day” — Any day (1) on which none of the following occurs: (a) [            ] is closed for regular trading, (b) the Exchange is closed for regular trading or (c) the Federal Reserve wire transfer system is closed for cash wire transfers, or (2) that the Trustee determines that it is able to conduct business.

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“CFTC” — Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States, or any successor governmental agency in the United States.

“CIM” — The commodity index multiplier for a commodity in the DJ-UBS CI or the DJ-UBS Roll Select CI, as the case may be, [which is used to used to achieve the percentage weightings of the index commodities, in U.S. dollar terms, indicated by their respective CIPs].

“CIM Determination Date” — The date on which the CIMs of the commodities in the DJ-UBS CI and the DJ-UBS Roll Select CI, as the case may be, are determined, which is generally on the fourth business day of each year.

“CIP” — The commodity index percentage of a commodity eligible for inclusion in the DJ-UBS CI, which determines the relative weight of such commodity in the Index, the DJ-UBS CI and the DJ-UBS Roll Select CI.

“CIS Order” — Article 14(5) of the FSMA (Promotion of Collective Investment Schemes) (Exemptions) Order 2001, as amended.

“Clearing FCM” — [            ], or any other futures commission merchant appointed by the Sponsor as clearing futures commission merchant for the Trust.

“Clearing House” — The CME Group Inc.’s clearing house through which CME trades are settled or any additional or successor clearing house through which the Trust’s Index Future transactions are settled.

“CLP” — The commodity liquidity percentage of a commodity eligible for inclusion in the DJ-UBS CI, based on five-year average trading volume data for the related designated contract, used in connection with determining such commodity’s CIP.

“CME Indexes” — CME Group Index Services LLC, a Delaware limited liability company.

“Code” — The United States Internal Revenue Code of 1986, as amended.

“Commodity Exchange Act” or “CEA” — The United States Commodity Exchange Act, as amended.

“CONSOB” — The Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa).

“Consolidated Financial Services Act” — Article 100 of Legislative Decree No. 58 of February 24, 1998 of CONSOB, as amended.

“CPP” — The commodity production percentage of a commodity eligible for inclusion in the DJ-UBS CI, based on five-year average production measures, used in connection with determining such commodity’s CIP.

“Custodian” — [            ], or any other [bank or trust company] appointed by the Sponsor to act as the custodian for the collateral assets (other than those that have been posted as margin with the Clearing FCM).

“Delaware Trustee” — Wilmington Trust Company, a Delaware banking corporation.

“DCM” — A designated contract market, as defined in the CEA.

“DCM Proposed Rules” — The December 22, 2010 CFTC proposed rules that would require that at least 85% of the total volume of any contract listed on a DCM be executed through the central limit order book, rather than as a block transaction or other non-competitively executed transaction.

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“DJ-UBS CI” — The Dow Jones-UBS Commodity Index. For an explanation of how the DJ-UBS CI is calculated, see “The Index, the DJ-UBS CI and the DJ-UBS Roll Select CI—Calculation of the DJ-UBS CI.”

“DJ-UBS Roll Select CI” — The Dow Jones-UBS Roll Select Commodity Index. For an explanation of how the DJ-UBS Roll Select CI is calculated, see “The Index, the DJ-UBS CI and the DJ-UBS Roll Select CI—Calculation of the DJ-UBS Roll Select CI.”

“Dodd-Frank Act” — The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended.

“Dow Jones” — Dow Jones Trademark Holdings, LLC, a Delaware limited liability company.

“DTC” — The Depository Trust Company, or its successor.

“DTC Participant” — An entity that has an account with DTC.

“DOL” — The U.S. Department of Labor.

“EFRP” — An exchange for related positions that involves contemporaneous transactions in futures contracts and the underlying cash commodity or a closely related commodity or OTC instrument.

“ERISA” — The Employee Retirement Income Security Act of 1974, as amended.

“Exchange” — The CME, one of the CME Group Inc.’s DCMs, or any additional or successor DCM through which the Trust trades Index Future contracts.

“Exchange Act” — The United States Securities Exchange Act of 1934, as amended.

“FCM” — A futures commission merchant, as defined in the CEA.

“FCM Proposed Rules” — The August 1, 2011 CFTC proposed rules regarding the risk management practices of clearing members, which would require futures commission merchants to establish risk-based limits on position and order size, amongst other measures.

“FFI Agreement” — An agreement between the IRS and a Non-U.S. Holder that is treated as a “foreign financial institution” that meets the requirements of Section 1471(b)(1) of the Code.

“FIEA” — The Financial Instruments and Exchange Act of Japan, as amended.

“Financial Promotion Order” — Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended.

“FINRA” — Financial Industry Regulatory Authority, Inc.

“FSMA” — The Financial Services and Markets Act 2000, as amended.

“Handbook” — The Dow Jones-UBS Commodity IndexSM Handbook, dated as of April 2011, published by the Index Co-Sponsors.

“HIRE” — The Hiring Incentives to Restore Employment Act of 2010, as amended.

“ICIM” — The initially calculated CIM for a commodity on a CIM Determination Date, which is used to calculated the final CIM for such commodity.

4

“Index” — The Dow Jones-UBS Roll Select Commodity Index Total Return. For an explanation of how the Index is calculated, see “The Index, the DJ-UBS CI and the DJ-UBS Roll Select CI—Calculation of the Index.”

“Index Co-Sponsors” — CME Indexes and UBS Securities, as co-sponsors of the Index, the DJ-UBS CI and the DJ-UBS Roll Select CI.

“Index Futures” — Exchange-traded futures contracts on the DJ-UBS Roll Select CI of various terms until their respective delivery months.

“Index Providers” — The Index Co-Sponsors, together with Dow Jones, as holder of certain intellectual property rights relating to the Index, the DJ-UBS CI and the DJ-UBS Roll Select CI.

“Indirect Participant” — An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Initial Purchaser”— [    ], in its capacity as the underwriter with respect to the Initial Shares.

“Initial Shares”— [    ] Baskets of Shares comprising [    ] Shares agreed to be purchased from the Trust by the Initial Purchaser.

“Investment Act” — The German Investment Act (Investmentgesetz), as amended.

“Investment Company Act” — The Investment Company Act of 1940, as amended.

“IRS” — The Internal Revenue Service.

“MAS” — The Monetary Authority of Singapore.

“Monthly revaluation convention” — The convention pursuant to which the Trust generally will credit or debit, respectively, the “book” capital accounts of holders of existing Shares with any unrealized gain or loss in the Trust’s assets based on the lowest fair market value of the assets and shares, respectively, during the month in which the creation or redemption transaction takes place, rather than the fair market value at the time of such creation or redemption.

“NAV” — The net asset value per Share.

“NFA” — National Futures Association.

“Non-U.S. Holder” — A beneficial owner of Shares that is not a U.S. Holder.

“OTC” — Over-the-counter.

“Passthru Payments” — “Passthru payments” within the meaning of Section 1471(d)(7) of the Code.

“Plan” — Any (a) employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of ERISA, as set forth in Title I thereof, (b) plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, including individual retirement accounts and Keogh plans, (c) entity whose underlying assets include plan assets by reason of a plan’s investment in such entity.

“Plan Asset Rules” — Section 3(42) of ERISA and the regulations issued by DOL at 29 C.F.R. Section 2510.3-101.

“Processing Agent” — SEI Investments Distribution Co., a Pennsylvania corporation, when acting in its capacity as an agent of the Trustee pursuant to the Trust Agreement.

“Position Limits Rules” — The CFTC regulations adopted in October 2011 that imposes new federal position limits on futures and options on a subset of energy, metal, and agricultural commodities and economically equivalent swaps.

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“Prospectus Directive” — Directive 2003/71/EC and any relevant implementing measure by a Relevant Member State.

“PTCE” — Prohibited Transaction Class Exemption.

“QPTP” — A “qualified publicly traded partnership” within the meaning of Section 851 of the Code.

“Referenced contracts” — Futures and options on certain energy, metal, and agricultural commodities, that would be subject to federal position limits under the 2011 Proposed Rule.

“Regulation No. 11971” — CONSOB Regulation No. 11971 of May 14, 1999, as amended.

“Relevant Member State” — Each member state of the European Economic Area that has implemented Directive 2003/71/EC.

“Reportable Transaction” — A “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code.

“Reverse section 704(c) allocations” — Allocations of items of the Trust’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Trust at the time new Shares are issued or old Shares are redeemed.

“RIC” — A “regulated investment company” within the meaning of Section 851 of the Code.

“RIC Qualifying Income” — Income derived from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or securities or foreign currencies or other income derived with respect to its business of investing in stock, securities or currencies.

“SEC” — The Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Securities Act” — The United States Securities Act of 1933, as amended.

“Securities Prospectus Act” — The German Securities Prospectus Act (Wertpapierprospektgesetz), as amended.

“SFA” — The Securities and Futures Act, Chapter 289 of Singapore, as amended.

“SFO” — The Securities and Futures Ordinance of Hong Kong, as amended.

“Shareholders” — Owners of beneficial interests in the Shares.

“Shares” — Units of fractional undivided beneficial interest in the net assets of the Trust that are issued by the Trust.

“Short-Term Securities” — U.S. Treasury securities or other short-term securities and similar securities, in each case that are eligible as margin deposits for futures contracts under the rules of the Exchange.

“Sponsor” — iShares® Delaware Trust Sponsor LLC, a Delaware limited liability company, when acting in its capacity as Sponsor of the Trust. The Sponsor is registered with the CFTC as a commodity pool operator.

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“Sponsor’s Fee” — An allocation to be paid by the Trust to the Sponsor monthly in arrears, which will accrue daily at an annualized rate equal to [    ]% of the Adjusted Net Asset Value of the Trust.

“Supervisory Committee” — The Supervisory Committee for the DJ-UBS CI, which is responsible for making all final decisions relating to the Index, the DJ-UBS CI and the DJ-UBS Roll Select CI.

“Tax Administrator” — [            ].

“Tax Matters Partner” — The Sponsor, in its capacity as “tax matters partner” of the Trust within the meaning of Section 6231(a)(7) of the Code.

“Trust” — The Dow Jones-UBS Roll Select Commodity Index Trust, a Delaware statutory trust formed pursuant to the Trust Agreement.

“Trust Administrator” — An administrator appointed by the Trustee pursuant to the Trust Agreement. The Trustee has appointed as Trust Administrator State Street Bank and Trust Company, a trust company organized under the laws of Massachusetts.

“Trust Agreement” — The Amended and Restated Trust Agreement among the Sponsor, the Trustee and the Delaware Trustee.

“Trustee” — BlackRock Institutional Trust Company, N.A., a national banking association and an indirect subsidiary of BlackRock, Inc., when acting in its capacity as Trustee of the Trust.

“UBTI” — “Unrelated business taxable income” within the meaning of Section 512 of the Code.

“UBS AG” — UBS AG, a Swiss company.

“UBS Securites” — UBS Securities LLC, a Delaware limited liability company.

“U.S. Holder” — A beneficial owner of Shares that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Shares.

“WAV” — The weighted average value of the DJ-UBS CI or the DJ-UBS Roll Select CI, as the case may be. During roll periods, the WAV associated with the existing index components is referred to as the “Old WAV,” and the WAV associated with the replacement index components is referred to as the “New WAV.”

“Withholdable Payments” — “Withholdable payments” within the meaning of Section 1473(1) of the Code.

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PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The trust will not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses will be paid by the Sponsor. The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below.

Registration fees for the iShares		$114.60
Printing and engraving expenses	$		[ ]*
Legal fees and expenses	$		[ ]*
Accounting	$		[ ]*
Miscellaneous	$		[ ]*

Total	$		[ ]*

*	To be provided by amendment.

Item 14.	Indemnification of Directors and Officers.

Section 5.11(b) of the Trust Agreement provides that the Trustee shall indemnify the Sponsor, its directors, employees and agents against, and hold each of them harmless from, any loss, liability, cost, expense or judgment (including reasonable fees and expenses of counsel) (1) caused by the negligence or bad faith of the Trustee or (2) arising out of any information furnished in writing to the Sponsor by the Trustee expressly for use in the registration statement, or any amendment thereto or periodic report, filed with the SEC relating to the Shares that is not materially altered by the Sponsor.

Section 5.11(d) of the Trust Agreement provides that the Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act of 1933, as amended) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense arising out of or in connection with the performance of their obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement and incurred without their (1) negligence, bad faith or willful misconduct or (2) reckless disregard of their obligations and duties under the Trust Agreement.

Section 12 of the Investment Advisory Agreement provides that the Advisor and its shareholders, directors, officers, employees, affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability, cost, expense or judgment (including the reasonable fees and expenses of counsel) arising out of or in connection with the performance of its obligations under the Investment Advisory Agreement or any actions taken in accordance with the provisions of the Investment Advisory Agreement and incurred without their (1) negligence, bad faith or willful misconduct or (2) reckless disregard of their obligations and duties under the Investment Advisory Agreement.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Number		Description
[1.1	]	[Form of Distribution Agreement*]

3.1		Certificate of Formation

4.1		Trust Agreement

4.2		Form of Authorized Participant Agreement*

5.1		Opinion of [ ] as to legality*

8.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to tax matters*

10.1		Investment Advisory Agreement*

10.2		Form of Futures Commission Merchant Agreement*

23.1		Consent of [ ], included in Exhibit 5.1*

23.2		Consent of Skadden, Arps, Slate, Meagher & Flom LLP, included in Exhibit 8.1*

23.3		Consent of Independent Registered Public Accounting Firm*

24.1		Powers of Attorney (included on the signature page to the Registration Statement)**

*	To be filed by amendment.
**	Previously filed

(b)	Financial Statement Schedules: Not Applicable.

Item 17.	Undertakings.

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each of the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by each of the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance or Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability proposes of the issuer and any person that is at that date an underwriter such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchase with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on June 22, 2012.

iSHARES® DOW JONES-UBS ROLL SELECT COMMODITY INDEX TRUST

By:	iShares® Delaware Trust Sponsor LLC, its sponsor

By:	BlackRock Asset Management International, Inc., its manager

By:	/s/ PATRICK DUNNE
Name:	Patrick Dunne
Title:	CEO, iShares Delaware Trust Sponsor LLC

By:	/s/ JACK GEE
Name:	Jack Gee
Title:	CFO, BlackRock Asset Management International, Inc.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ PATRICK DUNNE Patrick Dunne	Director, Chief Executive Officer, President	June 22, 2012

/s/ JACK GEE Jack Gee	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer	June 22, 2012

/s/ MANISH MEHTA Manish Mehta	Director	June 22, 2012

/s/ PHILIP JENSEN** Philip Jensen	Director	June 22, 2012

/s/ PETER F. LANDINI** Peter F. Landini	Director	June 22, 2012

/s/ KIMUN LEE** Kimun Lee	Director	June 22, 2012

*	The Registrant is a trust and the persons are signing in their capacities as officers or directors of iShares® Delaware Trust Sponsor LLC, the sponsor of the Registrant.
**	By Patrick Dunne, Attorney-in-Fact.